AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 20, 2004.


                           REGISTRATION NO. 333-119951

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 AMENDMENT NO. 1
                                       TO
                                    FORM S-1

                             Registration Statement
                                      Under
                           The Securities Act of 1933

                             USA TECHNOLOGIES, INC.

             (Exact Name of Registrant as Specified in its Charter)

   Pennsylvania                      7359                      23-2679963
   ------------                      ----                      ----------
 (State or other         (Primary Standard Industrial       (I.R.S. Employer
 jurisdiction of          Classification Code Number)      Identification No.)
incorporation or
  organization)

                          100 Deerfield Lane, Suite 140
                           Malvern, Pennsylvania 19355
              (Address of principal executive offices and zip code)

                              George R. Jensen, Jr.
                             Chief Executive Officer
                             USA Technologies, Inc.
                          100 Deerfield Lane, Suite 140
                           Malvern, Pennsylvania 19355
                                 (610) 989-0340
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   Copies to:
                            Douglas M. Lurio, Esquire
                            Lurio & Associates, P. C.
                               One Commerce Square
                         2005 Market Street, Suite 2340
                           Philadelphia, PA 19103-7015
                                 (215) 665-9300

                      Approximate date of proposed sale to
                    the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box: [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If the delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE



TITLE OF EACH
CLASS OF                              PROPOSED       PROPOSED
SECURITIES         AMOUNT             MAXIMUM         MAXIMUM         AMOUNT OF
TO BE              TO BE           OFFERING PRICE    AGGREGATE      REGISTRATION
REGISTERED         REGISTERED        PER UNIT(5)   OFFERING PRICE       FEE
--------------------------------------------------------------------------------
Common Stock,
no par value    1,465,812 shares(1)     $.16       $   234,530       $  21.58
                1,251,865 shares(2)     $.16       $   200,298       $  18.43
               17,500,000 shares(3)     $.16       $ 2,800,000       $ 257.60
               15,108,667 shares(4)     $.36       $ 5,439,120       $ 500.40
                                                   -----------       --------
 Total         35,326,344 shares(6)                $ 8,673,948       $ 798.01(7)
                                                   ===========       ========



(1) This registration statement amends our registration statement on Form SB-2, Commission File No. 333-101032, and pursuant to Rule 429 of the Securities Act of 1933, as amended, carries forward 1,465,812 shares issuable upon exercise the options granted to the former owners of options to purchase shares of Stitch Networks, Inc.

(2) This registration statement amends our registration statement on Form SB-2, Commission File No. 333-101032, and pursuant to Rule 429 of the Securities Act of 1933, as amended, carries forward 1,251,865 shares issued to the former stockholders of Stitch Networks, Inc.

(3) This registration statement amends our registration statement on Form SB-2, Commission File No. 333-101032, and pursuant to Rule 429 of the Securities Act of 1933, as amended, carries forward 7,500,000 shares already issued to Kazi Management and 10,000,000 shares issuable to Kazi Management upon exercise of warrants.

(4) This registration statement amends our registration statement on Form SB-2, Commission File No. 333-110148, and pursuant to Rule 429 of the Securities Act of 1933, as amended, carries forward 15,108,667 shares issued to Bayview Technology Group, LLC.

(5) Pursuant to Rule 457c, the registration fee has been calculated at the average of the bid and ask price within 5 days prior to the date of the filing of the original registration statement relating to the shares.


(6) This Amendment No. 1 no longer covers 585,668 shares issued to our senior noteholders who exercised warrants and 2,592,236 shares issuable to our senior noteholders upon exercise of outstanding warrants. These shares had been reflected in the registration statement filed on October 25, 2004. These warrants expired on October 29, 2004, and our obligations to register the shares underlying these warrants has expired.


(7) The filing fee of $798.01 was previously paid in connection with and at the time of the filing of the original registration statements relating to the shares. All of the shares covered by this Registration Statement are being carried forward pursuant to Rule 429 of the Securities Act of 1933, as amended.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission ("SEC") is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                                   PROSPECTUS

                             USA TECHNOLOGIES, INC.
                        35,326,344 shares of Common Stock

                                  THE OFFERING

The resale of up to 35,326,344 shares of common stock in the over-the-counter market at the prevailing market price or in negotiated transactions. We will receive no proceeds from the sale of the shares by the selling shareholders. However, we will receive proceeds from the sale of shares issuable upon the exercise of warrants or options by the selling shareholders. Because the selling shareholders will offer and sell the shares at various times, we have not included in this prospectus information about the price to the public of the shares or the proceeds to the selling shareholders.

All of the shares covered by this prospectus have been previously registered by us for resale under the Act and are being carried forward in this prospectus as permitted by Rule 429 of the Act.


Our common stock is included for quotation on the over-the-counter bulletin board under the symbol "USTT." The closing bid price for the common stock on December 13, 2004, was $.13 per share.


THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD PURCHASE SHARES ONLY IF YOU CAN AFFORD A COMPLETE LOSS. Please refer to Risk Factors beginning on Page 6.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities or passed on the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.


The date of this prospectus is December 20, 2004.


                                TABLE OF CONTENTS



Prospectus Summary ..........................................    5
Forward Looking Statements...................................    6
Risk Factors ................................................    6
Use of Proceeds .............................................   13
Selected Financial Data......................................   13
Quarterly Financial Data.....................................   14
Quantitative and Qualitative Disclosures
  About Market Risk..........................................   15
Managements Discussion And Analysis of
  Financial Condition And Results of Operations..............   15
Business ....................................................   30
Management ..................................................   46
Principal Shareholders ......................................   53
Certain Transactions ........................................   55
Selling Shareholders ........................................   56
Market for Common Stock .....................................   60
Plan of Distribution ........................................   63
Description of Securities ...................................   64
Legal Matters ...............................................   70
Experts .....................................................   70
Where You Can Find Additional Information....................   70
Financial Statements ........................................  F-1

                               PROSPECTUS SUMMARY

OUR COMPANY

USA Technologies, Inc. (the "Company") was incorporated in the Commonwealth of Pennsylvania in January 1992. The Company offers a suite of networked devices and associated wireless non-cash payment, control/access management, remote monitoring and data reporting services, as well as energy management products. As a result of the acquisition of the assets of Bayview Technology Group, LLC ("Bayview") in July 2003, our Company also manufactures and sells energy management products which reduce the power consumption of various equipment, such as refrigerated vending machines and glass front coolers, thus reducing the energy costs associated with operating this equipment.

OUR BUSINESS

Our networked devices and associated services enable the owners and operators of everyday, stand-alone, distributed assets, such as vending machines, personal computers, copiers, faxes, kiosks and laundry equipment, the ability to remotely monitor, control and report on the results of these distributed assets, as well as the ability to offer their customers alternative cashless payment options.

OUR MARKET

Our customers fall into the following categories; vending machine owners and/or operators, business center operators which include hotels and audio visual companies, commercial laundry operators servicing colleges and universities, brand marketers wishing to provide their products or services via kiosks or vending machines and equipment manufacturers such as consumer electronics, appliances, building control systems, factory equipment and computer peripherals that would like to incorporate the technological features of our networked devices (i.e. remote monitoring, reporting and control as well as cashless payments) into their products. Customers for our energy management products also include energy utility companies, schools and operators of glass front coolers.

RESEARCH AND DEVELOPMENT COSTS

Research and development expenses, which are included in general and administrative and compensation expense in the Consolidated Statements of Operations, were $688,000, $1,505,000, and $1,187,000 for the years ended June 30, 2004, 2003 and 2002, respectively, and $129,000 for the three months ended September 30, 2004.

ABOUT OUR OFFERING

Our selling shareholders are as of the date of this prospectus as follows:

* holders of  23,860,532 shares


* holders of unexercised options and warrants which if exercised would represent 11,465,812 shares (based upon the price of our shares of $.13 on December 13, 2004, 10,000,000 of these options and warrants have exercise prices less than this share price)

Based upon the shares outstanding as of September 30, 2004 of 359,785,148, if all of these warrants and options are exercised, and all of these shares were issued and outstanding as of such date, we would have 371,250,960 shares outstanding.

All of the shares covered by this prospectus have been previously registered by us for resale under the Act and are being carried forward in this prospectus as permitted by Rule 429 of the Act.

These shares would be offered by our selling shareholders at the market price at the time of resale. Our selling shareholders may also sell their shares to other investors in a transaction not on the open market. There is no requirement that our selling shareholders sell their shares pursuant to this prospectus.

We will not receive any of the proceeds raised by the offering. We would receive proceeds from the exercise by the selling shareholders of the warrants and options referred to above.

                           FORWARD LOOKING STATEMENTS

This prospectus contains certain forward looking statements regarding, among other things, the anticipated financial and operating results of the Company. For this purpose, forward looking statements are any statements contained herein that are not statements of historical fact and include, but are not limited to, those preceded by or that include the words, "believes," "expects," "anticipates," or similar expressions. Those statements are subject to known and unknown risks, uncertainties and other factors that could cause the actual results to differ materially from those contemplated by the statements. The forward looking information is based on various factors and was derived using numerous assumptions. Important factors that could cause the Company's actual results to differ materially from those projected, include, for example (i) the ability of the Company to generate sufficient sales to generate operating profits, or to sell products at a profit, (ii) the ability of the Company to raise funds in the future through sales of securities, (iii) whether the Company is able to enter into binding agreements with third parties to assist in product or network development, (iv) the ability of the Company to commercialize its developmental products, or if actually commercialized, to obtain commercial acceptance thereof, (v) the ability of the Company to compete with its competitors to obtain market share, (vi) the ability of the Company to obtain sufficient funds through operations or otherwise to repay its debt obligations including but not limited to Senior Notes, or to fund development and marketing of its products; (vii) the ability of the Company to obtain approval of its pending patent applications, (viii) the ability of the Company to satisfy its trade obligations included in accounts payable and accrued liabilities, and (ix) the ability of the Company to predict or estimate its future quarterly or annual revenues given the developing and unpredictable market for its products and the lack of established revenues. Although the Company believes that the forward looking statements contained herein are reasonable, it can give no assurance that the Company's expectations will be met.

                                  RISK FACTORS

An investment in our common stock is very risky. You should be aware that you could lose the entire amount of your investment. Prior to making an investment decision, you should carefully consider the following risk factors and the other information contained in this prospectus.

1. We have a history of losses since inception and if we continue to incur losses the price of our shares can be expected to fall.

We have experienced losses since inception. We expect to continue to incur losses for the foreseeable future as we expend substantial resources on sales, marketing, and research and development of our products. From our inception through June 30, 2004, our cumulative losses are approximately $97,600,000. For our fiscal years ended June 30, 2002, 2003 and 2004, we have incurred net losses of $17,314,807, $21,965,499 and $21,426,178, respectively. For the three months ended September 30, 2004, we have incurred a net loss of $3,640,637. If we continue to incur losses, the price of our common stock can be expected to fall.

2. Our existence is dependent on our ability to raise capital which may not be available.

There is currently limited experience upon which to assume that our business will prove financially profitable or generate more than nominal revenues. From inception, we have generated funds primarily through the sale of securities. There can be no assurances that we will be able to continue to sell additional securities. We expect to raise funds in the future through sales of our debt or equity securities until such time, if ever, as we are able to operate profitably. There can be no assurance given that we will be able to obtain funds in such manner or on terms that are beneficial to us. For the year ended June 30, 2004 we were using funds in our operations on a monthly basis of approximately $1,050,000. These cash flows were impacted by working capital increases that were disproportionate to the increase in revenues and included working capital required as a result of the Bayview acquisition. Excluding these working capital requirements, cash used in operating activities would have been approximately $850,000 per month for fiscal year 2004. Using that as a basis for estimating cash requirements for the year ending June 30, 2005, along with requirements for capital expenditures and repayment of long term debt, the Company's cash needs would approximate $10,500,000 through June 30, 2005. Our inability to obtain needed funding can be expected to have a material adverse effect on our operations and our ability to achieve profitability. If we fail to generate increased revenues or fail to sell additional securities you may lose all or a substantial portion of your investment.

3. We received an opinion from our auditor which raises substantial doubt about our ability to continue as a going concern.

Our auditors, Ernst and Young, LLP, have included an explanatory paragraph in their report on our June 30, 2004 consolidated financial statements indicating that as of June 30, 2004, there is substantial doubt about our ability to continue as a going concern. We will require additional funds in the future, and there can be no assurance that any independent auditors` report on our future financial statements will not include a similar explanatory paragraph if we are unable to raise sufficient funds or generate sufficient cash from operations to cover the cost of our operations. The existence of the explanatory paragraph may adversely affect our relationship with prospective customers, suppliers and potential investors, and therefore could have a material adverse effect on our business, financial condition and results of operations.

4. We depend on our key personnel and if they would leave us, our business could be adversely affected.

We are dependent on key management personnel, particularly the Chairman and Chief Executive Officer, George R. Jensen, Jr. The loss of services of Mr. Jensen or other executive officers would dramatically affect our business prospects. Certain of our employees are particularly valuable to us because:

o they have specialized knowledge about our company and operations;

o they have specialized skills that are important to our operations; or

o they would be particularly difficult to replace.

We have entered into an employment agreement with Mr. Jensen that expires in June 30, 2005. We have also entered into employment agreements with other executive officers, each of which contain non-compete agreements. We have obtained a key man life insurance policy in the amount of $2,000,000 on Mr. Jensen, and a key man life insurance policy in the amount of $1,000,000 on our Vice-President-Research and Development, Haven Brock Kolls, Jr.

We do not have and do not intend to obtain key man life insurance coverage on any of our other executive officers. As a result, we are exposed to the costs associated with the death of these key employees.

5. USA's dependence on proprietary technology and limited ability to protect our intellectual property may adversely affect our ability to compete.

A successful challenge to our ownership of our technology could materially damage our business prospects. Our technology may infringe upon the proprietary rights of others. Our success is dependent in part on our ability to obtain patent protection for our proprietary products, maintain trade secret protection and operate without infringing the proprietary rights of others.


Through November 8, 2004, we have 32 pending patent applications, and intend to file applications for additional patents covering our future products, although there can be no assurance that we will do so. In addition, there can be no assurance that we will maintain or prosecute these applications. The United States Government and other countries have granted us 55 patents as of November 8, 2004. There can be no assurance that:


o any of the remaining patent applications will be granted to us;

o we will develop additional products that are patentable or do not infringe the patents of others;

o any patents issued to us will provide us with any competitive advantages or adequate protection for our products;

o any patents issued to us will not be challenged, invalidated or circumvented by others; or

o any of our products would not infringe the patents of others.

If any of the products are found to have infringed any patent, there can be no assurance that we will be able to obtain licenses to continue to manufacture and license such product or that we will not have to pay damages as a result of such infringement. Even if a patent application is granted for any of our products, there can be no assurance that the patented technology will be a commercial success or result in any profits to us.

6. Competition from others with greater resources could prevent USA from increasing revenue and achieving profitability.

Competition from other companies which are well established and have substantially greater resources may reduce our profitability. Many of our competitors have established reputations for success in the development, sale and service of high quality products. We face competition from the following groups:

o companies offering automated, credit card activated control systems in connection with facsimile machines, personal computers, debit card purchase/revalue stations, and use of the Internet and e-mail which directly compete with our products;

o companies which have developed unattended, credit card activated control systems currently used in connection with public telephones, prepaid telephone cards, gasoline dispensing machines, or vending machines and are capable of developing control systems in direct competition with USA; and

o businesses which provide access to the Internet and personal computers to hotel guests. Although these services are not credit card activated, such services would compete with USA's Business Express(R).

Competition may result in lower profit margins on our products or may reduce potential profits or result in a loss of some or all of our customer base. To the extent that our competitors are able to offer more attractive technology, our ability to compete could be adversely affected.

7. The termination of any of our relationships with third parties upon whom we rely for supplies and services that are critical to our products could adversely affect our business and delay achievement of our business plan.

We depend on arrangements with third parties for a variety of component parts used in our products. We have contracted with RadiSys Corporation and Masterwork Electronics to assist us to develop and manufacture our e-Port(TM) products. For other components, we do not have supply contracts with any of our third-party suppliers and we purchase components as needed from time to time. See "Business-Procurement". We have contracted with IBM to develop our network services so that these services are Internet capable as well as interact with our proposed media capable e-Post(TM). We have contracted with IBM to host our network in a secure, 24/7 environment to ensure reliability of our network services. If these business relationships are terminated, the implementation of our business plan may be delayed until an alternative supplier or service provider can be retained. If we are unable to find another source or one that is comparable, the content and quality of our products could suffer and our business, operating results and financial condition could be harmed.

8. We do not expect to pay cash dividends in the foreseeable future and therefore investors should not anticipate cash dividends on their investment.

The holders of our common stock and series A preferred stock are entitled to receive dividends when, and if, declared by our board of directors. Our board of directors does not intend to pay cash dividends in the foreseeable future, but instead intends to retain any and all earnings to finance the growth of the business. To date, we have not paid any cash dividends on the common stock or series A preferred stock and there can be no assurance that cash dividends will ever be paid on the common stock.

In addition, our articles of incorporation prohibit the declaration of any dividends on the Common Stock unless and until all unpaid and accumulated dividends on the Series A preferred stock have been declared and paid. Through September 30, 2004, the unpaid and cumulative dividends on the series A preferred stock equal $7,069,237. The unpaid and cumulative dividends on the series A preferred stock are convertible into shares of common stock at the rate of $10.00 per share at the option of the shareholder. Through September 30, 2004, $2,684,444 of unpaid and cumulative dividends on the Series A Preferred Stock were converted into 288,521 shares of common stock. See "Description of Securities-Series A Convertible Preferred Stock."

9. We may fail to gain widespread market acceptance of our products and not generate sufficient revenues or profit margins to become successful.

There can be no assurance that demand for our products will be sufficient to enable us to become profitable. Likewise, no assurance can be given that we will be able to install the TransActs and e-Ports at enough locations or sell equipment utilizing our network to enough locations to achieve significant revenues or that our operations can be conducted profitably. Alternatively, the locations which would utilize the network may not be successful locations and our revenues would be adversely affected. We may in the future lose locations utilizing our products to competitors, or may not be able to install our products at competitor's locations. In addition, there can be no assurance that our products could evolve or be improved to meet the future needs of the market place.

10. The lack of an established trading market may make it difficult to transfer our stock and you may not be able to sell your shares on our trading market.

Our Common Stock is traded on the OTC Bulletin Board. Although there is limited trading in the Common Stock, there is no established trading market. Until there is an established trading market, holders of the common stock may find it difficult to dispose of, or to obtain accurate quotations for the price of the common stock. See "Description of Securities - Shares Eligible For Future Sale" and "Market For Common Stock."

11. There are rules governing low-priced stocks that may make it more difficult for you to resell your shares.

Our common stock is currently considered a "penny stock" under federal securities laws since its market price is below $5.00 per share. Penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our shares to certain investors.

Broker-dealers who sell penny stock to certain types of investors are required to comply with the SEC's regulations concerning the transfer of penny stock. If an exemption is not available, these regulations require broker-dealers to:

- make a suitability determination prior to selling penny stock to the purchaser;

- receive the purchaser's written consent to the transaction; and - provide certain written disclosures to the purchaser.

- These rules may affect the ability of broker-dealers to make a market in or trade our shares. This, in turn, may affect your ability to resell those shares in the public market.

12. The substantial market overhang of our shares and registered resales under this prospectus will tend to depress the market price of our shares.

The substantial number of our shares currently eligible for sale in the open market will tend to depress the market price of our shares. See "Description of Securities--Shares Eligible for Future Sale" and "Market for Securities". As of September 30, 2004, these shares consisted of the following:

- 359,785,148 shares of Common Stock

- 522,742 shares of Preferred Stock


- 33,927,319 shares underlying Common Stock options and warrants; and


- 47,301,320 shares underlying our Convertible Senior Notes.

13. Sales of shares eligible for future sale from exercise of warrants and options could depress the market price of our common stock.


As of September 30, 2004, we had issued and outstanding options to purchase 1,897,472 shares of our common stock and warrants to purchase 32,029,847 shares. The shares underlying all of these options and warrants have been registered and may be freely sold upon issuance. Market sales of large amounts of our common stock, or the potential for those sales even if they do not actually occur, may have the effect of depressing the market price of our common stock. In addition, if our future financing needs require us to issue additional shares of common stock or securities convertible into common stock, the supply of common stock available for resale could be increased which could stimulate trading activity and cause the market price of our common stock to drop, even if our business is doing well.


14. We are obligated to make substantial principal and interest payments to the holders of the Senior Notes for which funds may not be available or would use our available working capital.

As of the September 30, 2004 we have approximately $451,152 of unsecured senior notes due on December 31, 2004, approximately $3,001,791 of unsecured senior notes due on December 31, 2005, approximately $3,213,500 of unsecured notes due on December 31, 2006, and approximately $3,019,397 of unsecured notes due on December 31, 2007. These notes accrue cash interest at the rate of twelve percent (12%) per year. We are required to make quarterly interest payments totaling approximately $290,575 or $1,162,301 each year.


On November 3, 2004 the Company authorized the issuance of up to $2,500,000 of Senior Notes convertible into shares of Common Stock at $0.10 per share and maturing on June 30, 2007 (2004-B Senior Notes). Interest is payable quarterly at a rate of 10% per annum. Through December 13, 2004, the Company received $752,195 in gross proceeds from this Senior Note offering. For the notes sold through December 13, 2004, required quarterly interest payments total approximately $18,805 or $75,220 for a year.


Until the Senior Notes have been paid by us, they will be reflected as a liability on our financial statements, net of the related unamortized discount and other issuance costs.

Our ability to satisfy the debt obligations is dependent on our future performance, the success of our product lines and on our ability to raise capital. Our performance is also subject to financial, business and market factors affecting our business and operations.

We anticipate that the Senior Notes will either be converted into Common Stock or be paid from cash generated from operations, as well as proceeds from securities offerings. However, there can be no assurance that we will meet our obligations to pay quarterly interest on or the principal amount of the senior notes at maturity. The payment of the interest and principal on these notes would utilize our available working capital which would not be available for other purposes.

15. Our exchange of New Senior Notes to our 2004 Senior Note holders may have been in violation of the registration provisions of the securities laws. As a result, certain of our note holders may be granted the right to rescind the exchange and demand the return of their old note to them by us which matures in December 2004. The repayment of these notes in December 2004 would adversely affect our liquidity.

The holders of $4,067,491 of our Senior Notes due December 31, 2007, may have a right to rescind the exchange of these notes for notes originally due December 31, 2004, and demand that we return to them the $4,067,491 of notes due December 31, 2004. As of September 30, 2004, $3,019,397 of these notes remain outstanding. During the period from March 2003 through December 2003, we granted to each holder of the notes due December 31, 2004 the right to extend the notes until December 31, 2007 and in such event agreed that the conversion rate of the note would be reduced from $.40 to $.20. On April 14, 2003 we filed a Registration Statement which included the shares underlying the 2007 notes. Because the exchange offering was not completed prior to the filing of this registration statement, the exchange offer may be deemed to have been in violation of the registration requirements of Section 5 of the Act. As a result, we removed all of the shares underlying the 2007 Notes from that registration statement. Generally, the statute of limitations for this type of claim is one year after the date of the alleged violations and if successful, would entitle the Note holders to rescind the issuance of the new notes to them and demand a return of the 2004 Senior Notes. If all of the note holders demanded the return of their notes, we would be obligated to repay the $4,067,491 principal amount on December 31, 2004 rather than on December 31, 2007. This repayment could significantly exceed our cash reserves and require us to borrow funds (which may not be available) and would materially and adversely affect our results of operations and financial condition.

                                 USE OF PROCEEDS

We will not receive any of the proceeds from the sales of our Common Stock by the selling shareholder. The selling shareholders entitled to receive the net proceeds from any sales of our common stock begins on page 56 of this prospectus. We will, however, receive proceeds from the exercise of any options or warrants by the selling shareholders.

As of the date of this prospectus, we would receive $1,016,859 of proceeds from the exercise of all these options and warrants at the stated exercise price. As of the date hereof, the exercise price of 10,000,000 of these options and warrants (exercisable for a total of $775,000) are in the money.

                             SELECTED FINANCIAL DATA


The following selected financial data for the five years ended June 30, 2004 are derived from the audited consolidated financial statements of USA Technologies, Inc. The financial data for the three months ended September 30, 2004 and 2003 are derived from unaudited consolidated financial statements. The unaudited consolidated financial statements include all adjustments, consisting of normal recurring accruals, which USA Technologies, Inc. considers necessary for a fair presentation of the financial position and the results of operations for these periods. Operating results for the three months ended September 30, 2004 are not necessarily indicative of the results that may be expected for the entire year ending June 30, 2005. The data should be read in conjunction with the consolidated financial statements, related notes, and other financial information.




                                                                                                           THREE MONTHS ENDED
                                                  YEAR ENDED JUNE 30                                           SEPTEMBER 30
                        ---------------------------------------------------------------------------    ----------------------------
                             2004           2003           2002             2001           2000            2004            2003
                        ---------------------------------------------------------------------------    ----------------------------
OPERATIONS DATA

Revenues                $  5,632,815    $  2,853,068    $  1,682,701    $  1,451,002   $  2,054,341    $  1,032,578    $  1,680,608

Loss before
 cumulative effect of
 accounting change      $(21,426,178)   $(21,965,499)   $(17,314,807)   $(10,135,244)  $ (8,404,481)   $ (3,640,637)   $ (9,303,084)

Cumulative effect of
 accounting change                --              --              --        (821,000)            --              --              --

Net loss                 (21,426,178)    (21,965,499)    (17,314,807)    (10,956,244)    (8,404,481)     (3,640,637)     (9,303,084)

Cumulative preferred
 dividends                  (786,513)       (793,586)       (822,561)       (836,541)      (930,078)       (392,057)       (393,369)
                        -----------------------------------------------------------------------------------------------------------
Loss applicable to
 common shares          $(22,212,691)   $(22,759,085)   $(18,137,368)   $(11,792,785)  $ (9,334,559)   $ (4,032,694)   $ (9,696,453)
                        ===========================================================================================================
Loss per common share
 (basic and diluted)
  Loss before
   cumulative effect
   of accounting change $      (0.08)   $      (0.20)   $      (0.50)   $      (0.65)  $      (0.92)   $      (0.01)   $      (0.04)

  Cumulative effect of
   accounting change              --              --              --           (0.05)            --              --              --
                        -----------------------------------------------------------------------------------------------------------
  Net loss              $      (0.08)   $      (0.20)   $      (0.50)   $      (0.70)  $      (0.92)   $      (0.01)   $      (0.04)
                        ===========================================================================================================
Cash dividends per
  common share          $         --    $         --    $         --    $         --   $         --    $         --    $         --

BALANCE SHEET DATA
Total assets            $ 25,880,577    $ 17,892,681    $ 17,056,773    $  6,180,061   $  4,509,208    $ 22,936,222    $ 30,629,677
Convertible Senior
 Notes and other
  long-term debt        $  6,630,405    $  8,033,083    $  7,117,453    $  4,289,858   $  2,723,367    $  6,936,958    $  6,427,611
Shareholders' equity
 (accumulated deficit)  $ 14,108,662    $  3,692,083    $  3,395,892    $ (2,400,897)  $   (155,482)   $ 11,086,917    $ 17,571,712

(a) The cumulative effect of an accounting change in fiscal year 2001 reflects a catch up adjustment as required by EITF Issue 00-27, Application of EITF Issue 98-5, "Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios to Certain Convertible Instruments" in connection with $4.6 million of Convertible Senior Notes issued by the Company in 1999.

(b) During fiscal year 2001 the Company recorded an $863,000 loss on a exchange of debt which was originally reported as an extraordinary loss. In accordance with the provisions of SFAS No. 145, "Recission of FASB Statements No. 4, 44 and 62, Amendment of SFAS No. 13, and Technical Corrections," such loss was reclassified to a loss from continuing operations.

(c) In May 2002 the Company acquired Stitch Networks Corporation. In July 2003 the Company acquired substantially all the assets of Bayview Technology Group, LLC. Both acquisitions have been accounted for using the purchase method and, accordingly, are included in the Company's results of operations from their respective dates of acquisition.

                            QUARTERLY FINANCIAL DATA


Unaudited quarterly results of operations for the years ended June 30, 2004 and 2003 and the three months ended September 30, 2004 follow and should be read in conjunction with the consolidated financial statements, related notes and other financial information and the Company's quarterly reports on Form 10-QSB for the fiscal years 2004 and 2003 and Form 10-Q for the fiscal year 2005.



                                                 FIRST            SECOND          THIRD            FOURTH
                                                QUARTER          QUARTER         QUARTER           QUARTER          YEAR
                                             ---------------------------------------------------------------------------------
YEAR ENDED JUNE 30, 2004

Revenues                                     $  1,680,608     $  1,914,586     $  1,352,689     $    684,932     $  5,632,815

Gross profit                                 $    598,445     $    831,167     $    281,747     $   (408,236)    $  1,303,123

Net loss                                     $ (9,303,084)    $ (3,737,624)    $ (3,383,570)    $ (5,001,900)    $(21,426,178)

Cumulative preferred dividends               $   (393,369)    $         --     $   (393,144)    $         --     $   (786,513)

Loss applicable to common shares             $ (9,696,453)    $ (3,737,624)    $ (3,776,714)    $ (5,001,900)    $(22,212,691)

Loss per common share (basic and diluted)    $      (0.04)    $      (0.01)    $      (0.01)    $      (0.02)    $      (0.08)


YEAR ENDED JUNE 30, 2003

Revenues                                     $    734,445     $    774,647     $    724,238     $    619,738     $  2,853,068

Gross profit                                 $     66,985     $    102,707     $      6,465     $   (294,532)    $   (118,375)

Net loss                                     $ (3,574,218)    $ (3,630,997)    $ (5,337,683)    $ (9,422,601)    $(21,965,499)

Cumulative preferred dividends               $   (396,962)    $         --     $   (396,624)    $         --     $   (793,586)

Loss applicable to common shares             $ (3,971,180)    $ (3,630,997)    $ (5,734,307)    $ (9,422,601)    $(22,759,085)

Loss per common share (basic and diluted)    $      (0.06)    $      (0.04)    $      (0.05)    $      (0.05)    $      (0.20)


THREE MONTHS ENDED SEPTEMBER 30, 2004

Revenues                                     $  1,032,578

Gross profit                                 $    130,534

Net loss                                     $ (3,640,637)

Cumulative preferred dividends               $   (392,057)

Loss applicable to common shares             $ (4,032,694)

Loss per common share (basic and diluted)    $      (0.01)

           QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

The Company's exposure to market risks for interest rate changes is not significant. Interest rates on its Senior Notes and long-term debt are generally fixed and its investments in cash equivalents and other securities are not significant. Market risks related to fluctuations of foreign currencies is not significant and the Company has no derivative instruments.

                     MANAGEMENTS DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

CRITICAL ACCOUNTING POLICIES

GENERAL

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the financial statements and the accompanying notes. Actual results could differ from those estimates. We believe the policies and estimates related to revenue recognition, software development costs, impairment of long-lived assets, goodwill and intangible assets, and investments represent our critical accounting policies and estimates. Future results may differ from our estimates under different assumptions or conditions.

REVENUE RECOGNITION

Revenue from the sale of equipment is recognized on the terms of freight-on-board shipping point, or upon installation and acceptance of the equipment if installation services are purchased for the related equipment. Transaction processing revenue is recognized upon the usage of the Company's cashless payment and control network. License fees for access to the Company's devices and network services are recognized on a monthly basis. Product revenues are recognized for the sale of products from Company owned vending machines when there is purchase and acceptance by the vending customer. The Company estimates an allowance for product returns at the date of sale.

SOFTWARE DEVELOPMENT COSTS

The Company capitalizes software development costs pursuant to Statement of Financial Accounting Standards No. 86, "Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed", after technological feasibility of the software is established and through the product's availability for general release to the Company's customers. All costs incurred in the research and development of new software and costs incurred prior to the establishment of technological feasibility are expensed as incurred. Amortization of software development costs commences when the product becomes available for general release to customers. Amortization of software development costs is calculated as the greater of the amount computed using (i) the ratio that current gross revenues for a product bear to the total of current and anticipated future gross revenues of that product or (ii) the straight-line method over the remaining estimated economic life of the product. The Company reviews the unamortized software development costs at each balance sheet date and, if necessary, will write down the balance to net realizable value if the unamortized costs exceed the net realizable value of the asset.

During May 2000, the Company reached technological feasibility for the development of the multi-media e-Port(TM) product and related internal network and, accordingly, the Company commenced capitalization of software development costs related to this product and network. Costs capitalized through 2002 were $5.3 million, which included capitalized interest of approximately $493,000 pursuant to SFAS No. 34, "Capitalization of Interest Costs".

During the fourth quarter of fiscal year 2002, the multi-media e-Port(TM) client product and enhanced network became available for general release to the Company's customers. During this quarter, management performed an evaluation of the commercial success and preliminary market acceptance of the multi-media e-Port(TM) and enhanced network and as a result of this evaluation the Company determined that the estimated future revenues less costs to complete and dispose of the multi-media e-Port client product was zero. Therefore, the Company wrote down $2,663,000 of software development costs related to the multi-media e-Port client product. The unamortized balance of the software development costs after the impairment charge was amortized over an estimated useful life of two years and was fully amortized during the year ended June 30, 2004. Accumulated amortization was $5,326,186 at June 30, 2004 and September 30, 2004 and $4,327,526 at June 30, 2003. Amortization expense was approximately $999,000 during the year ended June 30, 2004, and $1,331,000 during the year ended June 30, 2003 and $2,996,000 during the year ended June 30, 2002 (including the above impairment adjustment of $2,663,000). Amortization expense was approximately $0 and $333,000 for the three months ended September 30, 2004 and 2003, respectively. Such amortization is reflected in cost of sales in the accompanying consolidated statements of operations.

IMPAIRMENT OF LONG LIVED ASSETS

In accordance with Statement of Financial Accounting Standards No. 144, "Accounting for the Impairment or Disposal of Long-lived Assets" ("FAS 144"), the Company reviews its long-lived assets whenever events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. If the carrying amount of an asset or group of assets exceeds its net realizable value, the asset will be written down to its fair value. In the period when the plan of sale criteria of FAS 144 are met, long-lived assets are reported as held for sale, depreciation and amortization cease, and the assets are reported at the lower of carrying value or fair value less costs to sell.

During the fourth quarter of fiscal year 2003, the Company reviewed certain long-lived assets (vending machines) and determined that such assets were impaired. These vending machines were used in connection with the Company's program with Kodak to sell disposable cameras and film pursuant to the Kodak Vending Placement Agreement. Management determined that it was more likely than not that these vending machines would be disposed of before the end of their previously estimated useful lives. The estimated undiscounted cash flows for this group of assets was less than the carrying value of the related assets. As a result, the Company recorded a charge of approximately $321,000 representing the difference between the fair value as determined from a quoted market price and the carrying value of the group of assets. Such amount is reflected in depreciation expense in the 2003 Consolidated Statement of Operations.

Effective December 31, 2003, the Kodak Vending Placement Agreement was terminated. As a result, the carrying value of the vending machines were further impaired and a charge of approximately $367,000 was recorded as a component of the gain on contract settlement in the June 30, 2004 Consolidated Statement of Operations to reflect these assets at their realizable value. The remaining value of these vending machines is reported as assets held for sale in the Consolidated Balance Sheets as of June 30, 2004 and September 30, 2004.

GOODWILL AND INTANGIBLE ASSETS


Goodwill represents the excess of cost over fair value of the net assets purchased in acquisitions. The Company accounts for goodwill in accordance with Statement of Financial Accounting Standards No. 142, "Goodwill and other Intangible Assets" ("FAS 142"). Under FAS 142, goodwill is not amortized to earnings, but instead is subject to periodic testing for impairment. The Company tests goodwill for impairment using a two-step process. The first step screens for potential impairment, while the second step measures the amount of impairment. The Company uses a discounted cash flow analysis to complete the first step in this process. Testing for impairment is to be done at least annually and at other times if events or circumstances arise that indicate that impairment may have occurred. The Company has selected April 1 as its annual test date. The Company has concluded there was no impairment of goodwill as a result of its testing on July 1, 2002 (the transitional test date upon adopting FAS 142), April 1, 2003 and April 1, 2004. During the three months ended September 30, 2004, no events or circumstances arose indicating that an impairment of goodwill may have occurred.

Intangible assets include patents, trademarks and non-compete arrangements purchased in acquisitions. Amortization expense related to these intangible assets was $1,208,668, $292,000, and $36,500 during the years ended June 30, 2004, 2003 and 2002, respectively, and $309,150 and $281,218 for the three months ended September 30, 2004 and 2003, respectively.

INVESTMENTS

The Company's accounts for investments in accordance with Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities" ("FAS 115"). Management determines the appropriate classifications of securities at the time of purchase and reevaluates such designation as of each balance sheet date. Available for sale securities are carried at fair value, with the unrealized gains and losses reported as a separate component of stockholders' equity in other comprehensive income (loss). A judgmental aspect of accounting for investments involves determining whether an other-than-temporary decline in value of the investment has been sustained. If it has been determined that an investment has sustained an other-than-temporary decline in its value, the investment is written down to its fair value, by a charge to earnings. Such evaluation is dependent on the specific facts and circumstances. Factors that are considered by the Company each quarter in determining whether an other-than-temporary decline in value has occurred include: the market value of the security in relation to its cost basis; the financial condition of the investee; and the intent and ability to retain the investment for a sufficient period of time to allow for recovery in the market value of the investment.

In evaluating the factors above for available-for-sale securities, management presumes a decline in value to be other-than-temporary if the quoted market price of the security is below the investment's cost basis for a period of six months or more. However, the presumption of an other-than-temporary decline in these instances may be overcome if there is persuasive evidence indicating that the decline is temporary in nature (e.g., strong operating performance of investee, historical volatility of investee, etc.).

During the fiscal year ended June 30, 2003, the Company invested in the Jubilee Investment Trust, PLC ("Jubilee"), a United Kingdom investment trust whose shares trade on the London Stock Exchange. The investment in Jubilee has been accounted for as "available for sale". At June 30, 2003, the Company determined in accordance with FAS 115, that the decline in the market value of this investment was "other than temporary" as the security's quoted market price was below the investments' cost basis for a period of six months or more. Accordingly, the Company wrote down the investment to its fair value of $904,049, realizing an impairment loss of $1,945,951. During fiscal year 2004, the Company sold 1,669,091 of its Jubilee shares for net proceeds of $1,471,140 and realized a gain of $603,480 ($31,361 during the three months ended September 30, 2003) from these sales. An unrealized gain of $32,249 and $21,230 on the remaining shares held by the Company is reflected in shareholders' equity as accumulated other comprehensive income at June 30, 2004 and September 30, 2004, respectively.

RESULTS OF OPERATIONS

FISCAL YEAR ENDED JUNE 30, 2004

Revenues for the fiscal year ended June 30, 2004 were $5,632,815, an increase of $2,779,747 or 97% from the fiscal year ended June 30, 2003. This increase was primarily attributed to sales of the Company's energy management equipment during the fiscal year ended June 30, 2004. Such revenues did not exist in fiscal year ended June 30, 2003 since the acquisition of Bayview occurred in July 2003. The increase was also due to increases in the sale of our networked devices and related services. Revenues are discussed in more detail as follows:

Equipment sales: Revenues from equipment sales increased to $4,349,566 from $1,034,427 in the prior fiscal year, an increase of $3,315,139 or 320%. This increase is mainly due to sales of approximately $3,025,000 of the Company's energy management equipment for the fiscal year ended June 30, 2004. As noted above, such revenues did not exist in the prior fiscal year. In addition, sales of the Company's cashless technology equipment, which includes e-Port, e-Suds and Kiosk systems, increased to $736,000, approximately $349,000 or 90% over the prior fiscal year. The increases in sales were offset by a decrease in Business Center equipment sales of approximately $59,000.

License and transaction fees: Revenues from license and transaction fees decreased $395,922 or 29% from $1,373,573 to $977,651 for the fiscal years ended June 30, 2003 and 2004, respectively. This decrease was primarily due to a decrease in fees earned from the Kodak Vending Placement Agreement of approximately $387,000, which resulted from the termination of the contract on December 31, 2003.

Product sales and other: Revenues from product sales and other decreased to $305,598 from $445,068, a decrease of $139,470 or 31% from the prior fiscal year. This decrease was due to a decrease in camera and film sales from Company owned vending machines of approximately $340,000 as a result of the termination of the Kodak Vending Placement Agreement. This decrease was offset by $200,000 of revenue relating to the Strategic Alliance Agreement executed in October 2003 between the Company and Conopco, Inc dba Unilever Home & Personal Care North America.

Cost of sales consisted of equipment, product and labor costs of approximately $2,503,000 and $1,085,000 for the fiscal years ended June 31, 2004 and 2003, respectively, an increase of $1,418,000; software development amortization of approximately $999,000 and $1,331,000 for the fiscal years ended June 30, 2004 and 2003, respectively, a decrease of $332,000; and network and transaction related costs of $828,000 and $555,000 for the years ended June 30, 2004 and 2003, respectively, an increase of $273,000. The total increase of $1,358,249 or 46% in cost of sales from $2,971,443 to $4,329,692 for the years ended June 30, 2003 and 2004, respectively, was principally attributable to the increase in equipment sales.

Gross profit for the fiscal year ended June 30, 2004 was $1,303,123, compared to a gross loss of $118,375 for fiscal year ended June 30, 2003. The increase of $1,421,498 was due to increases in hardware sales, particularly the addition of energy management equipment sales, which yield a higher profit margin and were not present in the prior fiscal year, as well as a decrease of approximately $332,000 related to the amortization of software development costs, which were fully amortized as of March 31, 2004.

Total operating expenses for the fiscal year ended June 30, 2004 was $18,770,423, an increase of $3,829,159 or 26% over the prior fiscal year. The components of operating expenses (General and administrative, Compensation, Depreciation and amortization and Loss on debt modification) and the causes of this increase are explained in further detail, below:

General and administrative expenses decreased from $7,194,684 for the fiscal year ended June 30, 2003 to $6,747,824 for the fiscal year ended June 30, 2004, a decrease of $446,860 or 6%. The decrease is due to decreases of $1,717,000 of professional fees, primarily related to business consulting, promotion and public relations and decreases of $134,000 in IT consulting fees, offset by increases in overall general and administrative expenses of approximately $1,184,000 related to the acquired energy management operations, as such expenses did not exist in the prior fiscal year, an increase of $118,000 in expenses related to the recruitment of executive personnel, and an increase of $164,000 in bad debt expense related to an increase in the allowance for uncollectible accounts as a result of the increase in sales and accounts receivable.

Compensation expense increased to $10,071,354 for the fiscal year ended June 30, 2004, a $5,098,144 or 103% increase over the prior fiscal year. This increase is primarily due to the one-time issuance of 10,500,000 shares of Common Stock, valued at $4,620,000, to the Company's Chief Executive Officer in connection with the amendment of his employment agreement. Additionally, approximately $845,000 and $376,000 of this increase relates to additional compensation, including salaries, employee benefits and sales commissions, from the Bayview acquisition in July 2003 and existing operations, respectively. These increases were offset by a $742,000 reduction in compensation expense due to a reduction in bonuses awarded during the fiscal year ended June 30, 2004 as compared to the prior year.

Depreciation and amortization expense for the fiscal year ended June 30, 2004 was $1,632,330, compared to $1,251,716 for the prior fiscal year, a $380,614 or 30% increase. This increase was attributable to amortization of intangible assets of $917,000 and depreciation of property and equipment of $122,000 acquired from Bayview in July 2003, offset by a decrease in depreciation of approximately $337,000 related to existing assets that have reached the end of their estimated useful life. Additionally there was an impairment charge of $321,476 recorded on a group of vending machines during fiscal year 2003. The Company incurred charges during the fiscal year ended June 30, 2004 and 2003 relating to the modification of debt terms for certain of the Senior Notes in the amount of $318,915 and $1,521,654, respectively. This charge reflects the write-off of the unamortized debt discount remaining for Senior Notes scheduled to mature in December 2003 and December 2004, for which the conversion and maturity terms were modified. The Company offered these note modifications to manage short-term cash flows, which resulted in a non-cash charge.

During the fiscal year ended June 30, 2004, the Company sold 1,669,091 shares of its investment in the Jubilee Investment Trust for net proceeds of $1,471,140, resulting in a gain of $603,480. During the fiscal year ended June 30, 2003, the Company determined that the decline in the market value of the investment in the Jubilee Investment Trust was "other than temporary." Accordingly, the Company recorded a loss of $1,945,951 on the investment during fiscal year 2003.

During the fiscal year ended June 30, 2004, a gain of $429,204 was recorded relating to the termination of the Kodak Vending Placement Agreement. This gain is comprised of the payment from Kodak of approximately $675,000 plus the cancellation of Stitch's obligation to the supplier of the vending machines of approximately $124,000 less a write down of the carrying value of vending machines of approximately $367,000 and a net write-off of amounts due to and from Kodak of $3,000.

Total interest expense increased from $4,978,600 to $5,032,351 for the fiscal year ended June 30, 2003 and 2004, respectively, an increase of $53,751 or 1%. Although the average principal balances were lower on the Company's 12% Senior Notes during fiscal year ended June 30, 2004 versus 2003, as the result of conversions of the Senior Notes into shares of the Company's Common Stock by Senior Note Holders, interest expense increased due to the accelerated amortization of debt discount charged to interest expense at the time of the conversion of the Senior Notes.

The fiscal year ended June 30, 2004 resulted in a net loss of $21,426,178 (approximately $10.9 million of non-cash charges) compared to a net loss of $21,965,499 (approximately $12.6 million of non-cash charges) for the prior fiscal year.

FISCAL YEAR ENDED JUNE 30, 2003

Revenues for the fiscal year ended June 30, 2003 were $2,853,068, an increase of $1,170,367 or 70% from the fiscal year ended June 30, 2002. This increase in revenues is primarily due to the inclusion of a full year of product revenues and service and transaction fees relating to Stitch Networks Corporation, which accounted for approximately $1,136,000 of the revenue increase. The remaining increase was due to increased equipment sales of e-Port. Revenues are discussed in more detail as follows:

Equipment sales: Revenues from equipment sales increased to $1,034,427 from $795,938 in the prior fiscal year, an increase of $238,489 or 30%. This increase was directly due to the increase in sales of the Company's e-Port equipment.

License and transaction fees: Revenues from license and transaction fees increased $594,667 or 76% from $778,906 to $1,373,573 for the fiscal year ended June 30, 2002 and 2003, respectively. This increase was due to the inclusion of a full year of service fees earned on Company owned vending machines during fiscal year ended June 30, 2003, as the acquisition of Stitch occurred in May 2002, the fourth quarter of fiscal year ended June 30, 2002.

Product sales and other: Revenues from product sales and other increased to $445,068 from $107,857, an increase of $337,211 or 313% from the prior fiscal year. This increase was due to the inclusion of a full year sales of camera and film from Company owned vending machines during fiscal year ended June 30, 2003, as the acquisition of Stitch occurred in May 2002, the fourth quarter of fiscal year ended June 30, 2002.

Cost of sales consisted of equipment, product and labor costs of approximately $1,085,000 and $695,000 for the fiscal years ended June 30, 2003 and 2002, respectively, an increase of $390,000; software development amortization of approximately $1,331,000 and $2,996,000 for the fiscal years ended June 30, 2003 and 2002, respectively, a decrease of $1,665,000; and network and transaction related costs of $555,000 and $372,000 for the years ended June 30, 2003 and 2002, respectively, an increase of $183,000. The total decrease of $1,091,458 or 27% in cost of sales from $4,062,901 to $2,971,443 for the years ended June 30, 2002 and 2003, respectively, was principally attributable to the decrease in software development amortization, offset by a full year of product costs related to the Kodak Vending Placement Agreement acquired with Stitch.

Total operating expenses for the fiscal year ended June 30, 2003 was $14,941,264 (approximately $11.6 million of non-cash charges), an increase of $1,978,300 or 15% over the prior fiscal year. The components of operating expenses (General and administrative, Compensation, Depreciation and amortization and Loss on debt modification) and the causes of this increase are explained in further detail, below:

General and administrative expenses decreased from $7,868,064 for the fiscal year ended June 30, 2002 to $7,194,684 for the fiscal year ended June 30, 2003, a decrease of $673,380 or 9%. This decrease is due to changes in the following expenses: consulting, advertising, public relations and promotion expense decrease of $1,368,022 for reduced corporate and investor relations services offset by increases in product development and outside services of $926,395 for work on the network.

Compensation expense increased to $4,973,210 for the fiscal year ended June 30, 2003, a $318,548 or 7% increase over the prior fiscal year. This increase is due to the inclusion of salaries of $136,000 related to the Stitch operations as well as an increase of approximately $200,000 in bonus expense during the fiscal year ended June 30, 2003 compared to the fiscal year ended June 30, 2002.

Depreciation and amortization expense for the fiscal year ended June 30, 2003 was $1,251,716, compared to $440,238 for the prior fiscal year, an $811,478 or 184% increase. This increase was attributable to increased depreciation expense resulting from assets acquired in the Stitch acquisition, as well as the impairment loss of $321,476 recorded on a group of vending machines during the fiscal year in accordance with SFAS No. 144.

The Company incurred charges during the fiscal year ended June 30, 2003 relating to the modification of debt terms for certain of the Senior Notes in the amount of $1,521,654. There was no such comparable charge in the prior year. This charge was for the write-off of the unamortized debt discount remaining for Senior Notes scheduled to mature in December 2003 and December 2004 whose conversion and maturity terms were modified. The Company offered these note modifications to the Note holders, and recognized the related non-cash charge to operations in order to manage short-term cash flows.

In June 2003, the Company determined that the decline in the market value of the investment in the Jubilee Investment Trust was "other than temporary." Accordingly, the Company recorded a loss of $1,945,951, which is reflected as a loss on investment. No such comparable loss was recorded in the previous year.

Total interest expense increased by $2,991,166, due to the greater debt carried by the Company to finance its operations. A significant portion of interest expense is the amortization of non-cash debt discount.

The fiscal year ended June 30, 2003 resulted in a net loss of $21,965,499 (approximately $12.6 million of non-cash charges) compared to a net loss of $17,314,807 (approximately $11.0 million of non-cash charges) for the prior fiscal year.

FISCAL YEAR ENDED JUNE 30, 2002

Revenues for the fiscal year ended June 30, 2002 were $1,682,701, an increase of $231,699 or 16% from the prior year. This increase in revenues is directly attributable to the acquisition of Stitch Networks Corporation, which accounted for $210,068 of the increase. Other revenues remained flat with the prior year, as the Company's sales efforts did not produce significant revenues due to limited market acceptance, which was less than that anticipated by the Company. The Company is continually increasing its sales efforts to sell its e-Ports and its Business Express products.

Overall, operating expenses for the fiscal year ended June 30, 2002 were $17,025,865, representing a $7,365,090 or 76% increase over the prior year. This increase is due to the increases of $3,113,674 or 328% in cost of sales, $2,332,938 or 42% in general and administrative expenses, $1,687,886 or 57% in compensation expense, and $230,592 or 110% in depreciation and amortization expense. The significant changes in each category are as follows:

The increase of $3,113,674 or 328% in cost of sales is due primarily to the inclusion of amortization of software development costs and the cost of product relating to Stitch Networks Corporation. In fiscal 2002, the Company recorded software amortization of $2,996,000, including an impairment charge of $2,663,000, in cost of sales as required by generally accepted accounting principles. During the fourth quarter of fiscal year 2002, the Company determined that the estimated future revenues less costs to complete and dispose the enhanced e-Port client product was zero, and therefore recorded this impairment charge to reflect software development costs at their net realizable value. There was no amortization expense for software development costs in fiscal year ended 2001. The remaining increase in cost of sales is attributable to the increase in sales, primarily related to the Stitch revenues in fiscal 2002.

The increase in general and administrative expenses of $2,332,938 or 42% is due primarily to the increase in non-cash (securities) compensation in the amount of $555,482 paid to our investment banker, increase in the non-cash (securities) compensation paid to our public relations consultants in the amount of $1,601,915, and the increase in non-cash (securities) compensation in the amount of $657,238 paid to our other business consultants. Although these expenses did not result in increased revenues during the fiscal year, we believe that increased revenues may occur in the future. Our investment banker provided us with various financial advisory services during the fiscal year, including identifying strategic acquisition opportunities. Our public relations consultants assisted us to attempt to introduce the Company and its products as well as communicate with our shareholders. Our other business consultants assisted us during the fiscal year with technical development of and advice in connection with our network and e-Port products. The increases in our general and administrative expenses were offset by a substantial decrease in legal expenses of $992,181, primarily associated with termination of the Mail Boxes Etc. litigation, which was settled in fiscal year 2001.

The increase in compensation expense of $1,687,886 or 57% from the previous year is mainly attributable to an increase in stock bonus expense to Company officers and employees of $1,248,545, which was a non-cash expense. The stock bonuses were issued in order to adequately compensate and attempt to retain the Company's management team intact. Corporate salaries increased $342,921 or 113%, due to increased headcount by 16% during the year, primarily due to the addition of Stitch Network's personnel during the last one and one half months of 2002.

Depreciation and amortization expense of $440,238 increased by $230,592, which is directly attributable to the increased depreciation expense of the assets acquired in the Stitch acquisition.

Interest expense increased by $864,929, primarily as a result of the non-cash amortization to interest expense relating to the debt discount and beneficial conversion features on the Company's convertible Senior Notes.

For the fiscal year ended June 30, 2002, the Company had a net loss of $17,314,807 (approximately $11.0 million non-cash charges).

QUARTER ENDED SEPTEMBER 30, 2004


Revenues for the three months ended September 30, 2004 were $1,032,578 compared to $1,680,608 for the corresponding three-month period in the previous fiscal year. This $648,030 or 39% decrease was primarily due to a decrease in equipment sales and the termination of the Kodak Vending placement Agreement. The $521,132 decrease in equipment sales was primarily due to a decrease in sales of approximately $517,000 of energy conservation equipment and a decrease of approximately $72,000 in e-Port vending equipment sales, offset by an increase of approximately $79,000 in business center equipment sales. Of the $517,000 decrease is energy conservation equipment, $432,000 relates to one large customer order of Energy Miser(TM) products during the three month period ended September 30, 2003. There was no corresponding equipment sale of this magnitude in the first quarter of the current fiscal year. License and transaction fees decreased by $52,417 primarily due to a decrease of approximately $131,000 in fees due to the termination of the Kodak agreement and a decrease of approximately $24,000 in fees from our business centers, offset by an increase in our vending fees of approximately $96,000. Product sales decreased $74,481 due to the termination of the Kodak Vending Placement Agreement.

During the three months ended September 30, 2004, the next generation internal vending miser, VM2IQ, was not available for sale to our customers. This smaller and more affordable internal vending miser product became available for sale to our customers during the second quarter. The Company is in negotiations with a Fortune 50 company that has conducted independent testing of this internal vending miser product. The Company anticipates receiving a contract with this potential customer to provide internal vending misers for installation throughout the United States. The Company anticipates that installations by the major company would commence during the third quarter of the current fiscal year. The Company can make no assurances about being successful in signing this contract or how many internal vending misers would ultimately be purchased by the potential customer under the contract.

Cost of sales for the period consisted of equipment costs of approximately $442,000 and network and transaction related costs of $460,000. The decrease in cost of sales of $180,119 or 17% over the prior year period was due to the fact that software development costs were fully amortized as of June 30, 2004, resulting in a decrease of approximately $333,000. Additionally, equipment costs decreased by approximately $155,000 due to the reduction in energy and vending equipment sales. These two decreases were offset by an increase of approximately $308,000 of network and transaction related costs. This increase was primarily a result of approximately $94,000 related to a net increase in the number of vending and business center transactions processed, approximately $20,000 related to an increase in wireless service costs due to an increase in the number of networked e-Port vending devices, and approximately $224,000 related to processing customer credit card transactions. This increase was slightly offset by a reduction of approximately $56,000 of Kodak vending placement agreement related costs.

Gross profit for the three months ended September 30, 2004 was $130,534, compared to gross profit of $598,445 for the corresponding three-month period in the previous fiscal year. This 78% decrease is due to the combined effect of the decrease in energy and vending equipment sales, the termination of the Kodak vending placement agreement and the increase in transaction processing costs.

Compensation expense of $1,300,022 decreased by $4,403,176 or 77% primarily due to the issuance of 10,500,000 shares of Common Stock to the Company's Chief Executive Officer in connection with the amendment of his employment agreement during the corresponding period in the prior fiscal year. This was a one-time, non-cash payment valued at $4,620,000. This decrease was offset by an increase in salaries expense of approximately $219,000 due to an increase in the number of full-time employees.

During the first quarter of the prior fiscal year, the Company incurred a charge of $277,297 related to the modification of debt terms for certain 2003 and 2004 12% Convertible Senior Notes. This charge represents the unamortized debt discount that remained on the Senior Notes that were scheduled to mature in December 2003 and 2004, and whose terms were substantially modified when the note holders agreed to extend the maturity date of their notes in exchange for a reduction in the conversion rate on the note. There was no such comparable charge in the quarter ended September 30, 2004.

Interest expense decreased by $1,420,006 or 69% due to a decrease in non-cash charges of $1,451,167 that related to accelerated interest charges for the unamortized debt discount and other issuance costs on the 12% Senior Notes that were converted into Common Stock during the first quarter of the prior fiscal year. Conversions of Senior Notes totaled $1,500,167 during the quarter ended September 30, 2003 whereas only $10,000 of Senior Notes were converted during the first quarter of the current fiscal year.

The quarter ended September 30, 2004 resulted in a net loss of $3,640,637 (approximately $0.8 million of non-cash charges) compared to a net loss of $9,303,084 (approximately $7.5 million of non-cash charges) for the quarter ended September 30, 2003.

LIQUIDITY AND CAPITAL RESOURCES

For the year ended June 30, 2004, net cash of $12,557,456 was used by operating activities, primarily due to the net loss of $21,426,178 offset by non-cash charges totaling $10,858,101 for transactions involving the issuance of Common Stock (for services and in connection with the amendment to the CEO's Executive Employment Agreement), depreciation and amortization of assets, amortization of debt discount, loss on the Senior Note modifications, and Senior Note interest expense paid through the issuance of Common Stock and Common Stock Warrants, offset by a gain on the sale of investment and a gain on contract settlement. In addition to these non-cash charges, the Company's net operating assets increased by $1,989,379 (primarily inventory and accounts receivable), a substantial portion of which relates to the Bayview acquisition.

For the year ended June 30, 2004, net cash provided from investing activities was $1,101,186, comprised of the proceeds received from the sales of substantially all of the investment in the Jubilee Trust and proceeds from the settlement of the Kodak Vending Placement Agreement, offset by purchases of property and equipment and cash used in connection with the Bayview acquisition.

Proceeds from financing activities for the year ended June 30, 2004 provided $12,091,029 of funds, which were necessary to support cash used in operating activities. Proceeds of $12,903,135 were realized from several private placement offerings of Common Stock, the exercise of Common Stock Warrants and the collection of Common Stock subscriptions receivable. These proceeds were reduced by payments of long-term debt and capital leases totaling $812,106.

For the three months ended September 30, 2004, net cash of $3,445,504 was used by operating activities, primarily due to the net loss of $3,640,637 offset by non-cash charges aggregating to $751,417 for transactions involving issuing Common Stock for services, depreciation and amortization of assets, and amortization of debt discount. In addition, the Company's net operating assets increased by $556,284 primarily due to increases in inventories and accounts receivable. The Company's working capital decreased during the three months ended September 30, 2004 due primarily to cash utilized to fund operations.

Proceeds from financing activities for the three months ended September 30, 2004 provided funds to support cash used in operating and investing activities. Net proceeds of $1,123,133 were realized from the sale of Common Stock, the exercise of Common Stock Warrants and the collection of Common Stock subscriptions receivable, offset by cash used to repay long-term debt.

The Company has incurred losses since inception. Cumulative losses through June 30, 2004 amounted to approximately $97,600,000 and through September 30, 2004 were approximately $101,200,000. The Company has continued to raise capital through equity and debt offerings to fund operations.

The impact of the Bayview acquisition on cash flows for the year ended June 30, 2004 was a net cash outflow of approximately $2,100,000 - $1,330,000 of cash used in operations and $728,000 invested in assets and liabilities connected with the purchase. The Bayview acquisition was structured such that it did not include the working capital required to support future operations. During the year ended June 30, 2004, cash used in operating activities was approximately $1,050,000 per month. These cash flows were impacted by working capital increases that were disproportionate to the increase in revenues. The Company is in the process of improving its management of working capital, specifically as it relates to controllable costs, accounts receivable, inventory, accounts payable and accrued expenses. Excluding the working capital requirements related to the Bayview acquisition (approximately $1,200,000) and existing operations (approximately $800,000), cash used in operating activities would have been approximately $850,000 per month in fiscal year 2004. Using that as a basis for estimating cash requirements for the year ending June 30, 2005 (which assumes a static level of revenues year over year), cash requirements for fiscal year 2005, including requirements for capital expenditures and repayment of long-term debt, would be approximately $10,500,000. Through the funding sources outlined below and by improving working capital, the Company believes it has a plan to obtain funding for operating activities through June 30, 2005. As of September 30, 2004, the Company had approximately $627,000 of cash and cash equivalents on hand. From the funding sources mentioned below, the Company has raised $2,880,915 from October 1, 2004 through December 13, 2004.

On August 6, 2004, the Company entered into a Common Stock Purchase Agreement with an accredited investor to purchase shares of the Company's Common Stock, provided that the aggregate purchase priced does not exceed $7,500,000. Under this agreement, the Company has the right at any time to require the investor to purchase Common Stock from the Company at the lower of: (i) $0.30 per share; or
(ii) 90% of the closing bid price pr share on the date prior to the date of the delivery by the Company to the investor of notice of his obligation to purchase. The Company can require the investor to purchase shares under this agreement only if the shares have been registered by the Company for resale under the Act. 35,000,000 shares were registered, effective August 13, 2004. Additionally, the shares are only available for purchase for a period of one year from the date the shares are registered under the Act. During any calendar month, the investor cannot be required by the Company to purchase Common Stock for an aggregate purchase price in excess of $700,000. From July 1, 2004 through December 13, 2004, the Company issued 25,950,470 shares under this agreement for total gross proceeds of $2,633,620.

Through December 13, 2004, warrants were exercised to purchase approximately 769,000 shares of Common Stock. Such exercises generated gross proceeds of approximately $77,000.

The Company has also reduced the exercise price of the Common Stock warrants issued in conjunction with the 2004-A Private Placement Offering of Common Stock to $0.10 per share, from $0.20 per share. Through December 13, 2004, the Company received $442,500 upon the exercise of 4,425,000 of these Common Stock warrants at an exercise price of $0.10 per share.

On November 3, 2004, the Company authorized the issuance of up to $2,500,000 of Senior Notes convertible into shares of Common Stock at $0.10 per share and maturing on June 30, 2007. Interest is payable quarterly at a rate of 10% per annum. Through December 13, 2004, the Company received $752,195 in gross proceeds from this Senior Note offering.

Other sources of capital include (i) future exercises of warrants for which there are "in the money" warrants with exercise prices below $0.13 per share that could yield from $0 to approximately $2,000,000 as of December 13, 2004, depending upon participation in the Senior Note Offering described above by the warrant holders. Such participation would result in cancellation of the warrants and (ii) the capital markets, which the Company believes are available to raise funding as needed given its current product offerings and the markets the Company addresses.


COMMITMENTS

The Company conducts its operations from various facilities under operating leases. In March 2003, the Company entered into a lease for 12,864 square feet of space located in Malvern, Pennsylvania for its principal executive office and used for general administrative functions, sales activities, and product development. The lease term extends through December 31, 2008 and provides for escalating rent payments and a period of free rent prior to the commencement of the monthly lease payment in January 2004 of approximately $25,000 per month.

In connection with the acquisition of the energy conservation product line in July 2003 from Bayview Technology Group, LLC, the Company assumed leases for 6,384 square feet of space located in Denver, CO used for administrative functions, sales activities and product warehousing associated with our energy management products. The lease terms extend through June 30, 2005 and provide for escalating rent payments currently at $8,200 per month. The lease provides for additional rent for a prorated share of operating costs for the entire facility.

OTHER EVENTS

In May 2002, we acquired Stitch Networks Corporation. Pursuant to the transaction, Stitch became our wholly-owned subsidiary. In exchange for their Stitch stock, the Stitch stockholders received an aggregate of 22,762,341 of our shares of common stock. We also issued to the former option holders of Stitch, options to purchase up to 2,475,318 shares at $.165 per share at any time for five years following closing. The offer and sale of the shares, warrants, and options was exempt from registration under Section 4(2) of the Act. The Stitch stockholders acquiring our shares were all accredited investors and we obtained appropriate investment representations and the securities contained appropriate restrictive legends under the Act. The thirty-three former option holders of Stitch receiving our options consisted of directors, officers or key employees of Stitch, all of whom were sophisticated investors. In connection with the issuance of the options, we obtained appropriate investment representations and the securities contained appropriate restrictive legends under the Act. As of the date hereof, all of the shares issued to the former stockholders of Stitch have been sold other than the 1,251,865 shares held by Maytag Holdings, Inc. which are included in this prospectus. As of the date hereof, there are unexercised options to purchase up to 1,465,812 shares which are included in this prospectus.

During October 2002, the Company issued to an investor, Kazi Management VI, Inc., 3,571,429 shares of its Common Stock at $.07 per share generating net proceeds of $244,925. This investor also received a warrant to purchase up to 7,142,858 shares of Common Stock of the Company at $.07 per share at any time on or before October 26, 2007, and a warrant to purchase up to 7,142,858 shares of Common Stock at $.07 per share and up to 5,000,000 shares at $.10 per share at any time before December 23, 2004. We have agreed to register for resale these shares as well as the shares underlying the warrants for a period of five years. As of the date of this prospectus, Kazi has exercised warrants to purchase 7,142,858 shares at $.07 per share and warrants to purchase 2,500,000 shares at $.10 per share. The shares currently held by Kazi, as well as the unexercised warrants, are included in this prospectus.


On July 11, 2003, we issued 20,000,000 shares to Bayview Technology Group, LLC (now known as BT LLC), as part of our purchase of substantially all of the assets of Bayview. The securities were offered and sold under the exemption from registration set forth in Rule 506 promulgated under Section 4(2) the Act. Bayview agreed not to sell any of the shares until July 11, 2004, at which time Bayview is permitted to sell during each calendar month thereafter (on a non-cumulative basis) the greater of (i) 250,000 shares, or (ii) that number of shares equal to five percent (5%) of the immediately prior calendar month's trading volume of the shares. USA has agreed to use its best efforts to register all of the shares for resale by Bayview under the Act for a period of one year (from July 11, 2004 through July 11, 2005). In October 2004, Bayview transferred 11,070,000 of its shares to its members and a note holder. Prior to the transfer, Bayview had sold 4,191,333 of the shares originally issued to it. In December 2004, Bayview transferred all of its remaining 4,038,667 shares to its members. All of the remaining shares are covered by this prospectus.

                                    BUSINESS

USA Technologies, Inc. was incorporated in the Commonwealth of Pennsylvania in January 1992. The Company offers a suite of networked devices and associated wireless non-cash payment, control/access management, remote monitoring and data reporting services, as well as energy management products. Our networked devices and associated services enable the owners and operators of everyday, stand-alone, distributed assets, such as vending machines, personal computers, copiers, faxes, kiosks and laundry equipment, the ability to remotely monitor, control and report on the results of these distributed assets, as well as the ability to offer their customers alternative cashless payment options. As a result of the acquisition of the assets of Bayview in July 2003, our Company also manufactures and sells energy management products which reduce the power consumption of various equipment, such as refrigerated vending machines and glass front coolers, thus reducing the energy costs associated with operating this equipment.

Our customers fall into the following categories; vending machine owners and/or operators, business center operators which include hotels and audio visual companies, commercial laundry operators servicing colleges and universities, brand marketers wishing to provide their products or services via kiosks or vending machines and equipment manufacturers such as consumer electronics, appliances, building control systems, factory equipment and computer peripherals that would like to incorporate the technological features of our networked devices (i.e. remote monitoring, reporting and control as well as cashless payments) into their products. Customers for our energy management products also include energy utility companies, schools and operators of glass front coolers.

THE TECHNOLOGY

The Company offers an end-to-end solution for control/access management, remote monitoring, turnkey cashless payment processing and data reporting for distributed assets such as vending machines, office equipment and laundry equipment. This solution consists of a device (thin-client hardware or firmware) that controls the distributed asset, a connectivity medium, and our network that includes server-based software applications for remote monitoring and cashless transaction processing and a central database for web-based reporting of sales, inventory, machine diagnostic and other supply chain data.

THE CLIENT DEVICES

As part of its end-to-end solution, the Company offers its customers several different client devices. These client devices range from software, or dynamic link libraries ("DLLs"), to hardware devices consisting of control boards, magnetic strip card readers, barcode and RFID readers, LCD screen and/or receipt printers. The client device can be embedded inside the host equipment, such as software residing in the central processing unit of a Kiosk; it can be integrated as part of the host equipment, such as our e-Port(TM) hardware that can be attached to the door of a vending machine; or it can be a peripheral, stand-alone terminal, such as our TransAct(TM) terminal for Business Express(R).

e-Port(TM) is the Company's core client device, which is currently being utilized in vending and commercial laundry applications. Our e-Port(TM) product facilitates cashless payments by capturing the payment media and transmitting the information to our network for authorization with the payment authority (e.g. credit card processors). Additional capabilities of our e-Port(TM) consist of control/access management by authorized users, collection of audit information (e.g. product or service sold, date and time of sale and sales amount), diagnostic information of the host equipment, and transmission of this data back to our network for web-based reporting.

TransAct(TM) is the Company's original cashless, transaction-enabling device developed for self-service business center equipment such as PC's, fax machines and copiers. Similar to e-Port(TM), the TransAct(TM) capabilities include control/access management, collection of sales data (e.g. date and time of sale, sales amount and product or service purchased), and transmission back to our network for reporting to customers.

THE NETWORK

USALive(TM) is the network component of our end-to-end solution to which the Company's devices transmit their cashless payment information for processing as well as the valuable sales and diagnostic data for storage and reporting to our customers. Also, the network, through server-based software applications, provides remote management information and enables control of the networked device's functionality.

USALive(TM) is the enabler of turnkey cashless payment processing for our customers. The network is certified with several cashless payment authorities, such as credit card processors and property management systems, facilitating the authorization and settlement of credit cards, debit cards, hotel room keys and student ids. The network can also act as its own payment processing authority for other cashless payment media, such as on-line stored value or employee payroll deduction. The network authorizes transactions, occurring at the host equipment, with the appropriate payment authority and sends approval or decline responses back to the networked device to allow or terminate the transaction for the purchase of the product or service. The network consolidates successfully approved transactions from multiple devices, batches, and then transmits these batched transactions to the payment authority for settlement. By bundling and batching transactions from multiple networked devices and connecting to the appropriate payment authorities through one central dedicated processing medium, it reduces the fees charged by the payment authority.

USALive On-line(TM) is the web based reporting system that customers use to gain access to the valuable business information collected from the networked devices. The website's functionality includes: management of the distributed assets deployed in the field, such as new activations and location redeployments; user-defined reporting for miscellaneous payment types (e.g. cash, credit, etc), date and time product sold, and sales amount; and detailed bank account deposit information, by device, for easier bank reconciliation.

THE CONNECTIVITY MEDIUMS

Connectivity of our client devices (e-Port(TM) and TransAct(TM)) to the USALive(TM) network is another component of the Company's end-to-end solution. The reliable, cost effective transfer of customer's business critical data is paramount to the services we deliver. Due to the importance of connectivity, and realizing that every customer's connectivity needs may be different (e.g. access, or lack thereof, to phone lines, local area networks ("LAN"s), wide area networks ("WAN"s) and wireless data networks), the Company offers multiple connectivity solutions - phone line, Ethernet and wireless.

Increasing wireless connectivity options, coverage and reliability and decreasing costs, over the past few years have allowed us to service a greater number of customer locations, since many of our customer's host equipment, particularly within the vending industry, do not have access to any other communication medium. Additionally, we make it easy for our customers to deploy wireless solutions by being a single point of contact. By aggregating different wireless networks, we ensure our customers have reliable, cost effective nationwide coverage without the hassles of certification and administration of multiple wireless suppliers.

ENERGY MANAGEMENT PRODUCTS

With the acquisition of Bayview in July 2003, our Company offers energy conservation products ("Miser"s) that reduce the power consumption of various types of equipment, such as vending machines, glass front coolers and other "always-on" appliances by allowing the equipment to selectively operate in a power saving mode when the full power mode is not necessary. Each of the Company's Miser products utilizes occupancy sensing technology to determine when the surrounding area is vacant or occupied. The Miser then utilizes occupancy data, room and product temperatures, and an energy saving algorithm to selectively control certain high-energy components (e.g. compressor and fan) to realize power savings over the long-term use of the equipment. Customers of our VendingMiser(TM) product benefit from reduced energy consumption and costs of up to 46% per machine, depending on regional energy costs, machine type, and utilization of the machine. Our Misers also reduce the overall stress loads on the equipment, helping to reduce associated maintenance costs.

Customers of our VendingMiser(TM) product benefit from reduced energy consumption and costs of up to 46% per machine, depending on regional energy costs, machine type, and utilization of the machine. Our Misers also reduce the overall stress loads on the equipment, helping to reduce associated maintenance costs. In addition, customers could play an important role in helping to improve our environment, since our Miser products have been demonstrated to reduce the emission of Greenhouse gases of up to 2200 lbs. of CO2 and 3600g of NO, per machine per year. The foregoing discussion of greenhouse gases assumes that the energy savings, resulting from our product, resulted in a corresponding reduction of energy produced by the energy production plant.

THE OPPORTUNITY

Everyday devices from vending machines and logistics equipment to steam valves, refrigerators, security systems, and countless other devices can be better managed by embedding thin-client computing technology with network connectivity into each unit. Using wired and/or wireless networks and centralized, server-based software applications, managers can remotely monitor, control, and optimize a network of devices regardless of where they are located, resulting in a host of benefits including lower maintenance costs, improved inventory and transaction management, and increased operating efficiency.

This market opportunity is known by several different names, including Machine-to-Machine ("M2M") networking, Device Relationship Management ("DRM"), the Pervasive Internet and Device Networking. This industry is the convergence of computer-enabled devices and embedded systems, the Internet or other networking mediums, and centralized enterprise data-management tools. By connecting stand-alone devices into large-scale networks, new opportunities emerge between brand marketers, service providers, and their customers. Networked devices enable remote monitoring, cashless transactions, sales analysis, and optimized machine maintenance - all yielding higher return on investment for operators while increasing consumer satisfaction with improved and expanded services.

Brand marketers will be able to provide their products and services to customers wherever and whenever the need arises. They will no longer be limited to existing distribution channels and outlets. Just as beverage vending machines bring bottlers' products beyond the supermarket to the location where and when the customer wants them, a vast range of products and branding opportunities can be made available to customers at the point-of-need. In laundry, makers of detergent and fabric softener can have their products injected directly into a consumer's laundry, again putting their products at the point-of-need.

The market for networked device solutions is projected to be large and growing rapidly and includes a wide variety of segments such as the security and alarm, automated meter reading, fleet and asset management, and consumer telemetry markets. Networked devices will include personal devices (e.g. cell phones, PDAs), vehicles, containers, supply chain assets, medical devices, HVAC units, industrial machinery, home appliances, energy, accelerometers, pressure gauges, flow control indicators, biosensors, and countless other applications. According to an article, "Pervasive Internet", in M2M Magazine (Fall 2003), a minimum of
1.5 billion devices will be connected to the Internet worldwide by 2010. This represents a $700 billion total opportunity including device enabling, monitoring, and providing value-added services made available by the M2M network, according to M2M Magazine.

We believe that an opportunity exists to combine our technology with world-class partners in order to deliver a best-in-class solution and emerge as a leader in the Device Networking industry. Our Company has begun addressing this opportunity by working in several initial verticals, which include vending, commercial laundry, self-service business centers and self-service kiosks. These services share several key attributes, specifically, they are all self-service, cash-based businesses that are distributed across broad geographic areas. We address the extremely broad range of Device Networking opportunities by licensing our technologies to equipment makers throughout a variety of market segments. Equipment makers will be able to merge our technology with their in-depth market expertise.

THE INDUSTRY

Our current customers are primarily in the vending, commercial laundry, business center and kiosk industry sectors. While these industry sectors represent only a small fraction of the total Device Networking market, these are the areas where we have gained the most traction. In addition to being our primary markets, these sectors serve as a compelling proof-of-concept for other Device Networking industry applications.

VENDING

Annual worldwide sales in the vending industry sector are estimated to be approximately $143.5 billion, according to Vending Times Census of the Industry 2002. According to this Census, there are an estimated 8 million vending locations in the United States, and 30 million locations worldwide. The market segment that can be addressed by our end-to-end solution consists primarily of vended products retailing for $1 or greater, which represents a Company estimated vended volume of approximately $28 billion. Per census statistics, the overall market growth is 5% to 6% annually, while the addressable market segment for our end-to-end solution is growing more rapidly at 9% annually. Our VendingMiser(TM) energy conservation product can serve the entire vending market.

COMMERCIAL LAUNDRY

The domestic commercial laundry industry is estimated to be $5 billion in annual sales and 3.5 million commercial laundry machines in operation, according to Coin Laundry Association, October 2000 edition. The average annual growth rate for the commercial laundry sector is estimated to be between 10% and 12%. The Company believes the inline sale of additives (i.e. push-button selections for detergent and softener) may lead to a significant increase in this figure due to larger net margins over traditional industry standards. The addressable market is primarily the seven largest laundry operators, as well as several other small operators. These operators own and manage the equipment that is installed in multi-housing and college and university locations. The addressable market excludes those who own single laundromats.

BUSINESS CENTERS

There are currently 52,000 hotels in the United States and 300,000 worldwide, per American Hotel & Lodging Association's website, www.ahma.com. There is demand for business center availability in hotels, with ever-greater percentages of travelers needing and expecting use of computers, printers, fax machines, copiers, and other business services. We believe that there are 5,900 hotels in the primary addressable market - business oriented hotels with over 150 rooms - and 13,900 in the secondary market, hotels with 75 to 150 rooms. The growth rate for the overall market is 5% annually, with the addressable market gaining 8% annually.

KIOSK

According to a report by Frost and Sullivan Consulting, Kiosks represent a $500 million market. Kiosks are becoming increasingly popular as self-service "specialty" shops within larger retail environments. Value-added services, such as photo enlargement and custom imaging are a prominent example, located within many major retailers. Since pricing on these products is generally higher than $1 or $2, cashless payment options are essential.

OUR SUITE OF PRODUCTS AND SERVICES

INTELLIGENT VENDING(TM)

Developed for the vending industry, Intelligent Vending(TM) is our end-to-end vending solution. This system bundles e-Port(TM), USALive(TM), and its web-based remote monitoring, management, reporting and turnkey payment processing. Our latest improvement to Intelligent Vending(TM) is the introduction of our e-Port(TM) G-5. This device is smaller due to its one-piece design and costs less to manufacture, as compared to our e-Port(TM) G-4 device. These features make it more affordable and easier to install, improving our customers' rate of return.

Vending operators purchasing our Intelligent Vending(TM) products and services will have the capability: to conduct cashless transactions via credit cards, debit cards and other payment mediums such as employee/student ids and hotel room keys; to offer improved and expanded customer services by utilizing 'real-time', web-based reporting to keep machine inventory at a desirable level and consumer access to our 1-800 help-desk center for customer purchasing inquiries, both providing the end-user a more consistent user experience; to reduce operational costs through utilization of our remote monitoring technology, thereby maximizing the scheduling of service visits and limiting 'out-of-stock' machines; and to reduce theft and vandalism by providing 100% accountability of all sales transactions and reducing the cash reserves inside the machine.

eSuds(TM)

eSuds(TM) is our end-to-end solution developed for the commercial laundry industry. The eSuds(TM) system bundles e-Port(TM) and USALive(TM) to offer a cash-free payment option, web-based remote monitoring and management, an e-mail alert system to notify users regarding machine availability, cycle completion, and other events. The Company is also in the process of developing an injectable detergent and fabric softener system which will allow users to inject and pay for detergent and softener directly into their wash cycle, as well as allow laundry operators to benefit from additional revenue through the sale of detergent automatically added to the wash cycle. eSuds(TM) also supports a variety of value-added services such as custom advertising or subscription-based payments.

Laundry operators purchasing our eSuds(TM) system will have the capability: to conduct cashless transactions via credit cards, debit cards and other payment mediums such as student ids; to reduce operational costs through utilization of our remote monitoring technology, thereby maximizing the scheduling of service visits and increasing machine up-time. The system can also increase customer satisfaction through improved maintenance, higher machine availability, specialized services (i.e. email alerts to indicate that laundry cycle is finished) and value-added services such as pay-injection laundry detergent and fabric softener, and the convenience of non-cash transactions. Installations have been completed at Carnegie Mellon University, Cedarville College, and Bluffton College. We are working with distributors to install eSuds(TM) at other colleges and universities based on the positive results of these installations.

TRANSACT(TM) AND BUSINESS EXPRESS(R)

TransAct(TM), our original payment technology system developed for self-service business center devices, such as PCs, fax machines, and copiers, is a cashless transaction-enabling terminal that permits customers to use office equipment quickly and simply with the swipe of a major credit card. The TransAct(TM) device can be sold as a stand-alone unit for customers wishing to integrate it with their own office equipment.

Business Express(R) is a bundled solution comprised of the TransAct(TM) payment terminal and a suite of office equipment (i.e. PC, fax and copier). Business Express(R) enables hoteliers and others to offer unmanned business services 24/7/365. In addition, the Company offers the Public PC(TM), the Public Fax(TM) and the Public Copier(TM) to customers wishing to purchase a specific self-service product versus a complete bundled Business Center(R). The Company also provides additional value-added service and revenue generating opportunities with BEXPrint(TM), our proprietary technology that allows users, without access to a printer, to send a document to a secure web-site for storage, and then password retrieval of the document for printing at our Business Center locations, and our Kinko's relationship, which gives our Business Center users access to the nearest, convenient Kinko's center for their more advance business center needs.

Although larger hotels are expected to provide business centers to its guests, operation of the center can be costly. In addition to the cost of operating a supervised business center, operating hours usually are limited due to staff availability. Business Express(R) provides a cost-effective solution.

KIOSK

We provide an end-to-end solution that utilizes e-Port(TM) and USALive(TM) to offer a cash-free payment option and web-based remote monitoring and management for all kiosk types. Kiosks permit a host of new services to become available at the point-of-demand, such as Sony's self-service, PictureStation kiosks, where consumers can produce prints from their own digital media. Our solution also enables Kiosks to sell a variety of more expensive items.

Sony's PictureStation kiosks, which use our e-Port(TM) software solution, have been installed in approximately 60 locations across the US.

ENERGY MANAGEMENT PRODUCTS

The Miser family of energy-control devices, include:

VendingMiser(TM) - installs in a cold drink vending machine and can reduce the power consumption of the vending machine by an average of 50%. CoolerMiser(TM) - reduces the energy used by sliding glass or pull open glass-front coolers that contain non-perishable goods.

SnackMiser(TM) - reduces the amount of electricity used by non-refrigerated snack vending machines.

PlugMiser(TM) - reduces the amount of electricity used by all types of plug loads including those found in personal or modular offices (printers, personal heaters, and radios), video arcade games, and more.

The Company has completed the development of the Internal VendingMiser(TM) and Internal CoolerMiser(TM). The second generation of these devices is installed directly inside the machine and has the capability to control the cooling system and the advertising lights separately.

SALES AND MARKETING

The Company's sales strategy includes both direct sales and channel development, depending on the particular dynamics of each of our markets. Our marketing strategy is diversified and includes media relations, direct mail, conferences and client referrals. As of June 30, 2004, the Company was marketing and selling its products through its full time staff consisting of thirteen people.

DIRECT SALES

We sell directly to the major operators in each of our target markets. Each of our target markets is dominated by a handful of large companies, and these companies comprise our primary customer base. In the vending sector, approximately ten large operators dominate the sector; in the commercial laundry sector, seven operators own the majority of the market. We also work directly with hoteliers for our TransAct(TM) and Business Express(R) products.

Within the vending industry, our customers include soft drink bottlers and independent vending operators throughout the United States. On the soft drink bottler side, heavy effort is being put into securing initial distribution agreements. Three of the premier national independent vending operators, the Compass Group (Canteen, Flik, Eurest, Restaurant Associates and other affiliates), ARAMARK and Sodexho, have already installed approximately 140 e-Port(TM) devices.

CHANNEL SALES

We currently engage in channel sales for our TransAct(TM) and Business Express(R) products. We have established traction by working with audio-visual companies that service major hotels.

MARKETING

Our marketing strategy consists of building our brand by creating a company and product presence at industry conferences and events, in order to raise visibility within our industry, create opportunity to conduct product demonstrations and consult with potential customers one-on-one; sponsoring of education workshops with trade associations such as National Automated Merchandiser Association ("NAMA"), to educate the industry on the importance and benefits of our solution and establish our position as the industry leader; develop several one-sheet case studies to demonstrate real-life success stories to dramatically illustrate the value of our products; the use of direct mail campaigns; advertising in vertically-oriented trade publications such as Vending Times, Automatic Merchandiser and Energy User News; and cultivate a network of State governments and utility companies to provide incentives or underwriting for our energy management products.

STRATEGIC RELATIONSHIPS

IBM CORPORATION

We are an official "preferred" hardware, software, and services solution for IBM Corporation. Together with IBM, we market and sell combined information technology solutions to customers in the intelligent vending, retail point of sale, and networked home applications markets. The proposed combined product offerings include the e-Port(TM) terminal and related network, and IBM's products and services, including but not limited to systems integration and logistics support and delivery services.

ZILOG, INC.

In October 2002, we signed a strategic alliance with ZiLOG, a leader in the 8-bit microprocessor market to co-develop an e-Port(TM) enabled chip, which the Company currently uses in its eSuds(TM) and Intelligent Vending(TM) solutions, and to co-market a joint product that combines ZiLOG's Web-enabled microprocessor, the eZ80(R) Webserver, with the benefits of our wireless device networking, cashless transactions processing, and remote control and monitoring capabilities.

During August 2004, the Company and ZiLOG(R) announced the completion of the combination of ZiLOG's ezAcclaim!(TM) Family of Flash microcontrollers and e-Port(TM), enabling businesses to install networking capability into every day commercial applications at an affordable price. Our new eSuds(TM) solution incorporates this new microcontroller. As of the date hereof, the Company has not yet earned revenues from this agreement.

MARS ELECTRONICS INC. (MEI)

In March 2002, we signed an agreement with MEI, a world leader in the manufacture of electronic dollar bill and coin mechanisms found in vending machines, coin telephones, and other equipment, to jointly develop a cashless payment system.

In September 2004, MEI and the Company signed a technology licensing and sales agreement to bring a turnkey cash and credit card payment system to the vending market. Under the agreement, MEI licensed our intellectual property so operators can connect to USALive(TM), our network for services and credit card transaction capability. As of the date hereof, the Company has not yet earned revenues from these agreements.

UNILEVER

In October 2003, the Company signed a strategic alliance agreement with Conopco, Inc. dba Unilever Home & Personal Care North America to be the exclusive provider of laundry detergent for the eSuds(TM) program to be used in colleges and universities located in the United States. Under the terms of the agreement, the Company agrees to be a reseller of Unilever Products that are dispensed through the USA eSuds(TM) System and the Company will also receive fees from Unilever based on the number of injections of Unilever Products through the USA eSuds(TM) System. As of the date hereof, the Company has not yet earned revenues from product sales under this agreement.

AT&T WIRELESS

In July 2004, we signed an agreement to use AT&T Wireless' digital wireless wide area network for transport of data, including credit card transactions and inventory management data. AT&T Wireless is a provider of advanced wireless voice and data services for consumers and businesses, operating one of the largest digital wireless networks in North America and the fastest nationwide wireless data network in the United States.

MANUFACTURING

The Company utilizes independent third party companies for the manufacturing of its products. The Company purchases other components of its business center (computers, printers, fax and copy machines) through various manufacturers and resellers. Our manufacturing process mainly consists of quality assurance of materials and testing of finished goods received from our contract manufacturers. We have not entered into a long-term contract with our contract manufacturers, nor have we agreed to commit to purchase certain quantities of materials or finished goods beyond those submitted under routine purchase orders, typically covering short-term forecasts.

COMPETITION

Although the industries we operate in are established, the technology we provide is new and emerging. As such, we expect increasing competition in the future. While there are a number of companies providing certain limited aspects of our offering (i.e. raw network connectivity for client devices), few companies offer an end-to-end solution similar to our suite of products and services. To be successful, the Company must offer the highest quality products and services, and maintain the following advantages over its competitors:

SUPERIOR PRODUCT OFFERING

While some companies offer either reporting systems or cashless transaction processing capability, we believe we are the only provider offering both capabilities. We have developed an efficient solution for facilitating cashless payments for low cost vended goods and services and for transporting inventory and machine data, both through wire and wireless means. Additionally, we believe no reporting system provides the depth of functionality that our system provides. Our system goes beyond simple data reporting to analyze, organize, and streamline that data into actionable information.

RELATIONSHIPS WITH BEST-IN-CLASS STRATEGIC PARTNERS

We have established partnerships with leading providers in our industry such as IBM, Mars Electronics, and ZiLOG. Our partnerships are designed to extend our reach and enable us to service the largest industry segments.

MULTI-VERTICAL EXPERTISE

We believe that none of our competitors serve the broad range of industry verticals that we do. As such, we are able to leverage insights and best practices from one industry sector for use in a new sector.

We are aware of three competitors who offer unattended business centers in the hospitality industry in competition with Business Express(TM). We are aware of one competitor for our e-Port(TM) control system, which is being used in the beverage vending industry. We believe that there are very few installations of this product at the present time.

In addition, the businesses which have developed unattended, credit card activated control systems currently in use in connection with gasoline dispensing, public telephones, prepaid telephone cards, ticket dispensing machines, vending machines, or facsimile machines, are capable of developing products or utilizing their existing products in direct competition with our e-Port control systems targeted to the beverage vending industry. Many of these businesses are well established, have substantially greater resources than the Company and have established reputations for success in the development, sale and service of high quality products. Any such increased competition may result in reduced sales and/or lower percentages of gross revenues being retained by the Company in connection with its licensing arrangements, or otherwise may reduce potential profits or result in a loss of some or all of its customer base. The Company is also aware of several businesses that make available use of the Internet and use of personal computers to hotel guests in their hotel rooms. Such services might compete with the Company's Business Express, and the locations may not order the Business Express, or if ordered, the hotel guest may not use it.

CUSTOMER CONCENTRATIONS

Approximately 39% and 57% of the Company's accounts receivable at June 30, 2004 and 2003, respectively, and 40% as of September 30, 2004 were concentrated with two customers. Approximately 13%, 35% and 12% of the Company's revenues for the years ended June 30, 2004, 2003 and 2002, respectively, were concentrated with one, two and two customers, respectively. Approximately 32% of the Company's revenues for the three months ended September 30, 2004 were concentrated with two customers.

TRADEMARKS, PROPRIETARY INFORMATION AND PATENTS

The Company received federal registration approval of the following trademarks:
Business Express, Express Solutions, C3X, TransAct, Public PC, PC Express, Copy Express, Credit Card Copy Express, Credit Card Computer Express, Credit Card Printer Express, Credit Card Microfiche Express, Credit Card Debit Express, The Office That Never Sleeps, Intelligent Vending, e-Port, Dial-A-Vend, Dial-A-Snack, Dial-A-Vend.com, USALive and e-Port The Next Generation in Vending. Through its wholly owned subsidiary, Stitch Networks, the Company has secured three registered trademarks, including eVend.net, eSuds.net, and Stitch Networks, and one trademark, E-ppliance, which is pending registration. In addition, due to the July 2003 acquisition of Bayview, the Company has secured the VendingMiser trademark and the trademark SnackMiser is pending federal registration.

Much of the technology developed or to be developed by the Company is subject to trade secret protection. To reduce the risk of loss of trade secret protection through disclosure, the Company has entered into confidentiality agreements with its key employees. There can be no assurance that the Company will be successful in maintaining such trade secret protection, that they will be recognized as trade secrets by a court of law, or that others will not capitalize on certain aspects of the Company's technology.

Through November 8, 2004, 51 United States patents and 2 Canadian patents have been issued to the Company (including 4 patents acquired in July 2003 from Bayview). Thirty-two patents are pending (including 2 Canadian and 5 acquired from Bayview) and 2 patents have received notices of allowance as of November 8, 2004.

The list of issued patents is as follows:

o U.S. Patent No. 5,619,024 entitled "Credit Card and Bank Issued Debit Card Operating System and Method for Controlling and Monitoring Access of Computer and Copy Equipment";

o U.S. Patent No. 5,637,845 entitled "Credit and Bank Issued Debit Card Operating System and Method for Controlling a Prepaid Card Encoding/Dispensing Machine";

o U.S. Patent No. D423,474 entitled "Dataport";

o U.S. Patent No. D415,742 entitled "Laptop Dataport Enclosure";

o U.S. Patent No. D418,878 entitled "Sign Holder";

o U.S. Patent No. 6,056,194 entitled "System and Method for Networking and Controlling Vending Machines";

o U.S. Patent No. D428,047 entitled "Electronic Commerce Terminal Enclosure";

o U.S. Patent No. D428,444 entitled "Electronic Commerce Terminal Enclosure for a Vending Machine";

o U.S. Patent No. 6,119,934 entitled "Credit Card, Smart Card and Bank Issued Debit Card Operated System and Method for Processing Electronic Transactions";

o U.S. Patent No. 6,152,365 entitled "Credit and Bank Issued Debit Card Operated System and Method for Controlling a Vending Machine";

o U.S. Patent No. D437,890 entitled "Electronic Commerce Terminal Enclosure with a Hooked Fastening Edge for a Vending Machine";

o U.S. Patent No. D441,401 entitled "Electronic Commerce Terminal Enclosure with Brackets";

o U.S. Patent No. 6,321,985 entitled "System and Method for Networking and Controlling Vending Machines";

o U.S. Patent No. 6,505,095 entitled "System for Providing Remote Audit, Cashless Payment, and Interactive Transaction Capabilities in a Vending Machine" (Stitch);

o U.S. Patent No. 6,389,337 entitled "Transacting e-commerce and Conducting e-business Related to Identifying and Procuring Automotive Service and Vehicle Replacement Parts" (Stitch);

o U.S. Patent No. 6,021,626 entitled "Forming, Packaging, Storing, Displaying and Selling Clothing Articles"; and

o U.S. Patent No. 6,152,845 entitled "Credit and Bank Issued Debit Card Operated System and Method for Controlling a Prepaid Card Encoding/Dispensing Machine";

o U.S Patent No. 6,622,124 entitled "Method of transacting an electronic mail, an electronic commerce, and an electronic business transaction by an electronic commerce terminal operated on a transportation vehicle";

o U.S. Patent No. 6,615,186 entitled "Communicating interactive digital content between vehicles and internet based data processing resources for the purpose of transacting e-commerce or conducting e-business";

o U.S. Patent No. 6,615,183 entitled "Method of warehousing user data entered at an electronic commerce terminal";

o U.S. Patent No. 6,611,810 entitled "Store display window connected to an electronic commerce terminal";

o U.S. Patent No. 6,609,103 entitled "Electronic commerce terminal for facilitating incentive-based purchasing on transportation vehicles";

o U.S. Patent No. 6,609,102 entitled "Universal interactive advertising and payment system for public access electronic commerce and business related products and services";

o U.S. Patent No. D478,577 entitled "Transceiver base unit";

o U.S. Patent No. 6,606,605 entitled "Method to obtain customer specific data for public access electronic commerce services";

o U.S. Patent No. 6,606,602 entitled "Vending machine control system having access to the internet for the purposes of transacting e-mail, e-commerce, and e-business, and for conducting vending transactions";

o U.S. Patent No. 6,604,087 entitled "Vending access to the internet, business application software, e-commerce, and e-business in a hotel room";

o U.S. Patent No. 6,604,086 entitled "Electronic commerce terminal connected to a vending machine operable as a telephone";

o U.S. Patent No. 6,604,085 entitled "Universal interactive advertising and payment system network for public access electronic commerce and business related products and services";

o U.S. Patent No. 6,601,040 entitled "Electronic commerce terminal for wirelessly communicating to a plurality of communication devices";

o U.S. Patent No. 6,601,039 entitled "Gas pump control system having access to the Internet for the purposes of transacting e-mail, e-commerce, and e-business, and for conducting vending transactions";

o U.S. Patent No. 6,601,038 entitled "Delivery of goods and services resultant from an electronic commerce transaction by way of a pack and ship type company";

o U.S. Patent No. 6,601,037 entitled "System and method of processing credit card, e-commerce, and e-business transactions without the merchant incurring transaction processing fees or charges worldwide";

o U.S. Patent No. D477,030 entitled "Vending machine cashless payment terminal";

o U.S. Patent No. D476,037 entitled "User interface bracket for a point of sale terminal";

o U.S. Patent No. D476,036 entitled "Printer bracket for point of sale terminal";

o U.S. Patent No. D475,751 entitled "User interface bracket for a point of sale terminal";

o U.S. Patent No. D475,750 entitled "Paper guide for a point of sale terminal";

o U.S. Patent No. D475,414 entitled "Printer bracket for point of sale terminal";

o U.S. Patent No. 5,844,808 entitled "Apparatus and methods for monitoring and communicating with a plurality of networked vending machines";

o U.S. Patent No. 6,581,396 entitled "Refrigerated vending machine exploiting expanded temperature variance during power-conservation mode";

o U.S. Patent No. 6,389,822 entitled "Refrigerated vending machine exploiting expanded temperature variance during power-conservation mode";

o U.S. Patent No. 6,243,626 entitled "External power management device with current monitoring precluding shutdown during high current"; and

o U.S. Patent No. 5,477,476 entitled "Power conservation system for computer peripherals";

o U.S. Patent No. 6,629,080 entitled "Transaction processing method of fulfilling an electronic commerce transaction by an electronic commerce terminal system";

o U.S. Patent No. D480,948 entitled "Mounting bracket for mounting a cashless payment terminal to a vending machine";

o U.S. Patent No. 6,643,623 entitled "A method of transacting an electronic mail, an electronic commerce, and an electronic business transaction by an electronic commerce terminal using a gas pump";

o U.S. Patent No. 6,684,197 entitled "Method of revaluing a private label card using an electronic commerce terminal (as amended)";

o U.S. Patent No. 6,754,641 entitled "Method of transacting an e-mail, an e-commerce, and an e-business transaction by an electronic commerce terminal using a wirelessly networked plurality of portable devices";

o U.S. Patent No. 6,763,336 entitled "Dynamic identification interchange method for exchanging one form of identification for another";

o U.S. Patent No. 6,807,532 entitled "Method of soliciting a user input to survey data at an electronic commerce terminal";

o Canadian Patent No. D199-1014 entitled "Sign holder";

o Canadian Patent No. D199-1038 entitled "Laptop data port enclosure".

The Company believes that the U.S. patent No. 6,505,095 entitled "System for providing remote audit, cashless payment, and interactive transaction capabilities in a vending machine" is very important in protecting its intellectual property used in its e-Port(TM) control system targeted to the vending industry. The patent expires in July 2021.

RESEARCH AND DEVELOPMENT

Research and development expenses, which are included in general and administrative and compensation expense in the Consolidated Statements of Operations, were $688,000, $1,505,000, and $1,187,000 for the years ended June 30, 2004, 2003 and 2002, respectively, and $129,000 and $166,000 for the three months ended September 30, 2004 and 2003, respectively.

EMPLOYEES

On September 30, 2004, the Company had 48 employees, all of whom were full-time.

                                    PROPERTY

In March 2003, the Company entered into a lease for 12,864 square feet of space located in Malvern, Pennsylvania for its principal executive office and used for general administrative functions, sales activities, and product development. The lease term extends through December 31, 2008 and provides for escalating rent payments and a period of free rent prior to the commencement of the monthly lease payment in January 2004 of approximately $25,000 per month.

The Company also leases 9,084 square feet of space, located in Malvern, Pennsylvania, on a month-to-month basis for a monthly payment of approximately $8,000. During prior years, the facility was solely used to warehouse product. All product warehousing, shipping and customer support was transferred to this location from the executive office location during the first quarter of fiscal year 2005.

In connection with the acquisition of the energy conservation product line in July 2003 from Bayview Technology Group, LLC, the Company assumed leases for 6,384 square feet of space located in Denver, Colorado used for administrative functions, sales activities and product warehousing associated with the our Miser products. The lease terms extend through June 30, 2005 and provide for escalating rent payments currently at $8,200 per month. The lease provides for additional rent for a prorated share of operating costs for the entire facility.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS


Our Directors and executive officers, on December 13, 2004, together with their ages and business backgrounds were as follows:



NAME                                AGE       POSITION(s) HELD
---------------------               ---       ------------------------------
George R. Jensen, Jr.                55       Chief Executive Officer,
                                              Chairman of the Board of
                                              Directors

Stephen P. Herbert                   41       President, Director

Haven Brock Kolls, Jr.               39       Vice President - Research and
                                              Development

Mary West Young                      49       Chief Financial Officer

William W. Sellers (1)(2)            83       Director

William L. Van Alen, Jr. (1)(2)      71       Director

Steven Katz (1)                      56       Director

Douglas M. Lurio (2)                 47       Director

----------
(1) Member of Compensation Committee

(2) Member of Audit Committee

Each Director holds office until the next Annual Meeting of shareholders and until his successor has been elected and qualified.

George R. Jensen, Jr., has been our Chief Executive Officer and a Director since our inception in January 1992. Mr. Jensen was Chairman, Director, and Chief Executive Officer of American Film Technologies, Inc. ("AFT") from 1985 until 1992. AFT was in the business of creating color imaged versions of black-and-white films. From 1979 to 1985, Mr. Jensen was Chief Executive Officer and President of International Film Productions, Inc. Mr. Jensen was the Executive Producer of the twelve hour miniseries, "A.D.", a $35 million dollar production filmed in Tunisia. Procter and Gamble, Inc., the primary source of funds, co-produced and sponsored the epic, which aired in March 1985 for five consecutive nights on the NBC network. Mr. Jensen was also the Executive Producer for the 1983 special for public television, "A Tribute to Princess Grace". From 1971 to 1978, Mr. Jensen was a securities broker, primarily for the firm of Smith Barney, Harris Upham. Mr. Jensen was chosen 1989 Entrepreneur of the Year in the high technology category for the Philadelphia, Pennsylvania area by Ernst & Young LLP and Inc. Magazine. Mr. Jensen received his Bachelor of Science Degree from the University of Tennessee and is a graduate of the Advanced Management Program at the Wharton School of the University of Pennsylvania.

Stephen P. Herbert was elected a Director in April 1996, and joined USA on a full-time basis on May 6, 1996. Prior to joining us and since 1986, Mr. Herbert had been employed by Pepsi-Cola, the beverage division of PepsiCo, Inc. From 1994 to April 1996, Mr. Herbert was a Manager of Market Strategy. In such position he was responsible for directing development of market strategy for the vending channel and subsequently the supermarket channel for Pepsi-Cola in North America. Prior thereto, Mr. Herbert held various sales and management positions with Pepsi-Cola. Mr. Herbert graduated with a Bachelor of Science degree from Louisiana State University.

Haven Brock Kolls, Jr., joined USA Technologies on a full-time basis in May 1994 and was elected an executive officer in August 1994. From January 1992 to April 1994, Mr. Kolls was Director of Engineering for International Trade Agency, Inc., an engineering firm specializing in the development of control systems and management software packages for use in the vending machine industry. Mr. Kolls was an electrical engineer for Plateau Inc. from 1988 to December 1992. His responsibilities included mechanical and electrical computer-aided engineering, digital electronic hardware design, circuit board design and layout, fabrication of system prototypes and software development. Mr. Kolls is a graduate of the University of Tennessee with a Bachelor of Science Degree in Engineering.

Mary West Young joined USA in April 2004 and was named our Chief Financial Officer in May 2004. From 2001 to 2003, Ms. Young served as Senior Vice President-Finance, Controller and Chief Accounting Officer of RCN Corporation, and from 1998 to 2000 she served as Vice President - Finance and Corporate Controller for De Lage Landen Financial Services, Inc. Ms. Young held several management positions in International, Treasury and Accounting with Verizon from 1984 to 1992 and 1994 to 1998. Ms. Young received her Bachelor of Science and Masters of Business Administration degrees from La Salle University and is a Certified Public Accountant.

William W. Sellers joined the Board of Directors of USA in May 1993. Mr. Sellers founded The Sellers Company in 1949, which has been nationally recognized as the leader in the design and manufacture of state-of-the-art equipment for the paving industry. Mr. Sellers has been awarded five United States patents and several Canadian patents pertaining to this equipment. The Sellers Company was sold to Mechtron International in 1985. Mr. Sellers is Chairman of the Board of Sellers Process Equipment Company, which sells products and systems to the food and other industries. Mr. Sellers is actively involved in his community. Mr. Sellers received his undergraduate degree from the University of Pennsylvania.

William L. Van Alen, Jr., joined the Board of Directors of USA in May 1993. Mr. Van Alen is President of Cornerstone Entertainment, Inc., an organization engaged in the production of feature films of which he was a founder in 1985. Since 1996, Mr. Van Alen has been President and a Director of The Noah Fund, a publicly traded mutual fund. Prior to 1985, Mr. Van Alen practiced law in Pennsylvania for twenty-two years. Mr. Van Alen received his undergraduate degree in Economics from the University of Pennsylvania and his law degree from Villanova Law School.

Steven Katz joined the Board of Directors in May 1999. He is President of Steven Katz & Associates, Inc., a management consulting firm specializing in strategic planning and corporate development for technology and service-based companies in the health care, environmental, telecommunications and Internet markets. Mr. Katz`s prior experience includes five years with PriceWaterhouse & Co. in audit, tax and management advisory services; two years of corporate planning with Revlon, Inc.; five years with National Patent Development Corporation (NPDC) in strategic planning, merger and acquisition, technology in-licensing and out-licensing, and corporate turnaround experience as President of three NPDC subsidiaries; and two years as a Vice President and General Manager of a non-banking division of Citicorp, N.A.

Douglas M. Lurio joined the Board of Directors of USA in June 1999. Mr. Lurio is President of Lurio & Associates, P.C., attorneys-at-law, which he founded in 1991. He specializes in the practice of corporate and securities law. Prior thereto, he was a partner with Dilworth, Paxson LLP. Mr. Lurio received Bachelor of Arts Degree in Government from Franklin & Marshall College, a Juris Doctor Degree from Villanova Law School, and a Masters in Law (Taxation) from Temple Law School.

EXECUTIVE COMPENSATION

The following table sets forth certain information with respect to compensation paid or accrued by the Company during the fiscal years ended June 30, 2004, June 30, 2003 and June 30, 2002 to each of the executive officers and employee of the Company named below:

                           SUMMARY COMPENSATION TABLE


                               FISCAL
NAME AND PRINCIPAL POSITION     YEAR               ANNUAL COMPENSATION                 LONG TERM COMPENSATION
------------------------------ ------ -------------------------------------------    --------------------------
                                                                                                     SECURITIES
                                                                   OTHER ANNUAL       RESTRICTED     UNDERLYING
                                          SALARY     BONUS(1)     COMPENSATION(2)    STOCK AWARDS    OPTIONS(3)
------------------------------ ------ -------------------------------------------------------------------------
George R. Jensen, Jr.,          2004    $217,500   $4,870,000(4)     $ 17,875           --                  --
Chief Executive Officer,        2003    $189,038     $250,000        $223,211           --                  --
                                2002    $135,000     $288,000        $ 80,000           --             320,000

Stephen P. Herbert,             2004    $192,692     $225,000        $ 17,875           --                  --
President                       2003    $183,854     $225,000        $185,317           --                  --
                                2002    $125,000     $270,000        $ 80,000           --             300,000

H. Brock Kolls, Senior Vice     2004    $156,923     $ 60,000        $ 63,205           --                  --
President, Research &           2003    $150,000     $ 25,000        $ 64,493           --                  --
Development                     2002    $125,769     $180,000        $ 50,000           --             250,000

Adele H. Hepburn                2004    $130,000     $167,075              --           --                  --
Director of Investor            2003    $ 91,000     $282,382              --           --                  --
Relations                       2002    $ 91,000     $472,609              --           --             500,000

Mary W. Young
Chief Financial Officer(5)      2004    $24,187      $33,636               --           --             300,000



(1) For fiscal year 2004 includes: 10,500,000 shares valued at $0.44 per share, in connection with the amendment of his employment agreement, and a $250,000 cash bonus for Mr. Jensen; a $225,000 cash bonus for Mr. Herbert; a $60,000 cash bonus for Mr. Kolls; a cashless exercise of 470,750 warrants into 470,750 shares valued at $0.10 per share and a $120,000 cash bonus for Ms. Hepburn; and 200,000 shares valued at $0.168 per share for Ms. Young. For fiscal year 2003 includes: a $100,000 Senior Note due 2005, including 2,000,000 shares valued at $0.20, and $150,000 cash bonus for Mr. Jensen; a $100,000 Senior Note due 2005, 200,000 shares valued at $0.20 and a $125,000 cash bonus for Mr. Herbert; a $25,000 cash bonus for Mr. Kolls; and a $100,000 Senior Note due 2005, including 200,000 shares valued at $0.20 a share, $41,095 Senior Note due 2004, and a $100,000 cash bonus for Ms. Hepburn. For fiscal year 2002, amount represents shares of Common Stock issued to the executive officers valued at $0.45 per share, which was the market value on the date of grant (Mr. Jensen-640,000 shares; Mr. Herbert-600,000 shares; and Mr. Kolls-400,000 shares). For Adele Hepburn in fiscal 2002, the bonus includes $408,267 of non-cash compensation, as follows:
435,334 shares of Common Stock at $0.60; 384,334 shares at $0.10; and a $108,834
2001 - D 12% Senior Notes due December 31, 2003.

(2) Represents cash payments authorized to reimburse certain executive officers for tax payments incurred from the award of a previous bonus as well as car allowance payments.

(3) In July 1999, the Company extended the expiration dates to June 30, 2001 for the options to acquire Common Stock as held by the following directors, officers, and employee: Adele Hepburn - 77,000 options; H. Brock Kolls - 20,000 options; William Sellers - 15,500 options; and William Van Alen - 12,500 options. All of the foregoing options would have expired in the first two calendar quarters of the year 2000 or the first calendar quarter of year 2001. In February 2001, all these options were further extended until June 30, 2003, and in addition the expiration dates of the following additional options were also extended to June 30, 2003: H. Brock Kolls - 20,000 options; Stephen Herbert
- 40,000 options; Michael Lawlor - 3,750 options; George Jensen - 200,000 options. In October 2000, the Company issued to George R. Jensen, Jr., fully vested options to acquire up to 200,000 shares of Common Stock at $1.50 per share. The options were exercisable at any time within two years following issuance. In February 2001, the Company extended the expiration date of these options until June 30, 2003. Effective December 31, 2002, all of the outstanding options (whether vested or unvested) then held by each of Messrs. Jensen, Herbert, Kolls, Maxwell, Sellers, Van Alen, Katz, Lurio and Boynton were voluntarily canceled by each of the foregoing individuals.

(4) Prior to July 2003, Mr. Jensen's employment agreement provided that upon the occurrence of a USA Transaction he would receive that number of shares equal to seven percent of all of the then issued and outstanding shares on a fully converted basis. During July 2003, the Company and Mr. Jensen agreed to amend Mr. Jensen's employment agreement so that upon the occurrence of a USA Transaction he would receive only four percent of the authorized shares as of July 2003. Based upon the authorized shares as of July 2003 of 350,000,000, the fixed number of shares to be issued to Mr. Jensen by the Company upon the occurrence of a USA Transaction was now only 14,000,000 shares. Under the new amended agreement, the 14,000,000 shares became subject to dilution (i.e., did not increase in order to reflect subsequent issuances by the Company of its shares). Under the prior agreement, the number of shares to be issued to Mr. Jensen was not subject to dilution (i.e., would be increased in order to reflect subsequent issuances by the Company of its shares) and was based upon the actual total number of shares outstanding at the time of a USA Transaction.

For example, if a USA Transaction occurred while there were 475,000,000 shares then outstanding on a fully converted basis, Mr. Jensen would have received 33,250,000 shares under his prior agreement rather than the fixed number of 14,000,000 shares under his new amended agreement.

During July 2003, the Company issued to Mr. Jensen an aggregate of 10,500,000 shares of restricted Common Stock, 2,500,000 shares of which were issued as compensation to Mr. Jensen, and 8,000,000 shares of which were issued to Mr. Jensen in connection with the employment agreement amendment described above. In accordance with generally accepted accounting principles, the Company was required to value these shares at $.44 per share or an aggregate of $4,620,000.

(5) Employment commenced on April 28, 2004.

OPTION GRANTS IN LAST FISCAL YEAR

                               (Individual Grants)



---------------------------------------------------------------------------------------
               NUMBER OF              PERCENT OF           EXERCISE        EXPIRATION
               SECURITIES             TOTAL OPTIONS        BASE PRICE      DATE
               UNDERLYING             GRANTED TO           ($/SHARE)
               OPTIONS GRANTED        EMPLOYEES IN
NAME           (#)                    FISCAL YEAR
---------------------------------------------------------------------------------------
Mary West Young 300,000 (1)            100%                  $.30           (2)




(1) Conditioned upon Ms. Young's employment, the options vest at a rate of 37,500 per three-month period commencing on July 31, 2004 for an aggregate of 300,000 options on April 30, 2006.

(2) The options expire two-years from the date of vesting.

TOTAL OPTIONS EXERCISED IN FISCAL YEAR ENDED JUNE 30, 2004 AND YEAR END VALUES

The following table gives information for options exercised by an executive officer and an employee in fiscal year 2004, and the number of options held by the executive officer and the employee at fiscal year end:



                                                            NUMBER OF
                                                            SECURITIES      VALUE OF
                                                            UNDERLYING      UNEXERCISED
                                                            UNEXERCISED     IN-THE-MONEY
                                                            OPTIONS AT      OPTIONS AT
                                                            FY-END (#)      FY-END($)
                   SHARES ACQUIRED                          EXERCISABLE/    EXERCISABLE/
NAME               ON EXERCISE (#)    VALUE REALIZED ($)    UNEXERCISABLE/  UNEXERCISABLE/
------------------------------------------------------------------------------------------
Adele H. Hepburn             0                 0                 77,000/0          0

Mary West Young              0                 0                0/300,000          0
------------------------------------------------------------------------------------------



EXECUTIVE EMPLOYMENT AGREEMENTS

The Company has entered into an employment agreement with Mr. Jensen, which expires June 30, 2005, and is automatically renewed from year to year thereafter unless canceled by Mr. Jensen or the Company. The agreement provides for an annual base salary of $250,000 effective January 1, 2004. Mr. Jensen is entitled to receive such bonus or bonuses as may be awarded to him by the Board of Directors. In determining whether to pay such a bonus, the Board would use its subjective discretion. The Agreement requires Mr. Jensen to devote his full time and attention to the business and affairs of the Company, and obligates him not to engage in any investments or activities which would compete with the Company during the term of the Agreement and for a period of one year thereafter.

The agreement also grants to Mr. Jensen in the event a "USA Transaction" (as defined below) occurs after the date thereof an aggregate of 14,000,000 shares of Common Stock subject to adjustment for stock splits or combinations ("Jensen Shares"). Mr. Jensen is not required to pay any additional consideration for the Jensen Shares. At the time of any USA Transaction, all of the Jensen Shares are automatically deemed to be issued and outstanding immediately prior to any USA Transaction, and are entitled to be treated as any other issued and outstanding shares of Common Stock in connection with such USA Transaction.

The term USA Transaction is defined as (i) the acquisition of fifty-one percent or more of the then outstanding voting securities entitled to vote generally in the election of Directors of the Company by any person, entity or group, or (ii) the approval by the shareholders of the Company of a reorganization, merger, consolidation, liquidation, or dissolution of the Company, or the sale, transfer, lease or other disposition of all or substantially all of the assets of the Company. The Jensen Shares are irrevocable and fully vested, have no expiration date, and will not be affected by the termination of Mr. Jensen`s employment with the Company for any reason whatsoever. If a USA Transaction shall occur at a time when there are not a sufficient number of authorized but unissued shares of Common Stock, then the Company shall as a condition of such USA Transaction promptly take any and all appropriate action to make available a sufficient number of shares of Common Stock. In the alternative, the Company may structure the USA Transaction so that Mr. Jensen would receive the same amount and type of consideration in connection with the USA Transaction as any other holder of Common Stock.

The Company has entered into an employment agreement with Mr. Herbert, which expires on June 30, 2005, and is automatically renewed from year to year thereafter unless canceled by Mr. Herbert or the Company. The Agreement provides for an annual base salary of $230,000 per year effective January 1, 2004. Mr. Herbert is entitled to receive such bonus or bonuses as the Board of Directors may award to him. The Agreement requires Mr. Herbert to devote his full time and attention to the business and affairs of the Company and obligates him not to engage in any investments or activities which would compete with the Company during the term of the agreement and for a period of one year thereafter. In the event that a USA Transaction (as defined in Mr. Jensen's employment agreement) shall occur, then Mr. Herbert has the right to terminate his agreement upon 30 days notice to USA.

Mr. Kolls has entered into an employment agreement with the Company, which expires on June 30, 2005, and is automatically renewed from year to year thereafter unless canceled by Mr. Kolls or the Company. The agreement provides for an annual base salary of $165,000 per year effective January 1, 2004. Mr. Kolls is entitled to a payment of $5,000 upon each of the following: (i) filing of a new patent application by USA for which he is listed as the inventor; (ii) granting of any such patent application; and (iii) issuance of a patent for any patent application that had been filed prior to April 20, 2004. Mr. Kolls is also entitled to receive such bonus or bonuses as may be awarded to him by the Board of Directors. The Agreement requires Mr. Kolls to devote his full time and attention to the business and affairs of the Company, and obligates him not to engage in any investments or activities which would compete with the Company during the term of his agreement and for a period of one year thereafter. In the event that a USA Transaction (as defined in Mr. Jensen's employment agreement) shall occur, then Mr. Kolls has the right to terminate his agreement upon 30 days notice to USA.

Ms. Hepburn has entered into an employment agreement with the Company, which expires on June 30, 2005, and is automatically renewed from year to year thereafter unless canceled by Ms. Hepburn or the Company. The agreement provides for an annual base salary of $130,000 per year effective January 1, 2004. Ms. Hepburn is also entitled to receive such bonus or bonuses as the Board of Directors may award to her. The Agreement requires Ms. Hepburn to devote her full time and attention to the business and affairs of the Company, and obligates her not to engage in any investments or activities which would compete with the Company during the term of the agreement and for a period of one year thereafter.

Ms. Young has entered into an employment agreement with the Company, which expires on April 30, 2005, and is automatically renewed from year to year thereafter unless canceled by Ms. Young or the Company. The agreement provides for a base annual salary of $165,000 and a discretionary performance-based bonus of up to 35% of her base salary. Ms. Young also received a $30,000 payment that she used to purchase 200,000 shares of restricted Common Stock at $.15 per share as part of the 2004-A private placement offering. Ms. Young was also granted options to purchase up to 300,000 shares of Common Stock of the Company at $.30 per share. The options vest ratably over a two-year period and are exercisable at any time during the two-year period following vesting. The agreement requires Ms. Young to devote her full-time and attention to the business and affairs of the Company, and obligates her not to engage in any investments or activities which would compete with the Company during the term of her agreement and for a period of one year thereafter.

COMPENSATION OF DIRECTORS

Members of the Board of Directors receive cash and equity compensation for serving on the Board of Directors, as determined from time to time by the Compensation Committee with subsequent approval thereof by the Board of Directors.

The only compensation paid to our Directors during the fiscal year ended June 30, 2004 was during June 2004, when we paid $30,000 to each of Messrs. Sellers and Van Alen for services as Chairperson of the Compensation Committee and the Audit Committee, respectively, rendered during the two prior fiscal years. As a condition of the payment, each agreed to purchase 200,000 shares of Common Stock at $.15 per share as part of our 2004-A private placement.

                             PRINCIPAL SHAREHOLDERS

COMMON STOCK

The following table sets forth, as of June 30, 2004, the beneficial ownership of the Common Stock of each of the Company's directors and executive officers, the other employee named in the summary compensation table set forth above, as well as by the Company's directors and executive officers as a group. Except as set forth below, the Company is not aware of any beneficial owner of more than five percent of the Common Stock. Except as otherwise indicated, the Company believes that the beneficial owners of the Common Stock listed below, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable:



                                        NUMBER OF SHARES
NAME AND ADDRESS                        OF COMMON STOCK           PERCENT OF
BENEFICIAL OWNER                        BENEFICIALLY OWNED(1)     OF CLASS(2)
-------------------                     ---------------------     -----------
George R. Jensen, Jr.                    10,821,000 shares(3)            2.48%
100 Deerfield Lane, Suite 140
Malvern, Pennsylvania 19355

Stephen P. Herbert                        3,236,050 shares(4)             *
100 Deerfield Lane, Suite 140
Malvern, Pennsylvania 19355

Haven Brock Kolls, Jr.                      707,325 shares(5)             *
100 Deerfield Lane, Suite 140
Malvern, Pennsylvania 19355

Adele H. Hepburn                          9,112,859 shares(6)            2.09%
100 Deerfield Lane, Suite 140
Malvern, Pennsylvania 19355

Douglas M. Lurio                            921,463 shares(7)             *
2005 Market Street, Suite 2340
Philadelphia, Pennsylvania 19103

William W. Sellers                        2,712,486 shares(8)             *
701 Eagle Road
Wayne, Pennsylvania 19087

Steven Katz                                 535,000 shares                *
440 South Main Street
Milltown, New Jersey 08850

William L. Van Alen, Jr.                  2,773,269 shares(9)             *
P.O. Box 727
Edgemont, Pennsylvania 19028

Mary West Young                             200,000 shares                *
100 Deerfield Lane, Suite 140
Malvern, Pennsylvania 19355

All Directors and Executive Officers
As a Group (8 persons)                  21,906,593 shares(10)            5.03%

---------
*Less than one percent (1%)

(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and derives from either voting or investment power with respect to securities. Shares of Common Stock issuable upon conversion of the Preferred Stock, shares issuable upon the conversion of Convertible Senior Notes, or shares of Common Stock issuable upon exercise of warrants and options currently exercisable, or exercisable within 60 days of June 30, 2004, are deemed to be beneficially owned for purposes hereof.

(2) On June 30, 2004 there were 351,654,131 shares of Common Stock and 522,742 shares of Preferred Stock issued and outstanding. For purposes of computing the percentages under this table, it is assumed that all shares of issued and outstanding Preferred Stock have been converted into 522,742 shares of Common Stock, that all of the options to acquire Common Stock which have been issued and are fully vested as of June 30, 2004 (or within 60-days of June 30, 2004) have been converted into 1,897,472 shares of Common Stock. For purposes of computing such percentages it has also been assumed that all of the remaining Common Stock Warrants have been exercised for 33,457,191 shares of Common Stock; that all of the Senior Notes have been converted into 47,351,320 shares of Common Stock; and that all of the accrued and unpaid dividends on the Preferred Stock as of June 30, 2004 have been converted into 667,718 shares of Common Stock. Therefore, 435,550,574 shares of Common Stock were treated as issued and outstanding for purposes of computing the percentages under this table.

(3) Includes 511,000 shares of Common Stock beneficially owned by his spouse. Does not include the right granted to Mr. Jensen under his Employment Agreement to receive Common Stock upon the occurrence of a USA Transaction (as defined therein). See "Executive Employment Agreements". Includes 6,000,000 shares owned by George R. Jensen, Jr. Grantor Retained Unitrust dated July 14, 2003 over which Mr. Jensen retains beneficial ownership.

(4) Includes 250,000 shares issuable to Mr. Herbert upon the conversion of Senior Notes, 1,050 shares of Common Stock beneficially owned by his child, 600,000 shares of Common Stock beneficially owned by his spouse, 250,000 shares issuable upon the conversion of Senior Notes beneficially owned by his spouse and 250,000 shares issuable to Mr. Herbert upon the exercise of warrants.

(5) Includes 12,000 shares of Common Stock owned by Mr. Kolls' spouse, 150,000 shares issuable to his spouse upon conversion of her Senior Note and 3,600 shares issuable upon the exercise of warrants beneficially owned by his spouse.

(6) Includes 473,044 shares of Common Stock owned by her spouse, 5,150 shares underlying Series A Preferred Stock held by her and her spouse, 1,615,418 shares issuable upon the conversion of her Senior Notes, 58,495 shares issuable upon the conversion of Senior Notes beneficially owned by her spouse, 212,025 shares issuable upon the exercise of her warrants, and 77,000 shares upon exercise of options.

(7) Includes 225,000 shares issuable upon conversion of Senior Notes and 13,500 shares issuable upon exercise of warrants.

(8) Includes 17,846 shares of Common Stock owned by the Sellers Pension Plan of which Mr. Sellers is a trustee, 4,952 shares of Common Stock owned by Sellers Process Equipment Company of which he is a Director, 10,423 shares of Common Stock owned by Mr. Seller's wife, 408,334 shares issuable upon conversion of his Senior Notes and 143,366 shares issuable upon the exercise of warrants.

(9) Includes 266,670 shares of Common Stock issuable to Mr. Van Alen upon conversion of his Senior Notes, 548,566 shares issuable upon the exercise of warrants and 4,000 shares of Common Stock beneficially owned by his spouse.

(10) Includes all shares of Common Stock described in footnotes (3) through (5) and (7) through (9) above.

PREFERRED STOCK

The following table sets forth, as of June 30, 2004 the beneficial ownership of the Preferred Stock by the Company's directors and executive officers, the other employee named in the Summary Compensation Table set forth above, as well as by the Company's directors and executive officers as a group. Except as set forth below, the Company is not aware of any beneficial owner of more than five percent of the Preferred Stock. Except as otherwise indicated, the Company believes that the beneficial owners of the Preferred Stock listed below, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable.



                                      NUMBER OF SHARES
NAME AND ADDRESS OF                   OF PREFERRED STOCK           PERCENT
BENEFICIAL OWNER                      BENEFICIALLY OWNED           OF CLASS(L)
-----------------------------         ------------------           -----------
Adele H. Hepburn
100 Deerfield Lane, Suite 140
Malvern, Pennsylvania 19355            5,150 shares (2)              *

All Directors and
Executive Officers
As a Group (8 persons)                     0 shares                  *

-------------
* Less than 1%

(1) There were 522,742 shares of Preferred Stock issued and outstanding as of June 30, 2004.

(2) Ms. Hepburn is an employee of the Company.

                              CERTAIN TRANSACTIONS

During the fiscal year ended June 30, 2004, the Company incurred charges to Lurio & Associates, P.C., of which Mr. Lurio is President and a shareholder, for professional fees of approximately $391,000 for legal services rendered to the Company by such law firm. During the year ended June 30, 2004, the Company accrued approximately $32,000 for these services. Mr. Lurio is a Director of the Company.

On July 10, 2003, USA and George R. Jensen, Jr., Chief Executive Officer and Chairman of USA, agreed upon an amendment to Mr. Jensen's employment agreement. Pursuant thereto, the number of shares of Common Stock of USA issuable to Mr. Jensen by USA upon the occurrence of a "USA Transaction" (as such term is defined in his employment agreement) was fixed at 14,000,000 shares rather than seven percent of the then issued and outstanding shares as previously provided. USA also agreed to issue to Mr. Jensen an aggregate of 10,500,000 shares of restricted Common Stock, 2,500,000 shares of which will be issued as compensation to Mr. Jensen for future services, and 8,000,000 shares of which will be issued to Mr. Jensen in connection with the employment agreement amendment. Mr. Jensen has agreed to enter into a lock up agreement pursuant to which he shall not sell 2,500,000 of the shares for a one-year period and 8,000,000 of the shares for a two-year period.

During April through June, 2004, certain Directors and officers, members of their immediate family, and an employee, invested in the 2004-A Private Placement of USA shares at $.15 per share and received a warrant to purchase an additional fifty-percent of such shares at $.20 per share at any time before December 31, 2004. The foregoing individuals invested as follows: Stephen P. Herbert purchased 500,000 shares ($75,000) and received a warrant to purchase an additional 250,000 shares; William W. Sellers purchased 200,000 shares ($30,000) and received a warrant to purchase an additional 100,000 shares; William L. Van Alen, Jr., purchased 1,025,000 ($153,750) and received a warrant to purchase an additional 512,500 shares; Mary West Young purchased 200,000 shares ($30,000) and received a warrant to purchase an additional 100,000 shares; Adele Hepburn purchased 333,333 shares ($50,000) and received a warrant to purchase an additional 166,667 shares; Burton Jensen purchased 733,333 shares ($110,000) and received a warrant to purchase an additional 366,667 shares; David Jensen purchased 733,333 shares ($110,000) and received a warrant to purchase an additional 366,667 shares; Ronald Jensen purchased 733,333 shares ($110,000) and received a warrant to purchase an additional 366,667 shares; and Lucas Post Van Alen purchased 125,000 shares ($18,750) and received a warrant to purchase an additional 62,500 shares.


During December 2004, William L. Van Alen, Jr., a Director, purchased senior notes in the principal amount of $102,303 as part of our 2004-B Senior Note private placement offering.


Our Code of Business Conduct and Ethics prohibits us from entering into any related party transaction with an officer or director where such transaction would interfere with the exercise of the independent judgment of such officer or director or materially impair the performance of the responsibilities of any such officer or director.

                              SELLING SHAREHOLDERS

Each of the selling shareholders listed below is, as of the date hereof, the holder of our common stock or has the right to acquire the number of shares of common stock set forth opposite such selling shareholder's name. The issuance of the common stock to the selling shareholders as well as the issuance of the common stock to the selling shareholders upon exercise of the warrants was or will be a transaction exempt from the registration requirements of the Act and various state securities laws.

We have agreed, at our expense, to register all of the common stock for resale by the selling shareholders under the Act. We expect to incur expenses of approximately $35,000 in connection with the registration statement of which this prospectus is a part.

The number of shares that may be actually sold by the selling shareholders will be determined by the selling shareholders. The selling shareholders are under no obligation to sell all or any portion of the shares offered, nor are the selling shareholders obligated to sell such shares immediately under this Prospectus. Particular selling shareholders may not have a preset intention of selling their shares and may offer less than the number of shares indicated. Because the selling shareholder may sell all, some or none of the shares of common stock that the selling shareholder holds, no estimate can be given as to the number of shares of our common stock that will be held by the selling shareholder upon termination of the offering. Shares of common stock may be sold from time to time by the selling shareholders or by pledgees, donees, transferees or other successors in interest.

The following tables set forth information with respect to each selling shareholder and the respective amounts of common stock that may be offered pursuant to this prospectus. None of the selling shareholders has, or within the past three years has had, any position, office or other material relationship with us, except as noted below. Except as specifically set forth below, following the offering, and assuming all of the common stock offered hereby has been sold, none of the selling shareholders will beneficially own one percent (1%) or more of the common stock.

                           STITCH COMMON STOCK OPTIONS




                                                          BENEFICIAL OWNERSHIP
                                                             AFTER OFFERING
                                    COMMON STOCK        ------------------------
SELLING SHAREHOLDER                 OFFERED HEREBY(6)   NUMBER           PERCENT
-------------------                 --------------      ---------        -------
Scott Nissenbaum                    252,377
David Goodman                       126,188
Ritchie Snyder                      126,188
Diane Goodman                       126,188
Roger Scholten(1)                   126,188             1,251,865           *
Kenneth Boyle(2)                    126,188                0                *
Mike Bolton                         126,188
Scott Rosenthal                      79,082
Wendy Jenkins(3)                     79,082                *                *
Alex Kane                            55,358
Mark Rooney                          39,541
Ken May                              23,725
Matthew Heilman(4)                   19,771                0                *
Erika Bender(4)                      15,816                0                *
Susan Ledyard                        11,862
Chris Keane(4)                       11,862                0                *
Aaron Watkins                        11,862
Staci Spitzer                        11,862
Jim Rosemary                         11,862
Doke Scott                           11,862
Maeve McKenna(5)                     11,862                0                *
Doug Wiggins                         11,862

David Vrencur                         7,908
Ron Wood(3)                           7,908                0                 *
Michael Knoll                         7,908
Rob Foehl                             7,908
Kate Jones                            3,954
Sean McGraw                           3,954
Eric Montgomery                       3,163
Patrick Brisiel                       3,163
Peter McNally                         3,163

                        Total     1,465,812

----------
* less than one percent

(1) Mr. Scholten is a Director of Maytag Holdings, Inc. which beneficially owns 1,251,865 shares of the Company.

(2) Mr. Boyle is a former Director of the Company.

(3) Current employee of the Company.

(4) Former employee of the Company.

(5) Consultant of the Company.

(6) Represents shares underlying options to purchase our shares that were issued to holders of options to purchase shares of Stitch on May 14, 2002 as part of our acquisition of Stitch. The options to purchase shares of Stitch were cancelled as part of the exchange. The options are exercisable at any time through May 13, 2007 at $.165 per share and none have been exercised as of the date of this prospectus. We have agreed to register these shares for resale under the Act at our cost and expense until May 13, 2005.

                           STITCH MERGER COMMON STOCK

                                                          BENEFICIAL OWNERSHIP
                                                              AFTER OFFERING
                                    COMMON STOCK          --------------------
SELLING SHAREHOLDER                 OFFERED HEREBY(1)     NUMBER       PERCENT
-------------------                 -----------------     ------       -------
Maytag Holdings, Inc.(2)               1,251,865            0             *

----------
* Less than one percent (1%).

(1) The natural person who exercises sole and/or shared voting or dispositive powers with respect to the shares held of record by the entity, Maytag Holdings, Inc., is Ken Boyle.

(2) Represents shares issued in exchange for shares of Stitch on May 14, 2002 as part of our acquisition of Stitch. We have agreed to register these shares for resale under the Act at our cost and expense until May 13, 2005.

                          KAZI MANAGEMENT COMMON STOCK



                                                           BENEFICIAL OWNERSHIP
                                                              AFTER OFFERING
                                                           --------------------
                                    COMMON STOCK
SELLING SHAREHOLDER                 OFFERED HEREBY(1)      NUMBER       PERCENT
-------------------                 -----------------      ------       -------
Kazi Management VI, Inc. (2)            17,500,000            0            *



----------
(1) Consists of 7,500,000 shares of Common Stock purchased at $.07 per share and 10,000,000 shares underlying warrants. Of these warrants 2,500,000 are exercisable at $.10 per share and the balance at $.07 per share.

(2) The natural person who exercises sole and/or shared voting or dispositive powers with respect to the shares held of record by the entity, Kazi Management, is Zubair Kazi.

                              BAYVIEW COMMON STOCK


                                                           BENEFICIAL OWNERSHIP
                                                              AFTER OFFERING
                                   COMMON STOCK           --------------------
SELLING SHAREHOLDER                OFFERED HEREBY         NUMBER      PERCENT
-------------------                --------------         ------      -------
Marc Geman(1)                         2,776,001             0            *
John Beldock                          2,776,001
John Capone                             484,638
Plum Street Investments Ltd.(2)         906,228             0            *
BonAnno Family Partnership LLP(3)       985,175             0            *
David Belford                           362,464
Estate of Louis Marks(4)                181,177             0            *
Jerrold Marks                           181,177
Robert Therrell                         181,177
Craig/Cox family Trust
UTD 12/12/92(5)                         543,640             0            *
Mt. Audubon Associates(6)               662,587             0            *
Energy Miser LLC(7)                     743,874             0            *
Raymond Mancini                         453,059
Thomas C. Baker IRA                     181,177
Arthur Davis                            370,253
Sandra LaForge                          181,177
Ryan Wood                               193,805
Michael Heines                          207,552
Michael Opatowski                       207,552
Arnold Tinter                         1,377,725
Robert McGarrah(8)                      284,224             0            *
BV Technologies (9)                     900,000             0            *

         Total                       15,108,667(10)


----------
* Less than 1%.

(1) Mr. Geman is a consultant to the Company.

(2) The natural person who exercises sole and/or shares voting or dispositive power with respect to the shares held of record by the entity is Gene Johnson.

(3) The natural person who exercises sole and/or shares voting or dispositive power with respect to the shares held of record by the entity is Raymond T. BonAnno.

(4) The natural person who exercises sole and/or shares voting or dispositive power with respect to the shares held of record by the entity is Jerold Marks.

(5) The natural person who exercises sole and/or shares voting or dispositive power with respect to the shares held of record by the entity is Paul P. Craig.

(6) The natural person who exercises sole and/or shares voting or dispositive power with respect to the shares held of record by the entity is Robert Grubb.

(7) The natural person who exercises sole and/or shares voting or dispositive power with respect to the shares held of record by the entity is Michael Opatowski.

(8) Mr. McGarrah is a consultant to the Company.

(9) The natural person who exercises sole and/or shares voting or dispositive power with respect to the shares held of record by the entity is David Schanin.

(10) Represents shares issued by us in exchange for substantially all of the assets of Bayview Technology Group, LLC (now known as BT LLC) in July 2003 valued at $.46 per share. We have agreed to register these shares for resale by the holder thereof at our cost and expense until July 11, 2005. In October 2004, Bayview transferred 11,070,000 of its shares to its members and a note holder leaving 4,038,667 shares held by it. Prior to the transfer, Bayview had sold 4,191,333 of the shares originally issued to it. During December 2004, Bayview transferred to its members all of the 4,038,667 shares held by it.



                             MARKET FOR COMMON STOCK

The Common Stock of the Company is currently traded on the OTC Electronic Bulletin Board under the symbol USTT.

The high and low bid prices on the OTC Electronic Bulletin Board for the Common Stock were as follows. These quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions.


YEAR ENDED JUNE 30, 2003                            HIGH           LOW
------------------------                            ----           ---
First Quarter (through September 30, 2002)        $ 0.39         $ 0.14
Second Quarter (through December 31, 2002)        $ 0.23         $ 0.13
Third Quarter (through March 31, 2003)            $ 0.22         $ 0.16
Fourth Quarter (through June 30, 2003)            $ 0.64         $ 0.17

YEAR ENDED JUNE 30, 2004
------------------------
First Quarter (through September 30, 2003)        $ 0.54         $ 0.34
Second Quarter (through December 31, 2003)        $ 0.42         $ 0.12
Third Quarter (through March 31, 2004)            $ 0.29         $ 0.15
Fourth Quarter (through June 30, 2004)            $ 0.34         $ 0.17

YEAR ENDED JUNE 30, 2005
------------------------
First Quarter (through September 30, 2004)        $ 0.19         $ 0.12


On September 30, 2004 there were 1,495 record holders of the Common Stock and 540 record holders of the Preferred Stock.

At September 30, 2004, there were 1,897,472 shares of Common Stock issuable upon exercise of outstanding options. The following table shows the number of options outstanding and their exercise price:



                            OPTION
 OPTIONS OUTSTANDING     EXERCISE PRICE
 -------------------     --------------
       1,465,805              $ .165
         300,000              $  .30
         125,000              $ 1.00
           6,667              $ 2.00
 ------------------
Total  1,897,472


All of the aforesaid options have been issued to our employees, former Stitch option holders or consultants.


As of September 30, 2004, a total of 32,029,847 warrants were outstanding with exercise prices ranging from $.07 per share to $1.25 per share.


As of September 30, 2004, there were 522,742 shares of Common Stock issuable upon conversion of the outstanding Preferred Stock and 706,924 shares issuable upon the conversion of cumulative preferred dividends.

As of September 30, 2004 there are $9,685,840 face value of Senior Notes outstanding, which are convertible into 47,301,320 shares of Common Stock.

The holders of the Common Stock are entitled to receive such dividends as the Board of Directors of the Company may from time to time declare out of funds legally available for payment of dividends. Through the date hereof, no cash dividends have been declared on the Company's securities. No dividend may be paid on the Common Stock until all accumulated and unpaid dividends on the Preferred Stock have been paid. As of September 30, 2004, such accumulated unpaid dividends amount to $7,069,237.

During fiscal year 2004, certain holders of the Company's Preferred Stock converted 1,750 shares into 1,750 shares of Common Stock. Certain of these shareholders also converted cumulative preferred dividends of $22,440 into 2,244 shares of Common Stock. No conversions of Preferred Stock or cumulative preferred dividends occurred during the three months ended September 30, 2004.

As of June 30, 2004, equity securities authorized for issuance by the Company with respect to compensation plans were as follows:



                      NUMBER OF
                      SECURITIES           WEIGHTED           NUMBER OF
                      TO BE ISSUED         AVERAGE            SECURITIES
                      UPON EXERCISES       EXERCISE PRICE     REMAINING
                      OF OUTSTANDING       OF OUTSTANDING     AVAILABLE
                      OPTIONS AND          OPTIONS AND        FOR FUTURE
PLAN CATEGORY         WARRANTS             WARRANTS           ISSUANCE
----------------      --------------       --------------     ----------
Equity compensation
plans approved by
security holders       None                Not applicable      None

Equity compensation
plans not approved
by security holders   1,897,472(a)        $0.25               14,409,273(b)



a) Represents stock options outstanding as of June 30, 2004 for the purchase of shares of Common Stock of the Company expiring at various times from February 2006 through May 2007. These options were granted to employees and directors of the Company, former option holders of Stitch Networks Corporation and consultants to the Company. Exercise prices for all the options outstanding were at prices that were either equal to or greater than the market price of the Company's Common Stock on the dates the options were granted.

b) Represents 14,000,000 shares of Common Stock issuable to the Company's Chief Executive Officer under the terms of his employment agreement plus 409,273 shares of Common Stock issuable under the Company's 2004-A Stock Compensation Plan.

In July 2003 the Company and the Company's Chief Executive Officer (CEO) amended the terms of his employment agreement (expiring June 2005). Under the terms of the previous Executive Employment Agreement, the CEO would have been granted seven percent (non-dilutive) of all the then issued and outstanding shares of the Company's Common Stock in the event a "USA Transaction" (as defined) occurs, which among other events includes a change in control of the Company. The amended terms of the Executive Employment Agreement, eliminated the seven percent (non-dilutive) right to receive Common Stock upon a "USA Transaction", and granted the CEO an aggregate of 14,000,000 shares of Common Stock in the event a "USA Transaction" occurs. In exchange for the amendment of these terms, the Company issued an aggregate of 10,500,000 shares of its Common Stock to the CEO. In connection with this amendment, the CEO also entered into a lock-up agreement pursuant to which he shall not sell 2,500,000 of these shares for a one-year period and 8,000,000 of these shares for a two-year period. The CEO will not be required to pay any additional consideration for these shares of Common Stock. At the time of a "USA Transaction", all of the 14,000,000 shares to be issued to the CEO in connection with this amendment are automatically deemed to be issued and outstanding, and will be entitled to be treated as any other issued and outstanding shares of Common Stock. These shares will be irrevocable and fully vested, and have no expiration date and will not be affected by the termination of the CEO with the Company for any reason whatsoever.

The Company's Board of Directors established and authorized the 2004-A Stock Compensation Plan in April 2004 for use in compensating employees, directors and consultants through the issuance of shares of Common Stock of the Company. There were 500,000 shares authorized under the Plan. The underlying shares for the Plan have been registered with the Securities and Exchange Commission as an employee benefit plan under Form S-8. As of June 30, 2004 there were 409,273 shares available for future issuance under the plan.

On April 28, 2004 the Company issued its Chief Financial Officer, Mary West Young, options to purchase 300,000 shares of Common Stock for $.30 per share, which vest ratably over a two-year period. The issuance of all of the foregoing options was made in reliance upon the exemption provided by Section 4(2) of the Act as all of the options were issued to an executive officer and did not involve any general solicitation or advertising.

                              PLAN OF DISTRIBUTION

The selling shareholders are free to offer and sell the common shares at such times, in such manner and at such prices as the selling shareholders may determine. The types of transactions in which the common shares are sold may include transactions in the over-the-counter market (including block transactions), negotiated transactions, the settlement of short sales of common shares, or a combination of such methods of sale. The sales will be at market prices prevailing at the time of sale or at negotiated prices. Such transactions may or may not involve brokers or dealers.

The selling shareholders may effect such transactions by selling common stock directly to purchasers or through broker-dealers, which may act as agents or principals. Such broker-dealers may receive compensation in the form of discounts, concessions, or commissions from the selling shareholders. They may also receive compensation from the purchasers of common shares for whom such broker-dealers may act as agents or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions).

The selling shareholders also may resell all or a portion of the common shares in open market transactions in reliance upon Rule 144 under the Act, provided they meet the criteria and conform to the requirements of such Rule. We have agreed to bear all the expenses (other than selling commissions) in connection with the registration and sale of the common stock covered by this prospectus. In some circumstances, we have agreed to indemnify the selling shareholders against certain losses and liabilities, including liabilities under the Act.

We have advised the selling shareholders that while they are engaged in a distribution of the shares included in this prospectus they are required to comply with Regulation M promulgated under the Securities Exchange Act of 1934, as amended. With certain exceptions, Regulation M precludes the selling shareholders, any affiliated purchasers, and any broker-dealer or other person who participates in such distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete.

                            DESCRIPTION OF SECURITIES

GENERAL

We are authorized to issue up to 475,000,000 shares of common stock, no par value, and 1,800,000 shares of undesignated preferred stock. As of the date hereof, 900,000 preferred shares have been designated as series A convertible preferred stock, no par value. As of September 30, 2004, there were 359,785,148 shares of common stock issued and outstanding and 522,742 shares of series A preferred stock issued and outstanding which are convertible into 522,742 shares of common stock. Through September 30, 2004, a total of 588,408 shares of preferred stock have been converted into 664,852 shares of Common Stock and $2,684,444 of accrued and unpaid dividends thereon have been converted into 288,521 shares of Common Stock.

COMMON STOCK

The holder of each share of common stock:

o is entitled to one vote on all matters submitted to a vote of the shareholders of USA, including the election of directors. There is no cumulative voting for directors;

o does not have any preemptive rights to subscribe for or purchase shares, obligations, warrants, or other securities of USA; and

o is entitled to receive such dividends as the Board of Directors may from time to time declare out of funds legally available for payment of dividends.

No dividend may be paid on the common stock until all accumulated and unpaid dividends on the series A preferred stock have been paid. Upon any liquidation, dissolution or winding up of USA, holders of shares of common stock are entitled to receive pro rata all of the assets of USA available for distribution, subject to the liquidation preference of the series A preferred stock of $10.00 per share and any unpaid and accumulated dividends on the series A preferred stock.

SERIES A CONVERTIBLE PREFERRED STOCK

The holders of shares of Series A preferred stock:

o have the number of votes per share equal to the number of shares of common stock into which each such share is convertible (i.e., 1 share of series A preferred stock equals 1 vote);

o are entitled to vote on all matters submitted to the vote of the shareholders of USA, including the election of directors; and

o are entitled to an annual cumulative cash dividend of $1.50 per annum, payable when, as and if declared by the Board of Directors.

The record dates for payment of dividends on the Series A Preferred Stock are February 1 ($0.75) and August 1 ($0.75) of each year. Any and all accumulated and unpaid cash dividends on the Series A Preferred Stock must be declared and paid prior to the declaration and payment of any dividends on the Common Stock. Any unpaid and accumulated dividends will not bear interest. As of September 30, 2004 the accumulated and unpaid dividends were $7,069,237.

Each share of Series A Preferred Stock is convertible at any time into 1 share of fully issued and non-assessable Common Stock. Accrued and unpaid dividends earned on shares of Series A Preferred Stock being converted into Common Stock are also convertible into Common Stock at the rate $10.00 per share of Common Stock at the time of conversion and whether or not such dividends have then been declared by USA. As of September 30, 2004 a total of 588,408 shares of series A Preferred Stock have been converted into common stock and accrued and unpaid dividends thereon have been converted into 288,521 shares of Common Stock. The conversion rate of the Series A Preferred Stock (and any accrued and unpaid dividends thereon) will be equitably adjusted for stock splits, stock combinations, recapitalizations, and in connection with certain other issuances of common stock by USA. Upon any liquidation, dissolution, or winding-up of USA, the holders of Series A Preferred Stock are entitled to receive a distribution in preference to the Common Stock in the amount of $10.00 per share plus any accumulated and unpaid dividends.

We have the right, at any time, to redeem all or any part of the issued and outstanding series A preferred stock for the sum of $11.00 per share plus any and all unpaid and accumulated dividends thereon. Upon notice by USA of such call, the holders of the series A preferred stock so called will have the opportunity to convert their shares and any unpaid and accumulated dividends thereon into shares of common stock. The $11.00 per share figure was the redemption price approved by the Directors and shareholders of USA at the time the series A preferred stock was created and first issued. We currently have no plans to redeem the preferred stock.

SENIOR NOTES

As of September 30, 2004, we had outstanding $3,019,397 of Senior Notes due December 31, 2007, $3,213,500 of Senior Notes due December 31, 2006, $3,001,791
of Senior Notes due December 31, 2005 and $451,152 of Senior Notes due December 31, 2004. The principal amount of each senior note which is not voluntarily converted shall be payable on the maturity date thereof, at which time any unpaid and accrued interest shall also become due. Interest shall accrue at the rate of 12% per annum from and after the date of issuance and shall be payable quarterly in arrears on December 31, March 31, June 30, and September 30 of each year until maturity. The senior notes are senior to all existing equity securities of USA, including the series A preferred stock.


On November 3, 2004 the Company authorized the issuance of up to $2,500,000 of Senior Notes convertible into shares of Common Stock at $0.10 per share and maturing on June 30, 2007 (2004-B Senior Notes). Interest is payable quarterly in arrears on December 31, March 31, June 30 and September 30 of each year until maturity at a rate of 10% per annum. These Senior Notes are senior to all existing equity securities of USA, including the series A preferred stock. Because of the limited number of unrestricted, authorized shares available for issuance at this time, the terms of the offering provided that if certain warrant holders invested in the offering, all of such holder's warrants would be cancelled. The warrants were those issued to our senior note holders in lieu of cash interest payments and in connection with our 2004-A private placement offering. Through December 13, 2004, the Company received $752,195 in gross proceeds from this Senior Note offering and 1,004,892 shares underlying warrants have been cancelled.

Of the Senior Notes that matured December 31, 2003, a total of $3,823,000 were purchased through the exchange of $3,823,000 of the old senior notes previously due December 31, 2001. The principal amount of these notes was convertible at any time into shares of common stock at the rate of $1.25 per share. The interest paid on these notes was also convertible into shares of common stock at the rate of $1.00 per share. For the quarters ended September 31, 2001 and December 31, 2001, the conversion rate relating to the interest payments was reduced to $.50 per share and for the quarter ended March 31, 2002 to $.40 per share and for the quarters ended June 30, 2002, September 30, 2002, December 31, 2002, March 31, 2003, June 30, 2003, and September 30, 2003, to $.20 per share together with one warrant at $.20 per share for each share issued with an exercise termination date of June 30, 2004 (extended to October 29, 2004). On August 20, 2004, the exercise price was reduced retroactively to $.15. These warrants have expired. In March 2003, each holder of these senior notes was granted the right to have the conversion rate reduced to $.20 in exchange for extending the maturity date for three additional years or until December 31, 2006. A total of $5,024,000 of these notes were extended to December 31, 2006.

The principal amount of each Senior Note due December 31, 2004 is convertible at any time into shares of Common Stock at the rate of $.40 per share. In January 2002, the Company agreed to provide the option to each holder of these senior notes to elect to accept shares in lieu of receiving cash in satisfaction of the interest payments otherwise due to them on account of the last three quarters of fiscal 2002. The conversion rate for this interest payment due for the quarter ended March 31, 2002 was $.40 per share. The Company continued this option at $.20 per share for the quarters ended June 30, 2002, September 30, 2002, December 31, 2002, March 31, 2003, June 30, 2003, September 30, 2003, and
December 31, 2003 together with one warrant at $.20 for each share issued with an exercise termination date of June 30, 2004 (extended to October 29, 2004). On August 20, 2004, the exercise price was reduced retroactively to $.15. These warrants have expired. In March 2003, each holder of these senior notes was granted the right to have the conversion rate reduced to $.20 in exchange for extending the maturity date for three additional years or until December 31, 2007. The noteholder was required to make the election on or prior to December 31, 2003. A total of $4,191,350 of these notes have been extended to December 31, 2007 and are convertible at $.20 per share. In October 2004, each holder of the $451,152 of the remaining notes due December 2004 was granted the right to have the conversion rate reduced to $.15 in exchange for extending the maturity date until December 31, 2006. As of the date hereof, none of these notes have been extended.

The principal amount of each Senior Note due December 31, 2005 is convertible at any time into shares of Common Stock at the rate of $.20 per share. The Company agreed to provide the option to each holder of these senior notes to elect to accept shares in lieu of receiving cash in satisfaction of the interest payments otherwise due to them on account of the last quarter of fiscal 2002 at the rate of $.20 per share. The Company continued this option at $.20 per share for the quarters ended September 30, 2002, December 31, 2002, March 31, 2003, June 30, 2003, September 30, 2003, and December 31, 2003 together with one warrant at $.20 for each share issued with an exercise termination date of June 30, 2004 (extended through October 29, 2004). On August 20, 2004, the exercise price was reduced to retroactively $.15. These warrants have expired.


During June 2004, we issued an additional warrant to purchase one share for each existing warrant then held by the holders of the senior notes who had previously elected to receive shares and warrants in lieu of cash interest payments. An aggregate of 3,716,496 additional warrants were issued to the holders of the existing warrants. The additional warrants were exercisable at $.20 per share at any time through December 31, 2004. On August 20, 2004, the Company agreed that for each existing warrant exercised by a holder by October 4, 2004, the exercise price of one of the holder's additional warrants would be reduced to $.15 per share exercisable at any time prior to June 30, 2005. The holders of 715,722 of the existing warrants exercised their warrants during this period, resulting in the changed exercise price and termination date of 715,722 of the additional warrants. On October 11, 2004, the exercise price of all the remaining additional warrants was reduced retroactively to $.15 per share through November 30, 2004. On December 13, 2004, the exercise price of all the additional warrants was reduced retroactively to $.10 per share through December 31, 2004. As of December 13, 2004, 53,646 additional warrants have been exercised. We have registered all of the shares underlying the additional warrants for resale under the Act.


The indebtedness evidenced in the Senior Note is subordinated to the prior payment when due of the principal of, premium, if any, and interest on all "Senior Indebtedness", as defined herein, of USA as follows: Upon any distribution of its assets in a liquidation or dissolution of USA, or in bankruptcy, reorganization, insolvency, receivership or similar proceedings relating to USA, the Lender shall not be entitled to receive payment until the holders of Senior Indebtedness are paid in full. Until a payment default occurs with respect to any Senior Indebtedness, all payments of principal and interest due to Lender under the senior note shall be made in accordance with this senior note. Upon the occurrence of any payment default with respect to any Senior Indebtedness then, upon written notice thereof to USA and Lender by any holder of such Senior Indebtedness or its representative, no payments of principal or interest on the senior note shall be made by USA until such payment default has been cured to the satisfaction of the holder of such Senior Indebtedness or waived by such holder, provided, however, that if during the 180 day period following such default, the holder of Senior Indebtedness has not accelerated its loan, commenced foreclosure proceedings or otherwise undertaken to act on such default, then USA shall be required to continue making payments under the senior note, including any which had not been paid during such 180 day period. In the event that any institutional lender to USA at any time so requires, the Lender shall execute, upon request of USA, any intercreditor or subordination agreement(s) with any such institutional lender on terms not materially more adverse to the Lender then the subordination terms contained in this senior note.

The term "Senior Indebtedness" shall mean (a) all direct or indirect, contingent or certain indebtedness of any type, kind or nature (present or future) created, incurred or assumed by USA with respect to any future bank or other financial institutional indebtedness of USA or (b) any indebtedness created, incurred, or assumed, by USA secured by a lien on any of our assets.

Notwithstanding anything herein to the contrary, Senior Indebtedness does not include:

o unsecured accounts payable to trade creditors of USA incurred in the ordinary course of business;

o any debt owed by USA to any officer, director or stockholder of USA;

o any obligation of Borrower issued or contracted for as payment in consideration of the purchase by USA of the capital stock or substantially all of the assets of another person or in consideration for the merger or consolidation with respect to which USA was a party;

o any operating lease obligations of USA;

o any other indebtedness which by its terms is subordinated to the senior note;
  or

o any "other indebtedness" which is subordinated to all indebtedness to which the senior note is subordinated in substantially like terms as the senior note; which such "other indebtedness" shall be treated as equal with the indebtedness evidenced by the senior note.

COMMON STOCK PURCHASE WARRANTS

As of September 30, 2004, there are outstanding warrants to purchase 7,142,858 shares at $.07 per share, warrants to purchase 2,500,000 shares at $.10 per share, warrants to purchase 14,145,417 shares at $.20 per share, warrants to purchase 6,585,744 shares at $.15 per share, warrants to purchase 1,200,000 shares at $.91 per share, warrants to purchase 377,927 shares at $1.00 per share, warrants to purchase 2,901 shares at $1.03 per share, and warrants to purchase 75,000 shares at $1.25 per share.


Effective October 25, 2004, the exercise price of the warrants exercisable at $.20 per share was reduced to $.10 per share through December 31, 2004 (which is also the expiration date of these warrants). Through December13, 2004, 4,425,000 of these warrants were exercised at $.10 per share and 350,000 of these warrants were cancelled in connection with the holder's purchase of 2004-B Senior Notes from us, leaving 9,370,417 of these warrants outstanding. We have at our cost and expense, registered all of the shares underlying these warrants for resale by the holder thereof under the Act.

On October 29, 2004, 2,946,759 of the warrants exercisable at $.15 per share expired without being exercised. Effective December 1, 2004, the exercise price of all of the remaining warrants exercisable at $.15 was temporarily reduced to $.10 per share through December 31, 2004. Through December 13, 2004, 654,892 of these warrants were canceled in connection with the holder's purchase of 2004-B Senior Notes from us and 30,150 of these warrants were exercised, leaving 2,953,943 of these warrants outstanding. Of these remaining warrants, 519,586 expire on June 30, 2005 and 2,434,357 expire on December 31, 2004. We have at our cost and expense, registered all of the shares underlying these warrants for resale by the holder thereof under the Act.


The exercise price of the warrants and the number of shares of Common Stock issuable upon exercise of the warrants are subject to adjustment in certain circumstances, including a stock split of, stock dividend on, or a subdivision, combination or recapitalization of the common stock. Upon the merger, consolidation, sale of substantially all the assets of USA, or other similar transaction, the warrant holders shall, at the option of USA, be required to exercise the warrants immediately prior to the closing of the transaction, or such warrants shall automatically expire. Upon such exercise, the warrant holders shall participate on the same basis as the holders of common stock in connection with the transaction.

The warrants do not confer upon the holder any voting or any other rights of a shareholder of USA. Upon notice to the warrant holders, USA has the right, at any time and from time to time, to reduce the exercise price or to extend the warrant termination date.

SHARES ELIGIBLE FOR FUTURE SALE

Of the 359,785,148 shares of common stock issued and outstanding on September 30, 2004, a total of approximately 10,500,000 are restricted securities which are not currently eligible for sale under Rule 144 promulgated under the Act. As of September 30, 2004, there were 522,742 shares of preferred stock issued and outstanding, all of which are freely transferable without further registration under the Act (other than shares held by "affiliates" of USA).

The shares of preferred stock issued and outstanding as of the date hereof are convertible into 522,742 shares of common stock all of which would be fully transferable without further registration under the Act (other than shares held by "affiliates" of USA).

Shares of our common stock which are not freely tradeable under the Act are known as "restricted securities" and cannot be resold without registration under the Act or pursuant to Rule 144 promulgated thereunder.

In general, under Rule 144 as currently in effect, a person (or persons whose shares are required to be aggregated), including any affiliate of USA, who beneficially owns "restricted securities" for a period of at least one year is entitled to sell within any three-month period, shares equal in number to the greater of (i) 1% of the then outstanding shares of the same class of shares, or
(ii) the average weekly trading volume of the same class of shares during the four calendar weeks preceding the filing of the required notice of sale with the SEC. The seller must also comply with the notice and manner of sale requirements of Rule 144, and there must be current public information available about USA. In addition, any person (or persons whose shares must be aggregated) who is not, at the time of sale, nor during the preceding three months, an affiliate of the USA, and who has beneficially owned restricted shares for at least two years, can sell such shares under Rule 144 without regard to the notice, manner of sale, public information or the volume limitations described above.

LIMITATION OF LIABILITY; INDEMNIFICATION

As permitted by the Pennsylvania Business Corporation Law of 1988 ("BCL"), our By-laws provide that Directors will not be personally liable, as such, for monetary damages for any action taken unless the Director has breached or failed to perform the duties of a Director under the BCL and the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness. This limitation of personal liability does not apply to any responsibility or liability pursuant to any criminal statute, or any liability for the payment of taxes pursuant to Federal, State or local law. The By-laws also include provisions for indemnification of our Directors and officers to the fullest extent permitted by the BCL. Insofar as indemnification for liabilities arising under the Act may be permitted to Directors, officers and controlling persons of USA pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

TRANSFER AGENT AND REGISTRAR

The Transfer Agent and Registrar for our stock and warrants is American Stock Transfer & Trust Company, 40 Wall Street, New York, New York 10005.

                                  LEGAL MATTERS

The validity of the common stock has been passed upon for us by Lurio & Associates, P.C., Philadelphia, Pennsylvania 19103.

                                     EXPERTS

The consolidated financial statements and schedule of USA Technologies, Inc. at June 30, 2004 and 2003, and for each of the three years in the period ended June 30, 2004 appearing in this Prospectus and Registration Statement have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon (which contains an explanatory paragraph describing conditions that raise substantial doubt about the Company's ability to continue as a going concern as described in Note 2 to the consolidated financial statements) appearing elsewhere herein, and are included in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

                    WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and other reports, proxy statements and other information with the Securities and Exchange Commission. Anyone may inspect a copy of the registration statement or any other reports we file, without charge at the public reference facility maintained by the Securities and Exchange Commission in Room 1024, 450 Fifth Street, NW, Washington, DC 20549. Copies of all or any part of the registration statement may be obtained from that facility upon payment of the prescribed fees. The public may obtain information on the operation of the public reference room by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission maintains a website at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the Securities and Exchange Commission.

We will furnish record holders of our securities with annual reports containing financial statements audited and reported upon by our independent auditors, quarterly reports containing unaudited interim financial information, and such other periodic reports as we may determine to be appropriate or as may be required by law.

You can find additional information concerning us on our website http://wwwusatech.com. Information on our website is not and should not be considered a part of this prospectus.

FINANCIAL STATEMENTS

                             USA TECHNOLOGIES, INC.

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

Financial Statements:

Report of Independent Registered Public Accounting Firm......................F-1
Consolidated Balance Sheets..................................................F-2
Consolidated Statements of Operations........................................F-3
Consolidated Statements of Shareholders' Equity..............................F-4
Consolidated Statements of Cash Flows........................................F-8
Notes to Consolidated Financial Statements..................................F-10

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Shareholders of
USA Technologies, Inc.

We have audited the accompanying consolidated balance sheets of USA Technologies, Inc. as of June 30, 2004 and 2003, and the related consolidated statements of operations, shareholders' equity, and cash flows for each of the three years in the period ended June 30, 2004. Our audits also included the financial statement schedule listed in Item 16(b). These consolidated financial statements and schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and schedule based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of USA Technologies, Inc. at June 30, 2004 and 2003, and the consolidated results of its operations and its cash flows for each of the three years in the period ended June 30, 2004, in conformity with U.S. generally accepted accounting principles. Also, in our opinion, the related consolidated financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

The accompanying financial statements have been prepared assuming that USA Technologies, Inc. will continue as a going concern. As more fully described in
Note 2 to the financial statements, the Company has an accumulated deficit and has incurred recurring operating losses. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that might result from the outcome of this uncertainty.



                                             /s/ Ernst & Young LLP

Philadelphia, Pennsylvania
September 10, 2004

                             USA TECHNOLOGIES, INC.

                           CONSOLIDATED BALANCE SHEETS

                                                                                            JUNE 30
                                                                               ------------------------------    SEPTEMBER 30,
                                                                                   2004              2003             2004
                                                                               -------------    -------------    -------------
 ASSETS                                                                                                            (Unaudited)
Current assets:
   Cash and cash equivalents                                                   $   3,019,214        2,384,455    $     626,639
   Accounts receivable, less allowance for uncollectible accounts of
      $288,000 (unaudited) at September 30, 2004 and $240,000 and $65,000 in
      2004 and
      2003, respectively                                                           1,075,858          414,796        1,245,297
   Inventory                                                                       1,707,684          457,900        1,896,606
   Prepaid expenses and other current assets                                         234,448          201,383          261,800
   Subscriptions receivable                                                          300,000        1,013,400               --
   Investment                                                                         68,636          904,049           57,617
   Assets held for sale                                                               46,200               --           42,300
                                                                               -------------    -------------    -------------
Total current assets                                                               6,452,040        5,375,983        4,130,259

Property and equipment, net                                                          602,953          943,784          609,829
Software development costs, net                                                           --          998,660               --
Intangibles, net                                                                  10,831,832        2,591,500       10,522,682
Goodwill                                                                           7,985,208        7,945,580        7,663,208
Other assets                                                                           8,544           37,174           10,244
                                                                               -------------    -------------    -------------
Total assets                                                                   $  25,880,577    $  17,892,681    $  22,936,222
                                                                               =============    =============    =============

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
   Accounts payable                                                            $   2,929,491    $   2,266,156    $   2,934,987
   Accrued expenses                                                                1,569,368        2,720,743        1,414,801
   Current obligations under long-term debt                                          240,764          830,674          136,039
   Convertible Senior Notes                                                          401,887          349,942          426,520
                                                                               -------------    -------------    -------------
Total current liabilities                                                          5,141,510        6,167,515        4,912,347
Convertible Senior Notes, less current portion                                     6,617,987        7,808,469        6,930,093
Long-term debt, less current portion                                                  12,418          224,614            6,865
                                                                               -------------    -------------    -------------
Total liabilities                                                                 11,771,915       14,200,598       11,849,305

Shareholders' equity:
   Preferred Stock, no par value:
      Authorized shares--1,800,000
      Series A Convertible Preferred--Authorized shares - 900,000 Issued and outstanding shares-- 522,742 (unaudited) at September 30, 2004 and 522,742 and 524,492 at June 30, 2004 and 2003, respectively
        (liquidation preference of $12,296,657 (unaudited) at September 30,
        2004 and $11,904,600 at June 30, 2004)                                     3,702,856        3,715,246        3,702,856
   Common Stock, no par value:
      Authorized shares-- 475,000,000 (unaudited) at September 30, 2004 and
        475,000,000 and 400,000,000 at June 30, 2004 and 2003, respectively
      Issued and outstanding shares-- 359,785,148 (unaudited) at September
        30,2004 and 351,654,131 and 218,741,042 at June 30, 2004 and 2003,
        respectively                                                             110,635,743       78,790,405      111,265,654
   Accumulated other comprehensive income                                             32,249               --           21,230
   Accumulated deficit                                                          (100,262,186)     (78,813,568)    (103,902,823)
                                                                               -------------    -------------    -------------
Total shareholders' equity                                                        14,108,662        3,692,083       11,086,917
                                                                               -------------    -------------    -------------
Total liabilities and shareholders' equity                                     $   5,880,577    $  17,892,681    $  22,936,222
                                                                               =============    =============    =============


See accompanying notes.

                                              USA TECHNOLOGIES, INC.

                                      CONSOLIDATED STATEMENTS OF OPERATIONS


                                                                                        THREE MONTHS ENDED
                                               YEAR ENDED JUNE 30                           SEPTEMBER 30
                                -----------------------------------------------    ------------------------------
                                     2004             2003             2002             2004             2003
                                -------------    -------------    -------------    -------------    -------------
Revenues:                                                                                             (Unaudited)

Equipment sales                 $   4,349,566    $   1,034,427    $     795,938    $     765,346    $   1,286,478

License and transaction fees          977,651        1,373,573          778,906          267,232          319,649

Product sales and other               305,598          445,068          107,857               --           74,481
                                -------------    -------------    -------------    -------------    -------------
Total revenues                      1,032,578        1,680,608        5,632,815        2,853,068        1,682,701

Cost of sales (including
 amortization of software
 development costs Note 2)          4,329,692        2,971,443        4,062,901          902,044        1,082,163
                                -------------    -------------    -------------    -------------    -------------
Gross profit (loss)                   130,534          598,445        1,303,123         (118,375)      (2,380,200)
Operating expenses:

General and administrative          6,747,824        7,194,684        7,868,064        1,442,178        1,501,769

Compensation                       10,071,354        4,973,210        4,654,662        1,300,022        5,703,198

Depreciation and amortization       1,632,330        1,251,716          440,238          396,178          394,959

Loss on debt modification             318,915        1,521,654               --               --          277,297
                                -------------    -------------    -------------    -------------    -------------
Total operating expenses           18,770,423       14,941,264       12,962,964        3,138,378        7,877,223
                                -------------    -------------    -------------    -------------    -------------
Operating loss                    (17,467,300)     (15,059,639)     (15,343,164)      (3,007,844)      (7,278,778)

Other income (expense):
Interest income                        40,789           18,691           15,791           10,537            7,729
Gain (loss) on investment             603,480       (1,945,951)              --               --           31,361
Gain on contract settlement           429,204               --               --               --               --
Interest expense:
Coupon or stated rate              (1,179,322)      (1,163,192)        (966,974)        (296,591)        (265,491)
Non-cash interest and
 amortization of debt
 discount                          (3,853,029)      (3,815,408)      (1,513,118)        (346,739)      (1,797,905)
Less: amount capitalized                   --               --          492,658               --               --
                                -------------    -------------    -------------    -------------    -------------
Total interest expense             (5,032,351)      (4,978,600)      (1,987,434)        (643,330)      (2,063,396)
Total other income (expense)       (3,958,878)      (6,905,860)      (1,971,643)        (632,793)      (2,024,306)
                                -------------    -------------    -------------    -------------    -------------
Net loss                          (21,426,178)     (21,965,499)     (17,314,807)      (3,640,637)      (9,303,084)
Cumulative preferred
 dividends                           (786,513)        (793,586)        (822,561)        (392,057)        (393,369)
                                -------------    -------------    -------------    -------------    -------------
Loss applicable to common
 shares                         $ (22,212,691)   $ (22,759,085)   $ (18,137,368)   $  (4,032,694)   $  (9,696,453)
                                =============    =============    =============    =============    =============
Loss per common share (basic
 and diluted)                   $       (0.08)   $       (0.20)   $       (0.50)   $       (0.01)   $       (0.04)
                                =============    =============    =============    =============    =============
Weighted average number of
 common shares outstanding
 (basic and diluted)              288,476,158      111,790,358       35,994,152      355,719,640      249,989,212
                                =============    =============    =============    =============    =============


See accompanying notes.

                                               USA TECHNOLOGIES, INC.

                                  CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY


                                          SERIES A
                                        CONVERTIBLE
                                         PREFERRED        COMMON         DEFERRED      SUBSCRIPTIONS    ACCUMULATED
                                           STOCK           STOCK       COMPENSATION     RECEIVABLE       DEFICIT          TOTAL
                                        -------------------------------------------------------------------------------------------
Balance, June 30, 2001                  $  3,933,253    $ 32,977,922   $   (103,000)   $         --    $(39,209,072)   $ (2,400,897)
Conversion of 26,002 shares of
  Preferred Stock to 26,002
  shares of Common Stock                    (184,095)        184,095             --              --              --              --
Conversion of $268,140 of
  cumulative preferred dividends
  into 26,814 shares of Common
  Stock at $10.00 per share                       --         268,140             --              --        (268,140)             --
Issuance of 2,784,134 shares of
  Common Stock for professional
  services                                        --       1,330,944             --              --       1,330,944
Issuance of 500,000 Common Stock
  Warrants for professional
  services                                        --         115,000             --              --              --         115,000
Issuance of 2,340,000 shares of
  Common Stock for Officer
  compensation                                    --         981,000             --              --              --         981,000
Issuance of 200,000 Common Stock
  Options for professional
  services                                        --          66,000             --              --              --          66,000
Issuance of 498,000 shares of
  Common Stock from the
  conversion of $622,500 of the
  2000 12% Senior Notes at $1.25
  per share                                       --         622,500             --              --              --         622,500
Exercise of 2,333,529 Common
  Stock Warrants at exercise
  prices ranging from $0.10 to
  $0.50 per share, net of
  offering costs                                  --         336,921             --              --              --         336,921
Issuance of 333,678 shares of
  Common Stock from the conversion
  of $82,000 of a 9-3/4% Convertible
  Debenture, and the related exercise
  of Common Stock Warrants at varying
  prices per share to purchase
  3,336,780 shares of Common Stock,
  net of offering costs                           --         886,250             --              --         886,250
Issuance of 8,772,724 shares of
  Common Stock in connection with
  Private Placement Offerings at
  varying offering prices, net of
  offering costs of $343,944                      --       4,747,223             --        (149,750)             --       4,597,473
Issuance of 674,431 shares of
  Common Stock in lieu of cash
  payments for interest on the
  Convertible Senior Notes and
  the related issuance of 303,829
  Common Stock Warrants                           --         301,856             --              --              --         301,856
Debt discount relating to
  beneficial conversion feature
  on the 2001 12% Senior Notes
  and on the $325,000 9-3/4%
  Convertible Debenture                           --       4,067,813             --              --              --       4,067,813
Issuance of Common Stock in
  connection with Stitch
  acquisition                                     --       8,710,816             --              --              --       8,710,816
Issuance of Common Stock Options
  and Common Stock Warrants in
  connection with Stitch
  acquisition                                     --         963,583             --              --              --         963,583
Compensation expense related to
  deferred stock awards                           --              --        103,000              --              --         103,000
Other                                             --          28,440             --              --              --          28,440
Net loss                                          --              --             --              --     (17,314,807)    (17,314,807)
                                        -------------------------------------------------------------------------------------------
Balance, June 30, 2002                  $  3,749,158    $ 56,588,503   $         --    $   (149,750)   $(56,792,019)   $  3,395,892
                                        -------------------------------------------------------------------------------------------



See accompanying notes.


                                               USA TECHNOLOGIES, INC.

                            CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY (CONTINUED)

                                          SERIES A
                                        CONVERTIBLE
                                         PREFERRED        COMMON       SUBSCRIPTIONS    ACCUMULATED
                                           STOCK           STOCK        RECEIVABLE       DEFICIT          TOTAL
                                        ---------------------------------------------------------------------------
Conversion of 4,790 shares of
   Preferred Stock to 4,790
   shares of Common                     $    (33,912)   $     33,912   $         --    $         --    $         --
Conversion of $56,050 of
   cumulative preferred dividends
   into 5,605 shares of  Common
   Stock at $10.00 per share                      --          56,050             --         (56,050)             --
Issuance of 5,749,442 shares of
   Common Stock for professional
   services                                       --       1,245,631        149,750              --       1,395,381
Exercise of 17,686,489 Common
   Stock Warrants at $0.10 per share              --       1,768,650             --              --       1,768,650
Issuance of 5,727,383 shares of
   Common Stock from the conversion
   of 12% Senior Notes                            --       1,145,442             --              --       1,145,442
Issuance of  2,467,225 shares of
   Common Stock from the conversion
   of $243,000 of 9-3/4% debentures,
   and the related exercise of Common
   Stock Warrants at varying prices
   per share to purchase 7,206,893
   shares of Common Stock, net of
   offering costs                                 --         873,000             --              --         873,000
Issuance of 89,207,511 shares of Common
   Stock in connection with various
   Private Placement Offering at
   varying prices per share                       --       8,750,058             --              --       8,750,058
Issuance of 2,315,000 shares of
   Common Stock in lieu of cash
   payments for interest on the
   convertible Senior Notes and
   the issuance of 2,315,000
   Common Stock Warrants                          --         860,250             --              --         860,250
Debt Discount relating to beneficial
   conversion feature on the various
   12% Senior Notes                               --       2,947,130             --              --       2,947,130
Issuance of 8,031,516 shares of
   Common Stock in connection with
   the issuance of 12% Senior Notes               --       1,664,819             --              --       1,664,819
Issuance of 15,000,000 shares of
   Common Stock for the
   investment in Jubilee                          --       2,850,000             --              --       2,850,000
Other                                             --           6,960             --             --           6,960
Net loss and total comprehensive loss             --              --             --     (21,965,499)    (21,965,499)
                                        ---------------------------------------------------------------------------
Balance, June 30, 2003                  $  3,715,246    $ 78,790,405   $         --    $(78,813,568)   $  3,692,083
                                        ---------------------------------------------------------------------------


See accompanying notes.

                                               USA Technologies, Inc.

                            Consolidated Statements of Shareholders' Equity (Continued)


                                          SERIES A
                                        CONVERTIBLE
                                         PREFERRED        COMMON       SUBSCRIPTIONS   ACCUMULATED
                                           STOCK           STOCK        RECEIVABLE       DEFICIT          TOTAL
                                        ---------------------------------------------------------------------------
Issuance of 1,750 shares of Common
   Stock from the conversion of 1,750
   shares of Preferred Stock            $    (12,390)   $     12,390   $         --   $          --    $         --
Stock from the conversion of cumulative
   preferred dividends at $10.00 per
   share                                          --          22,440             --         (22,440)             --
Exercise of 32,179,321 Common Stock
   Warrants and Options                           --       2,800,472             --              --       2,800,472
Issuance of 14,204,894 shares of Common
   Stock from the conversion of 12%
   Senior Notes                                   --       2,840,978             --              --       2,840,978
Issuance of 1,615,727 shares of common
   Stock in exchange for salaries and
   professional services                          --         422,092             --              --         422,092
Issuance of 10,500,000 shares of Common
   Stock to executive in connection with
   employment agreement                           --       4,620,000             --              --       4,620,000
Issuance of 53,177,869 shares of common
   Stock from various private placement
   offerings at varying prices per
   share, less issuance costs of
   $253,071                                       --       9,389,263             --              --       9,389,263
Issuance of 1,061,284 shares of Common
   Stock and related common Stock
   Warrants in lieu of cash payment for
   interest on the 12% senior Notes               --         478,496             --              --         478,496
Debt discount relating to beneficial
   conversion feature on 12% Senior Note          --       1,981,007             --              --       1,981,007
Issuance of 20,170,000 shares of Common
   Stock in connection with the Bayview
   acquisition                                    --       9,278,200             --              --       9,278,200
Comprehensive Loss:
   Net loss                                                                             (21,426,178)    (21,426,178)
   Unrealized gain on investment                                             32,249                          32,249
                                                                                                       ------------
Total comprehensive loss                                                                                (21,393,929)
                                        ---------------------------------------------------------------------------
Balance, June 30, 2004                  $  3,702,856    $110,635,743   $     32,249   $(100,262,186)   $ 14,108,662
                                        ---------------------------------------------------------------------------


See accompanying notes.


                                               USA Technologies, Inc.

                            Consolidated Statements of Shareholders' Equity (Continued)

                                          SERIES A
                                        CONVERTIBLE
                                         PREFERRED        COMMON       SUBSCRIPTIONS    ACCUMULATED
                                           STOCK           STOCK        RECEIVABLE       DEFICIT          TOTAL
                                        ---------------------------------------------------------------------------
Exercise of 677,344 Common Stock
   Warrants at $0.15 per share, net
   (Unaudited)                          $         --    $     98,507   $         --   $          --    $     98,507
Issuance of 50,000 shares of Common
   Stock from the conversion of 12%
   Senior Notes (Unaudited)                       --          10,000             --              --          10,000
Issuance of 50,000 shares of Common
   Stock in exchange for professional
   services (Unaudited)                           --           8,500             --              --           8,500
Issuance of 8,053,673 shares of Common
   Stock to an accredited investor at
   varying prices per share, less
   issuance costs of $78,550 (Unaudited)
                                                  --         834,904             --              --         834,904
Cancellation of 700,000 shares of Common
   Stock in connection with the Bayview
   acquisition (Unaudited)
                                                  --        (322,000)            --              --        (322,000)
Comprehensive loss:
  Net loss (Unaudited)                            --              --             --      (3,640,637)     (3,640,637)
  Unrealized loss on investment
   (Unaudited)                                    --              --        (11,019)             --         (11,019)
                                                                                                       ------------
 Total comprehensive loss (Unaudited)                                                                    (3,651,656)
                                        ---------------------------------------------------------------------------
Balance, September 30, 2004 (Unaudited) $  3,702,856    $111,265,654   $     21,230   $(103,902,823)   $ 11,086,917
                                        ===========================================================================

 See accompanying notes.

                                                     USA TECHNOLOGIES, INC.

                                             Consolidated Statements of Cash Flows


                                                                                                         THREE MONTHS ENDED
                                                                  YEAR ENDED JUNE 30                       SEPTEMBER 30
                                                   --------------------------------------------    ----------------------------
                                                       2004            2003            2002            2004            2003
                                                   ------------    ------------    ------------    ------------    ------------
                                                                                                            (Unaudited)
OPERATING ACTIVITIES:
Net loss                                           $(21,426,178)   $(21,965,499)   $(17,314,807)   $ (3,640,637)   $ (9,303,084)
Adjustment to reconcile net loss to net cash
   used in operating activities:
    Charges incurred in connection with the
       issuance of Common Stock, Common Stock
       Warrants and Senior Notes

                                                      5,042,092       2,573,301       5,532,037           8,500       4,692,000
    Interest expense on the Senior Notes paid
       through the issuance of Common Stock

                                                        478,496         860,250         301,856              --         363,831
    Interest amortization related to Senior
       Notes and Convertible Debentures
                                                      3,374,533       2,955,158       1,513,699         346,739       1,434,074
    Depreciation                                        469,418       1,119,536         403,738          87,028         143,356
    Amortization                                      2,207,329       1,623,547       3,032,479         309,150         614,105
    Loss (gain) on sale of investment
                                                       (603,478)      1,945,951              --              --         (31,361)
    Gain on contract settlement                        (429,204)             --              --              --              --
    Loss of debt modification                           318,915       1,521,654              --              --         277,297
    Loss on property and equipment
                                                             --              --         195,722              --              --
    Changes in operating assets and liabilities:
       Accounts receivable                             (785,201)        (74,503)       (232,653)       (169,439)     (1,051,221)
       Inventory                                     (1,249,784)        419,914         (36,642)       (188,922)       (453,563)
       Prepaid expenses, deposits                                                                                           and
       other assets                                      (1,732)        (38,325)        774,845         (48,852)          4,039
       Accounts payable                                 843,680        (759,337)       (259,627)          5,496         231,650
       Accrued expenses                                (796,342)        589,454         (44,413)       (154,567)        351,162
                                                   ------------    ------------    ------------    ------------    ------------
Net cash used in operating activities
                                                    (12,557,456)     (9,228,899)     (6,133,766)     (3,445,504)     (2,727,715)

INVESTING ACTIVITIES:
Purchase of property and equipment
                                                       (358,033)       (186,895)       (102,917)        (93,904)       (105,826)
Cash paid in connection with Bayview
    acquisition                                        (727,970)             --              --              --        (727,969)
Cash received from the sale of investment
                                                      1,471,140              --              --              --              --
Cash received from contract settlement
                                                        674,649              --              --              --              --
Cash received from the sale of assets held for
    sale                                                 41,400              --              --          23,700              --
Cash acquired in connection with Stitch
    acquisition, net of financing costs
                                                             --              --       2,278,229              --              --
Increase in software development costs
                                                             --              --      (2,238,771)             --              --
                                                   ------------    ------------    ------------    ------------    ------------
Net cash provided by (used in) investing
    activities                                        1,101,186        (186,895)        (63,459)        (70,204)       (833,795)



See accompanying notes.

                                                     USA TECHNOLOGIES, INC.

                                       Consolidated Statements of Cash flows (Continued)


                                                                                                         THREE MONTHS ENDED
                                                                  YEAR ENDED JUNE 30                       SEPTEMBER 30
                                                   --------------------------------------------    ---------------------------
                                                       2004            2003            2002            2004            2003
                                                   ------------    ------------    ------------    ------------   ------------
                                                                                                           (Unaudited)
FINANCING ACTIVITIES:
Net proceeds from the issuance of Common Stock
    and the exercise of Common Stock Purchase
    Warrants and Options                             11,889,735       9,930,879       3,912,765         933,411      4,933,355
Collection of subscriptions receivable                1,013,400          35,000          29,000         300,000      1,002,163
Net proceeds from issuance of Senior Notes and
    Convertible Debenture                                    --       1,833,841       4,269,223              --             --
Repayment of long-term debt and Senior Notes           (812,106)       (557,441)     (2,773,363)       (110,278)      (140,043)
Proceeds received from deposits for future
    financings                                               --              --         500,000              --             --
                                                   ------------    ------------    ------------    ------------   ------------
Net cash provided by financing activities            12,091,029      11,242,279       5,937,625       1,123,133      5,795,475
                                                   ------------    ------------    ------------    ------------   ------------
Net increase (decrease) in cash and cash
    equivalents                                         634,759       1,826,485        (259,600)     (2,392,575)     2,233,965
Cash and cash equivalents at beginning of
    period                                            2,384,455         557,970         817,570       3,019,214      2,384,455
                                                   ------------    ------------    ------------    ------------   ------------
Cash and cash equivalents at end of period         $  3,019,214    $  2,384,455    $    557,970    $    626,639   $  4,618,420
                                                   ============    ============    ============    ============   ============

Supplemental disclosures of cash flow information:
Cash paid for interest                             $  1,098,727    $  1,479,984    $    603,312    $    299,848   $    249,423
                                                   ============    ============    ============    ============   ============
Conversion of Convertible Preferred Stock to
   Common Stock                                    $     12,390    $     33,912    $    184,095    $         --   $         --
                                                   ============    ============    ============    ============   ============
Conversion of Cumulative Preferred Dividends
   to Common Stock
                                                   $     22,440    $     56,050    $    268,140    $         --   $         --
                                                   ============    ============    ============    ============   ============
Subscriptions receivable                           $    300,000    $  1,013,400    $     35,000    $         --   $    406,687
                                                   ============    ============    ============    ============   ============
Conversion of Senior Notes and Debenture to
   Common Stock                                    $  2,840,978    $  1,388,442    $    622,500    $     10,000   $  1,500,167
                                                   ============    ============    ============    ============   ============
Issuance (cancellation) of Common Stock in
   connection with Bayview acquisition             $  9,278,200    $         --    $         --    $   (322,000)  $  9,278,200
                                                   ============    ============    ============    ============   ============
Beneficial conversion feature related to Senor
   Notes and Convertible Debenture                 $  1,981,007    $  2,947,130    $  4,067,813    $         --   $  1,796,607
                                                   ============    ============    ============    ============   ============
Purchase of investment through the issuance of
   Common Stock                                    $         --    $  2,850,000    $         --    $         --   $         --
                                                   ============    ============    ============    ============   ============
Issuance of Common Stock in connection with
   Senior Note offering                            $         --    $  1,664,819    $         --    $         --   $         --
                                                   ============    ============    ============    ============   ============
Issuance of Common Stock, Common Stock Options
   and Warrants in connection with Stitch
   acquisition                                     $         --    $         --    $  9,674,399    $         --   $         --
                                                   ============    ============    ============    ============   ============
Capital lease obligations incurred                 $         --    $         --    $     62,984    $         --   $         --
                                                   ============    ============    ============    ============   ============
Prepaid stock expenses through issuance of
   Common Stock                                    $         --    $         --    $         --    $         --   $    105,000
                                                   ============    ============    ============    ============   ============
 Other receivable for sale of Jubilee investment   $         --    $         --    $         --    $         --   $    395,249
                                                   ============    ============    ============    ============   ============



See accompanying notes.

                             USA TECHNOLOGIES, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  JUNE 30, 2004


1. BUSINESS

USA Technologies, Inc. (the "Company") was incorporated in the Commonwealth of Pennsylvania in January 1992. The Company offers a suite of networked devices and associated wireless non-cash payment, control/access management, remote monitoring and data reporting services, as well as energy management products. Our networked devices and associated services enable the owners and operators of everyday, stand-alone, distributed assets, such as vending machines, personal computers, copiers, faxes, kiosks and laundry equipment, the ability to remotely monitor, control and report on the results of these distributed assets, as well as the ability to offer their customers alternative cashless payment options. As a result of the acquisition of the assets of Bayview Technology Group, LLC ("Bayview") in July 2003 (Note 4), our Company also manufactures and sells energy management products which reduce the power consumption of various equipment, such as refrigerated vending machines and glass front coolers, thus reducing the energy costs associated with operating this equipment.

2. ACCOUNTING POLICIES

BASIS OF FINANCIAL STATEMENT PRESENTATION


The financial statements of the Company have been prepared assuming the Company will continue as a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. Accordingly, the financial statements do not include any adjustments to recorded asset values that might be necessary should the Company be unable to continue in existence. The Company has incurred recurring operating losses of $21.4 million, $22.0 million and $17.3 million during the fiscal years ended June 30, 2004, 2003 and 2002, respectively, and a loss of $3.6 million (unaudited) during the three months ended September 30, 2004. Cumulative losses from its inception through June 30, 2004 amounted to approximately $97.6 million. Cumulative losses through September 30, 2004 amounted to approximately $101.2 million (unaudited). Losses have continued through December 2004 and are expected to continue during fiscal year 2005. The Company's ability to meet its future obligations is dependent upon the success of its products in the marketplace. Until the Company's products can generate sufficient operating revenues, the Company will be required to raise capital to meet its cash flow requirements. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management believes that actions presently being taken will allow for the Company to continue as a going concern. Such actions include the generation of revenues from operations, the issuance of Common Stock (Note 12), the exercise of outstanding Common Stock warrants, and raising funds in the capital markets, as needed.


INTERIM FINANCIAL INFORMATION


The consolidated financial statements and disclosures included herein for the three months ended September 30, 2004 and 2003 are unaudited. These financial statements and disclosures have been prepared by the Company in accordance with U.S. generally accepted accounting principles for interim financial information. Accordingly, they do not include all of the information and footnotes required by U.S. generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the three-month period ended September 30, 2004 are not necessarily indicative of the results that may be expected for the fiscal year ending June 30, 2005.


CONSOLIDATION

The accompanying consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary, Stitch Networks Corporation ("Stitch"). All significant intercompany accounts and transactions have been eliminated in consolidation.

RECLASSIFICATION

Certain amounts in the prior year financial statements have been reclassified to conform to the current year presentation.

                             USA TECHNOLOGIES, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  JUNE 30, 2004


2. ACCOUNTING POLICIES (CONTINUED)

USE OF ESTIMATES

The preparation of the financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

CASH EQUIVALENTS

Cash equivalents represent all highly liquid investments with original maturities of three months or less. Cash equivalents are comprised of certificates of deposit and a money market fund, of which $80,000 is on deposit to support Automated Clearing House banking transactions and $30,000 to support a letter of credit issued to a vendor as of June 30, 2004 and September 30, 2004, and is therefore restricted as to use.

INVENTORY

Inventory, which principally consists of finished goods and packaging materials, is stated at the lower of cost (first-in, first-out basis) or market.

PROPERTY AND EQUIPMENT

Property and equipment are recorded at cost. Property and equipment are depreciated on the straight-line basis over the estimated useful lives of the related assets. Leasehold improvements are amortized on the straight-line basis over the lesser of the estimated useful life of the asset or the respective lease term.

GOODWILL AND INTANGIBLE ASSETS


Goodwill represents the excess of cost over fair value of the net assets purchased in acquisitions. The Company accounts for goodwill in accordance with Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets" ("FAS 142"). Under FAS 142, goodwill is not amortized to earnings, but instead is subject to periodic testing for impairment. The Company tests goodwill for impairment using a two-step process. The first step screens for potential impairment, while the second step measures the amount of impairment. The Company uses a discounted cash flow analysis to complete the first step in this process. Testing for impairment is to be done at least annually and at other times if events or circumstances arise that indicate that impairment may have occurred. The Company has selected April 1 as its annual test date. The Company has concluded there has been no impairment of goodwill as a result of its testing on July 1, 2002 (the transitional test date upon adopting FAS 142), April 1, 2003 and April 1, 2004. During the three months ended September 30, 2004, no events or circumstances arose indicating that an impairment of goodwill may have occurred.


SOFTWARE DEVELOPMENT COSTS

The Company capitalizes software development costs pursuant to Statement of Financial Accounting Standards No. 86, "Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed", after technological feasibility of the software is established and through the product's availability for general release to the Company's customers. All costs incurred in the research and development of new software and costs incurred prior to the establishment of technological feasibility are expensed as incurred. Amortization of software development costs commences when the product becomes available for general release to customers. Amortization of software development costs is calculated as the greater of the amount computed using (i) the ratio that current gross revenues for a product bear to the total of current and anticipated future gross revenues of that product or (ii) the straight-line method over the remaining estimated economic life of the product. The Company reviews the unamortized software development costs at each balance sheet date and, if necessary, will write down the balance to net realizable value if the unamortized costs exceed the net realizable value of the asset.

                             USA TECHNOLOGIES, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  JUNE 30, 2004


2. ACCOUNTING POLICIES (CONTINUED)

SOFTWARE DEVELOPMENT COSTS (CONTINUED)

During May 2000, the Company reached technological feasibility for the development of the multi-media e-Port(TM) product and related internal network and, accordingly, the Company commenced capitalization of software development costs related to this product and network. Costs capitalized through 2002 were $5.3 million, which included capitalized interest of approximately $493,000 pursuant to SFAS No. 34, "Capitalization of Interest Costs".

During the fourth quarter of fiscal year 2002, the multi-media e-Port(TM) client product and enhanced network became available for general release to the Company's customers. During this quarter, management performed an evaluation of the commercial success and preliminary market acceptance of the multi-media e-Port(TM) and enhanced network and as a result of this evaluation the Company determined that the estimated future revenues less costs to complete and dispose of the multi-media e-Port client product was zero. Therefore, the Company wrote down $2,663,000 of software development costs related to the multi-media e-Port client product. The unamortized balance of the software development costs after the impairment charge was amortized over an estimated useful life of two years and was fully amortized during the year ended June 30, 2004. Accumulated amortization was $5,326,186 at June 30, 2004 and September 30, 2004 and $4,327,526 at June 30, 2003. Amortization expense was approximately $999,000 during the year ended June 30, 2004, and $1,331,000 during the year ended June 30, 2003 and $2,996,000 during the year ended June 30, 2002 (including the above impairment adjustment of $2,663,000). Amortization expense was approximately $0 (unaudited) and $333,000 (unaudited) for the three months ended September 30, 2004 and 2003, respectively. Such amortization is reflected in cost of sales in the accompanying consolidated statements of operations.

INVESTMENT

The Company accounts for investments in accordance with Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities". Management determines the appropriate classifications of securities at the time of purchase and reevaluates such designation as of each balance sheet date. Available-for-sale securities are carried at fair value, with the unrealized gains and losses reported as a separate component of shareholders' equity in accumulated other comprehensive income (loss). If the investment sustains an other-than-temporary decline in fair value, the investment is written down to its fair value by a charge to earnings.

IMPAIRMENT OF LONG LIVED ASSETS

In accordance with Statement of Financial Accounting Standards No. 144, "Accounting for the Impairment or Disposal of Long-lived Assets" ("FAS 144"), the Company reviews its long-lived assets whenever events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. If the carrying amount of an asset or group of assets exceeds its net realizable value, the asset will be written down to its fair value. In the period when the plan of sale criteria of FAS 144 are met, long-lived assets are reported as held for sale, depreciation and amortization cease, and the assets are reported at the lower of carrying value or fair value less costs to sell. During the fourth quarter of fiscal year 2003, the Company reviewed certain long-lived assets (vending machines) and determined that such assets were impaired. These vending machines were used and intended for use in connection with the Company's program with Kodak to sell disposable cameras and film pursuant to the Kodak Vending Placement Agreement. Management determined that it was more likely than not that these vending machines would be disposed of before the end of their previously estimated useful lives. The estimated undiscounted cash flows for this group of assets was less than the carrying value of the related assets. As a result, the Company recorded a charge of approximately $321,000 representing the difference between the fair value as determined from a quoted market price and the carrying value of the group of assets. Such amount is reflected in depreciation expense in the 2003 Consolidated Statement of Operations.

Effective December 31, 2003, the Kodak agreement was terminated (Note 14). As a result, the carrying value of the vending machines were further impaired and a charge of approximately $367,000 was recorded as a component of the gain on contract settlement in the June 30, 2004 Consolidated Statement of Operations to reflect these assets at

                             USA TECHNOLOGIES, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  JUNE 30, 2004


2. ACCOUNTING POLICIES (CONTINUED)

IMPAIRMENT OF LONG LIVED ASSETS (CONTINUED)

their realizable value. The remaining value of these vending machines is recorded as assets held for sale in the Consolidated Balance Sheets as of June 30, 2004 and September 30, 2004.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The carrying value of cash and cash equivalents, accounts receivable, other current assets, accounts payable and accrued expenses reported in the consolidated balance sheets equal or approximate fair value due to their short maturities. The fair value of the Company's Senior Notes and Long-Term Debt approximates book value as such notes are at market rates currently available to the Company.

CONCENTRATION OF CREDIT RISK

Financial instruments that subject the Company to a concentration of credit risk consist principally of cash and cash equivalents and accounts receivable. The Company maintains cash and cash equivalents with various financial institutions. The Company performs periodic evaluations of the relative credit standing of those financial institutions, and the Company's policy is designed to limit exposure to any one institution. The Company's accounts receivable are net of an allowance for uncollectible accounts. The Company does not require collateral or other security to support credit sales, but provides an allowance for uncollectible accounts based on historical experience and specifically identified risks. Accounts receivable are carried at fair value and charged off against the allowance for uncollectible accounts when management determines that recovery is unlikely and the Company ceases collection efforts. Approximately 39% and 57% of the Company's accounts receivable at June 30, 2004 and 2003, respectively, were concentrated with two customers. Approximately 13% of the Company's revenues for the year ended June 30, 2004 were concentrated with one customer and 35% and 12% were concentrated with two customers for the years ended June 30, 2003 and 2002, respectively. The Company's customers are principally located in the United States.

REVENUE RECOGNITION

Revenue from the sale of equipment is recognized on the terms of freight-on-board shipping point, or upon installation and acceptance of the equipment if installation services are purchased for the related equipment. Transaction processing revenue is recognized upon the usage of the Company's cashless payment and control network. License fees for access to the Company's devices and network services are recognized on a monthly basis. Product revenues are recognized for the sale of products from Company owned vending machines when there is purchase and acceptance of product by the vending customer. The Company estimates an allowance for product returns at the date of sale.

RESEARCH AND DEVELOPMENT EXPENSES

Research and development expenses are expensed as incurred. Research and development expenses, which are included in general and administrative and compensation expense in the consolidated statements of operations, were approximately $688,000, $1,505,000 and $1,187,000 for the years ended June 30, 2004, 2003 and 2002, respectively, and $129,000 (unaudited) and $166,000
(unaudited) for the three months ended September 30, 2004 and 2003, respectively.

ACCOUNTING FOR STOCK OPTIONS

Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("FAS 123"), provides companies with a choice to follow the provisions of FAS 123 in determination of stock-based compensation expense or to continue with the provisions of APB No. 25, "Accounting for Stock Issued to Employees and Related Interpretations in Accounting for Stock-Compensation Plans" ("APB 25") and the related FASB Interpretation No. 44. The Company has elected to follow the provisions of APB 25. Under APB 25, if the

                             USA TECHNOLOGIES, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  JUNE 30, 2004


2. ACCOUNTING POLICIES (CONTINUED)

ACCOUNTING FOR STOCK OPTIONS (CONTINUED)

exercise price of the Company's stock options granted to employees and directors equals or exceeds the market price of the underlying Common Stock on the date of grant, no compensation expense is recognized. All stock options granted by the Company have been at prices equal to the market price of the Company's Common Stock on the date of grant. Under FAS 123, the fair value of stock options is estimated at the date of grant using an option pricing model such as Black-Scholes and the value determined is amortized to expense over the option vesting period.

LOSS PER COMMON SHARE

Basic earnings per share is calculated by dividing income (loss) applicable to common shares by the weighted average common shares outstanding for the period. Diluted earnings per share is calculated by dividing income (loss) applicable to common shares by the weighted average common shares outstanding for the period plus the dilutive effect (unless such effect is anti-dilutive) of equity instruments. No exercise of stock options, purchase rights, stock purchase warrants, or the conversion of senior notes, debentures, preferred stock, or cumulative preferred dividends was assumed during the three fiscal years ended June 30, 2004 or the three months ended September 30, 2004 and 2003 because the assumed exercise of these securities would be anti-dilutive.

3. INVESTMENT IN JUBILEE INVESTMENT TRUST, PLC

During the year ended June 30, 2003, the Company issued 15,000,000 shares of its Common Stock ($2,850,000) for an investment in 1,870,091 shares in the Jubilee Investment Trust, PLC ("Jubilee"), a United Kingdom Investment Trust whose shares trade on the London Stock Exchange. The Company agreed not to sell the Jubilee shares for a period of 90 days from January 24, 2003 and to sell a maximum of 10% of the Jubilee shares during each month thereafter. Jubilee agreed not to sell the Company's shares of Common Stock for a period of two years from the date of issuance unless agreed to by the Company. As this investment declined in value below its cost basis for a period of six months or more as of June 30, 2003, the Company determined that the decline in the market value of this available for sale investment was "other than temporary" and, accordingly, the Company wrote down the investment to its fair value, realizing an impairment loss of $1,945,951 during fiscal year 2003.

During fiscal year 2004, the Company sold 1,669,091 of the Jubilee shares for net proceeds of $1,471,140 and realized a gain of $603,480 ($31,361 (unaudited) during the three months ended September 30, 2003), with the cost of the securities calculated by the specific identification method. An unrealized gain of $32,249 and $21,230 (unaudited) on the remaining shares held by the Company is reflected in shareholders' equity as accumulated other comprehensive income at June 30, 2004 and September 30, 2004, respectively. The 70,000 remaining shares have been provided as a security deposit for the lease of the Company's corporate headquarters and are recorded at their fair value of $68,636 and $57,617 (unaudited) at June 30, 2004 and September 30, 2004, respectively.

4. ACQUISITIONS

BAYVIEW TECHNOLOGY GROUP, LLC

On July 11, 2003, the Company acquired substantially all of the assets of Bayview. Under the terms of the asset purchase agreement, the Company issued to Bayview 20,000,000 shares of its restricted Common Stock and cash of $631,247 to settle an obligation of Bayview. The definitive agreement also provided for the Company to assume certain obligations under a royalty agreement expiring May 31, 2006. Approximately $169,000, $20,000 (unaudited) and $52,000 (unaudited) of royalty expense was recorded during fiscal year 2004 and the three months ended September 30, 2004 and 2003, respectively, in connection with this agreement. In connection with this transaction, the Company also agreed to issue 170,000 shares of its restricted Common Stock to a consultant who provided certain services to the Company in connection with this acquisition.

The acquisition allows the Company to offer energy conservation products that reduce the power consumption of

                             USA TECHNOLOGIES, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  JUNE 30, 2004


4. ACQUISITIONS (CONTINUED)

BAYVIEW TECHNOLOGY GROUP, LLC  (CONTINUED)

various types of equipment, such as vending machines, glass front coolers and other "always-on" appliances by allowing the equipment to operate in power saving mode when the full power mode is not necessary.

The acquisition cost of Bayview was $10,030,894, which principally was comprised of the issuance of 20,000,000 shares of restricted Common Stock valued at $9,200,000 and a cash payment of $631,247. The value of the 20,000,000 shares of Common Stock was determined based on the average market price of the Company's Common Stock over the two-day period before and after the definitive agreement date of July 11, 2003. The purchase price also included acquisition related costs of $199,647.


The following table summarizes the final purchase price allocation to reflect the fair values of the assets acquired and liabilities assumed at the date of acquisition.



Current assets                              $      7,628
Property and equipment                           244,704
Intangible assets                              9,449,000
Goodwill                                         329,562
                                            ------------
Total assets acquired                       $ 10,030,894
                                            ============

Of the $9,449,000 of Bayview acquired intangible assets, $7,424,000 was assigned to patents that are subject to amortization over a 10-year period, $1,011,000 was assigned to a non-compete agreement that is subject to amortization over a 5-year period and $1,014,000 was assigned to trademarks and trade names that are not subject to amortization.

Of the 20,000,000 shares issued to Bayview, 700,000 (unaudited) shares were placed into an escrow account to be issued to one owner of Bayview if certain Bayview stock options were exercised. This agreement called for these shares to be returned to the Company if the Bayview stock options were not exercised. During the three months ended September 30, 2004, the Company determined that the Bayview stock options would not be exercised and the shares previously issued into escrow would be cancelled. Therefore, the Company decreased the purchase price by $322,000 (unaudited) due to the return and cancellation of the 700,000 (unaudited) shares held in escrow. The decrease in the purchase price resulted in a reduction of goodwill and shareholders' equity of $322,000 (unaudited) in the three months ended September 30,2004.

The acquisition was accounted for using the purchase method and, accordingly, the results of operations of Bayview have been included in the accompanying consolidated statements of operations since the date of acquisition. Results of operations of the Company for year ended June 30, 2004 and the three months ended September 30, 2003 would not have been significantly different than reported had the acquisition taken place July 1, 2003 as the acquisition occurred on July 11, 2003. Pro-forma combined results for the year ended June 30, 2003 would have been as follows had the acquisition taken place July 1, 2002
- revenues of $8,487,190; net loss of $22,478,740; loss applicable to common shares of $23,272,326; loss per common share (basic and diluted) of $0.18.

STITCH NETWORKS CORPORATION

On May 14, 2002, USA Acquisition Corp., a wholly owned subsidiary of the Company acquired Stitch pursuant to an Agreement and Plan of Merger by and among the Company, USA Acquisition Corp., Stitch and the stockholders of Stitch. Additionally, on May 14, 2002, the Company's shareholders voted to increase the number of authorized shares of Common Stock to 150,000,000. The Company acquired Stitch to strengthen its position as a leading provider of wireless remote monitoring and cashless and mobile commerce solutions and to increase the Company's 4. ACQUISITIONS (CONTINUED)

                             USA TECHNOLOGIES, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  JUNE 30, 2004


STITCH NETWORKS CORPORATION (CONTINUED)

revenue base. These revenues would include product revenues and monthly service and transaction fees. Additionally, the acquisition of the Stitch technology enhanced the Company's existing technology and complemented the revenue and transaction processing revenue of the Company's existing products. Certain Stitch personnel were believed to possess some key strengths in several disciplines that the Company believed to be of great value in its plans for growth.

The acquisition was accounted for using the purchase method and, accordingly, the results of the operations of Stitch have been included in the accompanying consolidated statements of operations since the acquisition date. The purchase price consisted of the issuance of 22,762,341 shares of the Company's Common Stock in exchange for the outstanding shares of Stitch, and the issuance of warrants to purchase up to 7,587,447 shares of the Company's Common Stock at $.40 per share at any time through June 30, 2002. The purchase price also included the assumption of outstanding Stitch stock options that were converted into options to purchase an aggregate of 2,475,318 shares of the Company's Common Stock at $.165 per share at any time prior to May 14, 2007, warrants to purchase up to 412,553 shares of the Company's Common Stock at $.40 per share at any time through June 30, 2002 and other acquisition related expenses. None of the warrants issued in connection with the acquisition were exercised. A total of 4,800,000 shares of the Common Stock issued to the former stockholders of Stitch were held in escrow to secure the former stockholder's indemnification obligations under the Agreement and Plan of Merger. Such shares are subject to cancellation if there is a breach of the indemnification (as defined). The value of the marketable equity securities issued in connection with this acquisition was determined based on the average market price of the Company's Common Stock over a two-day period before and after April 10, 2002, the date the definitive agreement to acquire Stitch was entered into. Such valuation was in accordance with EITF 99-12: "Determination of the Measurement Date for the Market Price of Acquirer Securities Issued in a Purchase Business Combination".

The following table summarizes the final purchase price allocation of the fair value of the assets and liabilities assumed at the date of acquisition:


Current assets                               $ 2,710,000
Property and equipment                         1,700,000
Goodwill                                       7,946,000
Intangibles                                    2,920,000
Current liabilities                           (1,554,000)
Long-term debt (Note 9)                       (3,976,000)
                                             -----------
                                             $ 9,746,000
                                             ===========

In connection with the acquisition, the Company determined that it would vacate office space previously occupied by Stitch. Accordingly, in connection with this acquisition, the Company accrued the remaining lease exit costs relating to the lease in the amount of approximately $354,000 as part of the cost of purchasing Stitch. In November 2003, Stitch and the lessor of the office space reached an agreement that required Stitch to pay the lessor $55,000 as consideration to release Stitch from any further obligations under the lease. In addition, a security deposit of approximately $9,000 was retained by the lessor. Accordingly, the difference between estimated lease exit costs recorded in conjunction with the acquisition and actual consideration paid was recorded as a reduction of goodwill in the amount of $290,000 during the year ended June 30, 2004.

Unaudited pro-forma combined results of the Company as if the Company acquired Stitch on July 1, 2001 is as follows:

                             USA TECHNOLOGIES, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  JUNE 30, 2004


4. ACQUISITIONS (CONTINUED)

STITCH NETWORKS CORPORATION (CONTINUED)

                                                            YEAR ENDED
                                                          JUNE 30, 2002
                                                         ---------------
Revenues                                                 $     2,869,466
                                                         ---------------
Net loss                                                     (19,583,216)
Cumulative preferred dividends                                  (822,561)
                                                         ---------------
Loss applicable to common shares                         $   (20,405,777)
                                                         ===============
Loss per common share (basic and diluted)                $         (0.36)
                                                         ===============
Weighted average number of common shares
 outstanding (basic and diluted)                              56,676,823
                                                         ===============


Amortization expense relating to all acquired intangible assets was $1,208,668, $292,000 and $36,500 during the years ended June 30, 2004, 2003 and 2002, respectively, and $309,150 (unaudited) and $281,218 (unaudited) for the three months ended September 30, 2004 and 2003, respectively. The intangible asset balance and related accumulated amortization consisted of the following:



                                                JUNE 30, 2004
                           -----------------------------------------------------
                           GROSS CARRYING      ACCUMULATED         NET CARRYING
                              AMOUNT           AMORTIZATION           VALUE
                           -----------------------------------------------------
  Intangible assets:
       Trademarks          $ 2,064,000        $  (223,125)         $  1,840,875
       Patents               9,294,000         (1,117,822)            8,176,178
       Non-Compete agreement 1,011,000           (196,221)              814,779
                           -----------------------------------------------------
  Total                    $12,369,000        $(1,537,168)         $ 10,831,832
                           =====================================================


                                                JUNE 30, 2003
                           -----------------------------------------------------
                           GROSS CARRYING        ACCUMULATED       NET CARRYING
                               AMOUNT            AMORTIZATION         VALUE
                           -----------------------------------------------------
  Intangible assets:
       Trademark           $1,050,000          $  (118,125)        $    931,875
       Patents              1,870,000             (210,375)           1,659,625
                           -----------------------------------------------------
  Total                    $2,920,000          $  (328,500)        $  2,591,500
                           =====================================================

                             USA TECHNOLOGIES, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  JUNE 30, 2004


4. ACQUISITIONS (CONTINUED)

STITCH NETWORKS CORPORATION (CONTINUED)

                                      SEPTEMBER 30, 2004 (UNAUDITED)
                           -----------------------------------------------------
                           GROSS CARRYING         ACCUMULATED      NET CARRYING
                               AMOUNT             AMORTIZATION        VALUE
                           -----------------------------------------------------
  Intangible assets:
       Trademarks            $ 2,064,000          $  (249,375)     $  1,814,625
       Patents                 9,294,000           (1,350,172)        7,943,828
       Non-Compete agreement   1,011,000             (246,771)          764,229
                           -----------------------------------------------------
  Total                      $12,369,000          $(1,846,318)     $ 10,522,682
                           =====================================================


At June 30, 2004 and September 30, 2004, the expected amortization of the intangible assets is as follows: $1,200,000 per year in fiscal year 2005 through fiscal year 2008, $1,000,000 per year in fiscal year 2009 through fiscal year 2012, $740,000 in fiscal year 2013 and $22,000 in fiscal year 2014. The weighted average useful life of these intangible assets is 9.55 years at June 30, 2004 and September 30, 2004.

5. PROPERTY AND EQUIPMENT

Property and equipment consist of the following:


                                                                 JUNE 30
                                            USEFUL     --------------------------    SEPTEMBER 30
                                            LIVES          2004          2003            2004
                                          ---------------------------------------    -----------
                                                                                     (Unaudited)
Computer equipment and purchased
   software                               3 years      $ 2,206,759    $ 1,931,912    $ 2,216,388
Vending machines and related components   7 years            4,427        688,284          4,427
Control systems                           3 years          479,530        980,759        479,530
Furniture and equipment                   5-7 years        745,341        532,570        814,615
Leasehold improvements                    Lease term        59,575         16,140         74,576
Vehicles                                  5 years               --         10,258             --
                                                                      -----------    -----------
                                                         3,495,632      4,159,923      3,589,536
Less accumulated depreciation                           (2,892,679)    (3,216,139)    (2,979,707)
                                                       -----------    -----------    -----------
                                                       $   602,953    $   943,784    $   609,829
                                                       ===========    ===========    ===========


Assets under capital lease totaled approximately $113,000, $180,000 and $86,000 (unaudited) as of June 30, 2004 and 2003 and September 30, 2004, respectively. Capital lease amortization of approximately $20,000, $46,000, $54,000, $1,000 (unaudited) and $5,000 (unaudited) is included in depreciation expense for the years ended June 30, 2004, 2003 and 2002, and the three months ended September 30, 2004 and 2003, respectively.

                             USA TECHNOLOGIES, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  JUNE 30, 2004


6. ACCRUED EXPENSES

Accrued expenses consist of the following:


                                                             JUNE 30
                                                   -------------------------  SEPTEMBER 30
                                                      2004           2003        2004
                                                   ------------   ----------   ----------
                                                                               (Unaudited)
Accrued compensation and related sales commissions   $  444,302   $  250,808   $  339,262
Accrued interest                                        376,350      291,315      373,094
Accrued professional fees                               192,633      650,974       77,969
Accrued taxes and filing fees                           108,362       94,529       92,843
Accrued consulting fees                                 104,438      662,010      167,610
Accrued rent                                             66,662       15,572       39,410
Advanced customer billings                               58,811       62,540       69,910
Accrued lease termination payments, net                      --      344,934           --
Accrued software license and support costs                   --      125,385           --
Accrued other                                           217,810      222,676      254,703
                                                   ------------   ----------   ----------
                                                     $1,569,368   $2,720,743   $1,414,801
                                                   ============   ==========   ==========

7. RELATED PARTY TRANSACTIONS


During the years ended June 30, 2004, 2003 and 2002 and the three months ended September 30, 2004 and 2003, the Company incurred approximately $391,000, $305,000,$213,000, $65,000 (unaudited) and $150,000 (unaudited), respectively, in connection with legal services provided by a member of the Company's Board of Directors. At June 30, 2004 and 2003 and September 30, 2004, approximately $32,000, $22,000 and $20,000 (unaudited), respectively, of the Company's accounts payable and accrued expenses were due to this Board member. During the years ended June 30, 2004, 2003 and 2002, certain Board members participated in various debt or equity offerings of the Company for total investments of approximately $266,250, $661,500 and $277,500, respectively. There was no participation by Board members in debt or equity offerings of the Company during the three months ended September 30, 2004 and 2003.


Stitch had purchased parts and services from Dixie-Narco, Inc. ("Dixie"), an affiliate of a shareholder (Maytag Holdings, a subsidiary of Maytag Inc.) of the Company. There were purchases from Dixie of $201,000 during the year ended June 30, 2003 and $8,000 for the period May 14, 2002 to June 30, 2002. Approximately $130,000 in payables to Dixie is included in accounts payable in the accompanying June 30, 2003 consolidated balance sheet. There were no such purchases from Dixie during the year ended June 30, 2004 or the three months ended September 30, 2004 and no payables to Dixie at June 30, 2004 or September 30, 2004.

                             USA TECHNOLOGIES, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  JUNE 30, 2004

8. LONG-TERM DEBT

Long-term debt consists of the following:

                                                           JUNE 30
                                                   -----------------------  SEPTEMBER 30
                                                      2004         2003         2004
                                                   ----------   ----------   ----------
                                                                             (Unaudited)
Bank facility                                      $  170,987      828,466   $   86,656
Working capital loans                                  46,765      166,765       26,765
Other, including capital lease obligations             35,430       60,057       29,483
                                                   ----------   ----------   ----------
                                                      253,182    1,055,288      142,904
Less current portion                                  240,764      830,674      136,039
                                                   ----------   ----------   ----------
                                                   $   12,418   $  224,614   $    6,865
                                                   ==========   ==========   ==========

The bank facility (the "Facility") was assumed as part of the fiscal year 2002 acquisition of Stitch and was used to fund the purchase of vending machines placed at locations where Kodak film products were sold. Borrowings were made from time to time under the Facility, with repayment schedules set at the time of each borrowing, including equal monthly payments over 36 months and an interest rate based upon 495 basis points over the three year U.S. Treasury Notes. The Company granted the bank a security interest in the vending machines. Repayment of principal was insured by a Surety Bond issued by a third-party insurer in exchange for an initial fee paid by the Company. The Facility matures during the year ending June 30, 2005, due to the termination of the vending placement agreement and the sale of the vending machines (Note 14).

The Company also assumed working capital loans in connection with of the Stitch acquisition. These loans are secured by certain assets of Stitch and bear interest at 6.75% per annum. The working capital loans were payable on July 8, 2002, however, during fiscal year 2003, the bank extended the due date on these loans on several occasions under forbearance agreements. On November 6, 2003, the Company reached an agreement with the bank to repay these loans in monthly installments through October 2004.

9. INCOME TAXES

At June 30, 2004 and 2003, the Company had net operating loss carryforwards of approximately $84,097,000 and $76,211,000, respectively, to offset future taxable income expiring through approximately 2024. In addition, the Company had a capital loss carryforward of approximately $1,264,000 as of June 30, 2004 that expires in 2009. At June 30, 2004 and 2003, the Company recorded a net deferred tax asset of approximately $34,365,000 and $29,771,000, respectively, which was reduced by a valuation allowance of the same amount as the realization of the deferred tax asset is not likely, principally due to the lack of earnings history.

The timing and extent to which the Company can utilize future tax deductions in any year may be limited by provisions of the Internal Revenue Code regarding changes in ownership of corporations. Stitch had net operating loss carryforwards of approximately $11,800,000 at the acquisition date. Such net operating loss carryforwards are limited under the same provisions as to the amount available to offset future taxable income and to the extent used in any given year, will result in decreases to goodwill as opposed to income tax expense.

The deferred tax assets arose primarily from the use of different accounting methods for financial statement and income tax reporting purposes as follows:

                             USA TECHNOLOGIES, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  JUNE 30, 2004


9. INCOME TAXES (CONTINUED)
                                                         JUNE 30
                                            ------------------------------
                                                 2004             2003
                                            ------------      ------------
Deferred tax assets:
Net operating loss and capital loss
  carryforwards                             $ 32,447,000      $ 28,431,000
Deferred research and development costs          548,000           730,000
Software development costs                     1,513,000         1,324,000
Other                                            790,000           338,000
                                            ------------      ------------
                                              35,298,000        30,823,000
Deferred tax liabilities:
Intangibles                                     (933,000)       (1,052,000)
                                            ------------      ------------
                                              34,365,000        29,771,000
Valuation allowance                          (34,365,000)      (29,771,000)
                                            ------------      ------------
Deferred tax assets, net                    $         --      $         --
                                            ============      ============
10. SENIOR NOTES

The Company has issued five series of Senior Notes each with an annual interest rate of 12% and are convertible into shares of the Company's Common Stock for which there were outstanding obligations during the years ended June 30, 2004 and 2003 and three months ended September 30, 2004. These Senior Notes were scheduled to mature on December 31, 2003 ("2003 Senior Notes"), December 31, 2004 ("2004 Senior Notes"), December 31, 2005 ("2005 Senior Notes"), December 31, 2006 ("2006 Senior Notes"), and December 31, 2007 ("2007 Senior Notes"). During the year ended June 30, 1999, the Company issued Senior Notes scheduled to mature December 31, 2001. The final principal balance of $240,000 for these Notes was paid during the year ended June 30, 2002.

The 2003 Senior Notes were issued pursuant to a private placement offering authorized during the year ended June 30, 2001 that included the issuance of 2,000 shares of Common Stock for each $10,000 of face amount of notes issued. The 2003 Senior Notes were convertible into shares of Common Stock at $1.25 per share at any time through December 31, 2003. The fair value of the Common Stock issued and the intrinsic value of the beneficial conversion feature associated with the 2003 Senior Notes created debt discount that was allocated to equity and was amortized to interest expense through December 31, 2003.

The 2004 Senior Notes were issued pursuant to a private placement offering authorized during the year ended June 30, 2002. The 2004 Senior Notes are convertible into shares of Common Stock at $.40 per share at any time through December 31, 2004. Certain shareholders of the Company who held warrants to purchase shares of Common Stock exercisable at $.50 per share were offered the opportunity to cancel those warrants and receive an equivalent number of new warrants exercisable at $.10 per share if they invested in the 2004 Senior Note offering. The fair value of the new warrants issued and the intrinsic value of the beneficial conversion feature associated with the 2004 Senior Notes created debt discount that was allocated to equity and is being amortized to interest expense through December 31, 2004.

The 2005 Senior Notes were issued pursuant to a private placement offering authorized during the year ended June 30, 2002 that included the issuance of 20,000 shares of Common Stock for each $10,000 of face amount of notes issued. The 2005 Senior Notes are convertible into shares of Common Stock at $.20 per share at any time through December 31, 2005. The fair value of the Common Stock issued and the intrinsic value of beneficial conversion feature associated with the 2005 Senior Notes created debt discount that was allocated to equity and is being amortized to interest expense through December 31, 2005. During the years ended June 30, 2004 and 2003 and three months ended September 30, 2004, $514,359, $489,608 and $10,000 (unaudited), respectively, of the 2005 Senior Notes were converted into 2,571,797, 2,448,215 and 50,000 (unaudited) shares of Common Stock, respectively.

                             USA TECHNOLOGIES, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  JUNE 30, 2004

10. SENIOR NOTES (CONTINUED)

In March 2003, the Company granted to the holders of the 2003 Senior Notes and 2004 Senior Notes the right to extend the maturity date of these Senior Notes to December 31, 2006 and December 31, 2007, respectively, in exchange for reducing the conversion rates from $1.25 to $0.20 per share for the 2003 Senior Notes and from $0.40 to $0.20 per share for the 2004 Senior Notes. This offer expired on December 31, 2003. During the years ended June 30, 2004 and 2003, Senior Note holders agreed to exchange an aggregate of $2,303,953 and $6,911,397, respectively, of 2003 Senior Notes and 2004 Senior Notes for new notes maturing in 2006 and 2007. The exchange of the 2003 Senior Notes and 2004 Senior Notes to the 2006 Senior Notes and 2007 Senior Notes was deemed a significant modification of the terms of the Senior Notes and, accordingly, the exchanged 2003 Senior Notes and 2004 Senior Notes have been extinguished. The unamortized debt discount and other issuance costs remaining on the 2003 Senior Notes and 2004 Senior Notes exchanged and extinguished were expensed ($318,915 and $1,521,654 for the years ended June 30, 2004 and 2003, respectively) and have been reported as a loss on debt modification in the Consolidated Statements of Operations. Included in the loss on debt modification for the year ended June 30, 2004 is $277,279 (unaudited) that occurred during the three months ended September 30, 2003.

During fiscal year 2003 and 2004, the Company's share price was often greater than the conversion price at times when Senior Note holders exchanged their 2003 and 2004 Senior Notes for 2006 and 2007 Senior Notes. The intrinsic value of this beneficial conversion feature created debt discount that was allocated to equity and is being amortized to interest expense through December 31, 2006 and 2007, respectively.

During the years ended June 30, 2004 and 2003, $1,478,000 and $332,500, respectively, of the 2006 Senior Notes were converted into 7,390,000 and 1,662,500 shares of Common Stock, respectively, and $848,619 and $323,334, respectively, of the 2007 Senior Notes were converted into 4,243,097 and 1,616,668 shares of Common Stock, respectively.

A summary of the activity for the Senior Notes for the years ended June 30, 2004, 2003 and 2002 and the three months ended September 30, 2004 follows:


                                                        SENIOR NOTES MATURING DECEMBER 31,
                                --------------------------------------------------------------------------------------
                                      2001          2003           2004         2005           2006           2007
                                  (2001 SENIOR (2003 SENIOR   (2004 SENIOR  (2005 SENIOR   (2006 SENIOR   (2007 SENIOR
                                     NOTES)         NOTES)        NOTES)        NOTES)         NOTES)        NOTES)
                                --------------------------------------------------------------------------------------
Face amount of Senior Notes
 Balance, June 30, 2001         $   240,000    $ 5,656,500    $        --    $        --    $        --    $        --
 Issued for cash and services            --             --      4,814,593        444,083             --             --
 Repayment                         (240,000)            --             --             --             --             --
 Conversions to Common Stock             --       (622,500)            --             --             --             --
                                --------------------------------------------------------------------------------------
 Balance, June 30, 2002                  --      5,034,000    $ 4,814,593    $   444,083    $        --    $        --
 Issued (rescinded) for cash
  and services                           --             --       (172,091)     3,571,675             --             --
 2003 and 2004 Senior Notes
  exchanged for 2006 and
  2007 Senior Notes                      --     (3,548,000)    (3,363,397)            --      3,548,000      3,363,397
 Conversions to Common Stock             --             --             --       (489,608)      (332,500)      (323,334)
                                --------------------------------------------------------------------------------------
 Balance, June 30, 2003                  --      1,486,000      1,279,105      3,526,150      3,215,500      3,040,063
 Repayment                               --        (10,000)            --             --             --             --
 2003 and 2004 Senior Notes
 exchanged for 2006 and 2007
 Senior Notes                            --     (1,476,000)      (827,953)            --      1,476,000        827,953
 Conversions to Common Stock             --             --             --       (514,359)    (1,478,000)      (848,619)
                                --------------------------------------------------------------------------------------
 Balance, June 30, 2004                  --             --        451,152      3,011,791      3,213,500      3,019,397

 Conversions to Common Stock
 (Unaudited)                             --             --             --        (10,000)            --             --
                                --------------------------------------------------------------------------------------
 Balance, September 30, 2004
  (Unaudited)                   $        --    $        --    $   451,152    $ 3,001,791    $ 3,213,500    $ 3,019,397
                                ======================================================================================

                             USA TECHNOLOGIES, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  JUNE 30, 2004


10. SENIOR NOTES (CONTINUED)


                                                                SENIOR NOTES MATURING DECEMBER 31,
                                     --------------------------------------------------------------------------------------
                                         2001           2003            2004           2005          2006          2007
                                     (2001 SENIOR   (2003 SENIOR    (2004 SENIOR   (2005 SENIOR  (2006 SENIOR  (2007 SENIOR
                                        NOTES)          NOTES)          NOTES)         NOTES)        NOTES)       NOTES)
                                     --------------------------------------------------------------------------------------
Debt discount and other
  issuance costs

  Unamortized costs at
   June 30, 2001                     $   (28,296)   $(1,420,219)   $        --    $        --    $        --    $        --
  Debt discount created                       --             --     (3,587,535)      (332,377)            --             --
  Amortization and write-off
   of unamortized costs upon
   conversions to Common Stock            28,296        669,924        658,968          8,389             --             --
                                     --------------------------------------------------------------------------------------
  Unamortized costs at
   June 30, 2002                              --       (750,295)    (2,928,567)      (323,988)            --             --
  Debt discount (created) reduced
   for (issuances) rescissions                --             (2)       169,365     (2,933,392)    (1,287,749)      (621,459)
  Amortization and write-off
   of unamortized costs upon
   conversions to Common Stock                --        448,934      1,004,748      1,104,157        183,580         24,607
  Loss on modification for
   exchanges Of 2003 and 2004
   Senior Notes for 2006 and 2007
   Senior Notes                               --        221,130      1,300,524             --             --             --
                                     --------------------------------------------------------------------------------------
  Unamortized costs at
   June 30, 2003                              --        (80,233)      (453,930)    (2,153,223)    (1,104,169)      (596,852)
  Debt discount from issuances                --             --             --             --     (1,155,475)      (825,532)
  Amortization and write-off of
   unamortized costs upon
   conversions to Common Stock                --         32,803        133,180      1,052,231      1,329,255        827,064
  Loss on modification for
   exchanges of 2003 and 2004
   Senior Notes for 2006 and
   2007 Senior Notes                          --         47,430        271,485             --             --             --
                                     --------------------------------------------------------------------------------------
  Unamortized costs at
   June 30, 2004                              --             --        (49,265)    (1,100,992)      (930,389)      (595,320)

  Amortization and write off
   of unamortized costs upon
   conversions to Common
   Stock (Unaudited)                          --             --         24,633        186,545         93,038         42,523
                                     --------------------------------------------------------------------------------------
  Unamortized costs at
    September 30, 2004 (Unaudited)   $        --    $        --    $   (24,632)   $  (914,447)   $  (837,351)   $  (552,797)
                                     ======================================================================================
Senior Notes reflected in the
Consolidated Balance Sheet:
  June 30, 2003
    Face amount                      $        --    $ 1,486,000    $ 1,279,105    $ 3,526,150    $ 3,215,500    $ 3,040,063
    Unamortized costs                         --        (80,233)      (453,930)    (2,153,223)    (1,104,169)      (596,852)
                                     --------------------------------------------------------------------------------------
                                     $        --    $ 1,405,767    $   825,175    $ 1,372,927    $ 2,111,331    $ 2,443,211
                                     ======================================================================================
  June 30, 2004
    Face amount                      $        --    $        --    $   451,152    $ 3,011,791    $ 3,213,500    $ 3,019,397
    Unamortized costs                         --             --        (49,265)    (1,100,992)      (930,389)      (595,320)
                                     --------------------------------------------------------------------------------------
                                     $        --    $        --    $   401,887    $ 1,910,799    $ 2,283,111    $ 2,424,077
                                     ======================================================================================
  September 30, 2004 (Unaudited)
    Face amount                      $        --    $        --    $   451,152    $ 3,001,791    $ 3,213,500    $ 3,019,397
    Unamortized costs                         --             --        (24,632)      (914,447)      (837,351)      (552,797)
                                     --------------------------------------------------------------------------------------
                                     $        --    $        --    $   426,520    $ 2,087,344    $ 2,376,149    $ 2,466,600
                                     ======================================================================================

                             USA TECHNOLOGIES, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  JUNE 30, 2004


10. SENIOR NOTES (CONTINUED)

During the year ended June 30, 2003 and through December 31, 2003, the holders of the Senior Notes had the right to purchase shares of the Company's Common Stock at $0.20 per share using quarterly interest payments that were due in lieu of a cash payment of the interest. Additionally, for each share purchased, the note holder was entitled to receive a warrant to purchase one share of the Company's Common Stock at $0.20 per share exercisable at any time through June 30, 2004 (extended to August 30, 2004). During the year ended June 30, 2002, holders of the Senior Notes also had the right to purchase shares of Common Stock using quarterly interest payments that were due in lieu of cash payments for interest at per share prices ranging from $0.25 to $0.60. Additionally, for each share purchased with respect to the quarter ended June 30, 2002, the note holder received a warrant, which was exercisable at any time through June 30, 2004 (extended to August 30, 2004), to purchase one share of the Company's Common Stock at $0.20 per share. For the years ended June 30, 2004, 2003 and 2002 and for the three months ended September 30, 2003, 1,061,284, 2,315,000, 674,431 and 577,457 (unaudited) shares of Common Stock, respectively, were issued for payment of interest due of $212,238, $448,647, $259,320 and $115,472 (unaudited), respectively. The fair value of the warrants issued and the beneficial conversion feature related to the $0.20 per share rate used to convert the interest to shares of Common Stock totaled $266,258, $411,603, $42,536 and $248,359 (unaudited) for the years ended June 30, 2004, 2003, and 2003 and the three months ended September 30, 2003, respectively, and have been recorded as additional interest expense.

During the year ended June 30, 2002, the Company executed a Securities Purchase Agreement with an investment company for the purchase of $325,000 (as amended) of a 9.75% Convertible Debenture (the Debenture) due August 2004. Interest on the Debenture was payable monthly in arrears and the Debenture was convertible at a price equal to the lesser of $1.00 or 72% (80% prior to June 18, 2002) of the lowest closing bid price of the Company's Common Stock during the 20 day period prior to the conversion. At the time of conversion, the Company issued to the Debenture holder warrants to purchase an amount of Common Stock equal to ten times the number of shares issued upon the conversion of the Debenture. The warrants were exercisable at the same conversion price as the Debenture. Due to the significance of the beneficial conversion features associated with this instrument, the entire $325,000 of proceeds was allocated to the warrants and was allocated to equity. During the years ended June 30, 2003 and 2002 the investment company converted $243,000 and $82,000, respectively of the Debenture, resulting in the issuance of 2,467,225 and 333,678, respectively, shares of Common Stock. The investment company also exercised warrants resulting in the issuance of 17,465,469, 7,206,893 and 3,336,780 shares of Common Stock and generating net cash proceeds of $1,591,296, $630,000 and $804,250 during the years ended June 30, 2004, 2003 and 2002, respectively.

11. PREFERRED STOCK

The authorized Preferred Stock may be issued from time to time in one or more series, each series with such rights, preferences or restrictions as determined by the Board of Directors. Each share of Series A Preferred Stock shall have the right to one vote and is convertible at any time into one share of Common Stock. Each share of Common Stock entitles the holder to one voting right. Series A Preferred Stock provides for an annual cumulative dividend of $1.50 per share payable to the shareholders of record in equal parts on February 1 and August 1 of each year.

Cumulative unpaid dividends at June 30, 2004 and 2003 and September 30, 2004 amounted to $6,677,180, $5,913,107 and $7,069,237 (unaudited) respectively. Cumulative unpaid dividends are convertible into common shares at $10.00 per common share at the option of the shareholder. During the years ended June 30, 2004, 2003 and 2002, certain holders of the Preferred Stock converted 1,750, 4,790 and 26,002 shares, respectively, into 1,750, 4,790 and 26,002 shares of Common Stock, respectively. Certain of these shareholders also converted cumulative preferred dividends of $22,440, $56,050 and $268,140, respectively, into 2,244, 5,605 and 26,814 shares of Common Stock during the years ended June 30, 2004, 2003 and 2002, respectively. There were no conversions of preferred stock or cumulative preferred dividends during either of the three months ended September 30, 2004 or 2003. The Series A Preferred Stock may be called for redemption at the option of the Board of Directors at any time on and after January 1, 1998 for a price of $11.00 per share plus payment of all accrued and unpaid dividends. No such redemption has occurred as of June 30, 2004 or September 30, 2004. In the event of any liquidation, the

                             USA TECHNOLOGIES, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  JUNE 30, 2004


11. PREFERRED STOCK (CONTINUED)

holders of shares of Series A Preferred Stock issued shall be entitled to receive $10.00 for each outstanding share plus all cumulative unpaid dividends. If funds are insufficient for this distribution, the assets available will be distributed ratably among the preferred shareholders.

12. COMMON STOCK

The Company's Board of Directors has authorized various Common Stock private placement offerings. Activity for these offerings during the years ended June 30, 2004, 2003 and 2002 is as follows:

o The 2004-A Private Placement Offering was authorized during fiscal year 2004 for the issuance of common stock at $0.15 per share. During the year ended June 30, 2004, there were 28,290,833 shares issued generating net proceeds of $4,207,080. Included in this amount are subscriptions receivable of $300,000 at June 30, 2004, which were collected by the Company during July 2004. Participants in the offering were granted one warrant to purchase shares of Common Stock for every two shares of Common Stock purchased and are exercisable at $0.20 per share through December 31, 2004.

o The 2003-A Private Placement Offering was authorized during fiscal year 2003 for the issuance of common stock at $0.10 per share During the years ended June 30, 2004 and 2003, there were 4,377,036 and 78,636,082 shares, respectively, issued generating net proceeds of $432,754 and $7,792,133, respectively. The Company also issued 695,000 and 1,854,390 shares under this offering during the years ended June 30, 2004 and 2003, respectively, for services rendered by consultants amounting to $185,000 and $397,889, respectively.

o During the year ended June 30, 2004, 20,010,000 shares of Common Stock were issued to accredited investors at $0.25 per share in four private placement offerings generating net proceeds of $5,002,500.

o During the year ended June 30, 2003, 10,571,429 shares of Common Stock were issued to accredited investors at per share prices ranging from $0.07 to $0.12 in five private placement offerings generating net proceeds of $957,925. These investors were also granted warrants in connection with these private placement offerings to purchase 18,892,858 shares of Common Stock at per share prices ranging from $0.07 to $0.15 and expiring from May 2003 to October 2007. None of these warrants were exercised during the year ended June 30, 2003.

o During the year ended June 30, 2002, there were 4,046,684 shares of Common Stock issued generating net proceeds of $1,992,852 pursuant to the 2001-C Private Placement Offering under which shares were sold at $0.50 per share. Participants in the offering also received a warrant expiring in May 2002 to purchase an additional share of Common Stock at $0.50 per share for each share purchase under the offering.

o During the year ended June 30, 2002, there were 4,726,040 shares of Common Stock issued generating net proceeds of $2,754,371 pursuant to the 2001-B Private Placement Offering under which shares were sold at $0.60 per share. Participants in the offering also received a warrant to purchase an additional share of Common Stock at $0.50 per share (reduced to $0.10 if the shareholder invested in the 2001-D Senior Note Offering) for each dollar invested in the offering.

During the year ended June 30, 2004, the Company's Board of Directors granted additional warrants to purchase shares of Common Stock to Senior Note holders who chose to receive shares of Common Stock in lieu of being paid cash for interest on their notes. The grant was one additional warrant for each warrant previously granted in conjunction with receiving shares for interest and totaled warrants to purchase 3,662,481 shares of Common Stock at $0.20 per share expiring on December 31, 2004.

During the year ended June 30, 2003, the Company's Board of Directors granted warrants to purchase shares of Common Stock to the holders of all Senior Notes at the time of grant. The grant equaled 75% of the face amount of the Senior Notes and totaled 10,306,026 warrants exercisable at $0.10 per share through October 31, 2003. An additional warrant was granted for each of the initial warrants exercised on the same terms and as a result, an additional 7,943,384 warrants to purchase Common Stock were granted.

                             USA TECHNOLOGIES, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  JUNE 30, 2004


12. COMMON STOCK (CONTINUED)

During the year ended June 30, 2004, warrants and stock options were exercised to purchase 32,179,321 shares of Common Stock at share prices ranging from $0.07 to $0.20, generating proceeds of $2,800,472. During the year ended June 30, 2003, warrants were exercised to purchase 17,686,489 shares of Common Stock at $0.10 per share, generating proceeds of $1,768,651. During the year ended June 30, 2002, warrants were exercised to purchase 5,670,309 shares of Common Stock at share prices ranging from $0.10 to $0.50 generating proceeds of $1,141,171. During the three months ended September 30, 2004, warrants were exercised to purchase 677,344 (unaudited) shares of Common Stock at $0.15 per share generating proceeds of $98,507 (unaudited). During the three months ended September 30, 2003, warrants were exercised to purchase 535,258 (unaudited) shares of Common Stock at $0.10 per share generating proceeds of $53,526 (unaudited).

In July 2003, the Company and the Company's Chief Executive Officer ("CEO") amended the terms of his Executive Employment Agreement (expiring June 2005). Under the terms of the previous Executive Employment Agreement, the CEO would have been granted seven percent (non-dilutive) of all the then issued and outstanding shares of the Company's Common Stock in the event a "USA Transaction" (as defined) occurs, which among other events includes a change in control of the Company. The amended terms of the Executive Employment Agreement, eliminates the seven percent (non-dilutive) right to receive Common Stock upon a "USA Transaction" and granted the CEO an aggregate of 14,000,000 shares of Common Stock (subject to adjustment for stock splits or combinations) in the event a "USA Transaction" occurs. In exchange for the amendment of these terms, the Company issued the CEO 10,500,000 shares of its Common Stock valued at $4,620,000 or $0.44 per share representing the quoted market price of the Company's Common Stock on the date the amendment was entered into and the shares were granted. In connection with this amendment, the CEO also entered into a lock-up agreement pursuant to which he can not sell 2,500,000 of these shares for a one-year period and 8,000,000 of these shares for a two-year period. The CEO is not required to pay any additional consideration for these shares of Common Stock. At the time of a "USA Transaction", all of the 14,000,000 shares are automatically deemed to be issued and outstanding, and will be entitled to be treated as any other issued and outstanding shares of Common Stock. These shares are irrevocable and fully vested, have no expiration date, and are not affected by the termination of the CEO for any reason whatsoever.

In addition to the shares issued to the CEO, there were 920,727 (180,000 (unaudited) for the three months ended September 30,2003), 3,895,052 and 5,124,134 shares of Common Stock issued to certain employees and officers for services and for professional services during the years ended June 30, 2004, 2003 and 2002, respectively. The value of these shares was based upon the fair value of the Company's Common Stock on the dates the shares were granted and totaled $237,040 ($72,000 (unaudited) for the three months ended September 30, 2003), $847,742 and $2,311,944 for the years ended June 30, 2004, 2003, and 2002 respectively. In addition, during 2002 there were Common Stock Warrants and Options granted for professional services. The value of these warrants and options was based upon their fair value on dates they were granted and totaled $181,000. During the three months ended September 30, 2004, 50,000 (unaudited) shares of Common Stock valued at $8,500 (unaudited) were issued to an employee for services.

During the year ended June 30, 2004, 500,000 shares of Common Stock were issued to an accredited investor as settlement resulting from a non-registration event as defined under the subscription agreement dated November 4, 2002.

A Common Stock purchase agreement with an accredited investor was initially executed in June 2004 and then replaced in August 2004 with a new agreement (the "Common Stock Agreement"). Pursuant to the Common Stock Agreement, the investor agreed to purchase shares of the Company's Common Stock, provided that the aggregate purchase price does not exceed $7,500,000. Under the Common Stock Agreement, the Company has the right at any time to require the investor to purchase Common Stock from the Company at the lower of: (i) $0.30 per share; or
(ii) 90% of the closing bid price per share on the date prior to the date of the delivery by the Company to the investor of notice of his obligation to purchase. The Company can require the investor to purchase shares under the Common Stock Agreement only if the shares have been registered by the Company for resale under the Act. Such shares were registered effective August 13, 2004. Additionally, the shares are only available for purchase for a period of one year from the date the shares are registered under the Act. During any calendar month, the investor

                             USA TECHNOLOGIES, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  JUNE 30, 2004


12. COMMON STOCK (CONTINUED)

cannot be required by the Company to purchase Common Stock for an aggregate purchase price in excess of $700,000. Although the Company has registered 35,000,000 shares for resale by the investor, the Company has the right in the future, if necessary, to register additional shares in order to ensure that a sufficient number of shares are available for purchase by the investor. The Company has agreed to pay the investor a due diligence fee of $45,000 in connection with this transaction. Subsequent to year end, the Company issued 5,632,275 shares of Common Stock under the Common Stock Agreement for total gross proceeds of $647,000. Through September 30, 2004, the Company issued an additional 2,421,398 (unaudited) shares of Common Stock under the Common Stock Agreement for net proceeds of $187,904 (unaudited).

As of June 30, 2004, the Company has reserved shares of Common Stock for future issuance for the following:


Exercise of Common Stock Options                              1,897,472
Exercise of Common Stock Warrants                            33,457,191
Conversions of Preferred Stock and cumulative
  Preferred Stock dividends                                   1,190,460
Conversions of Senior Notes                                  47,351,320
                                                             ----------
Total shares reserved for future issuance                    83,896,443
                                                             ==========

As of September 30, 2004, the Company has reserved shares of Common Stock for future issuance for the following (unaudited):


Exercise of Common Stock Options                              1,897,472
Exercise of Common Stock Warrants                            32,029,847
Conversions of Preferred Stock and cumulative
  Preferred Stock dividends                                   1,229,666
Conversions of Senior Notes                                  47,301,320
Issuance under Common Stock Agreement                        26,946,327
                                                            -----------
Total shares reserved for future issuance                   109,404,632
                                                            ===========


13. COMMON STOCK WARRANTS AND OPTIONS

Common Stock Warrant activity for the years ended June 30, 2004, 2003 and 2002 and the three months ended September 30, 2004 was as follows:

                             USA TECHNOLOGIES, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  JUNE 30, 2004


13. COMMON STOCK WARRANTS AND OPTIONS (CONTINUED)


                                                       WARRANTS
                                                    -----------
Outstanding at June 30, 2001                          8,233,028
    Issued                                           22,602,593
    Exercised                                        (1,833,529)
    Cancelled                                       (22,162,272)
                                                    -----------
Outstanding at June 30, 2002                          6,839,820
    Issued                                           76,286,145
    Exercised                                       (18,894,241)
    Cancelled                                        (2,104,000)
                                                    -----------
Outstanding at June 30, 2003                         62,127,724
    Issued                                           18,873,932
    Exercised                                       (32,060,459)
    Cancelled                                       (15,484,006)
                                                    -----------
Outstanding at June 30, 2004                         33,457,191
    Exercised (Unaudited)                              (677,344)
    Cancelled (Unaudited)                              (750,000)
                                                    -----------
Outstanding at September 30, 2004 (Unaudited)        32,029,847
                                                    ===========



All Common Stock warrants outstanding as of June 30, 2004 were exercisable. The following table shows exercise prices and expiration dates for warrants outstanding as of June 30, 2004:



    WARRANTS           EXERCISE PRICE
  OUTSTANDING            PER SHARE               EXPIRATION DATE
-------------------------------------------------------------------
   3,600,607               $0.20                 August 30, 2004
   2,500,000               $0.10                 December 22, 2004
  17,807,898               $0.20                 December 31, 2004
      75,000               $1.25                 June 30, 2006
   7,142,858               $0.07                 October 26, 2007
     750,000               $0.07                 November 15, 2007
   1,200,000               $0.91                 August 29, 2010
     377,927               $1.00                 April 24, 2011
       2,901               $1.03                 April 30, 2011
  ----------
  33,457,191
  ==========



During the years ended June 30, 2004, 2003 and 2002, the Company's Board of Directors amended the terms of certain outstanding Common Stock Warrants whereby the exercise price was reduced and the expiration dates were extended. The above table reflects the status of the warrants as of June 30, 2004.

All Common Stock warrants outstanding as of September 30, 2004 were exercisable. The following table shows exercise prices and expiration dates for warrants outstanding as of September 30, 2004 (unaudited):

                             USA TECHNOLOGIES, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  JUNE 30, 2004


13. COMMON STOCK WARRANTS AND OPTIONS (CONTINUED)



      WARRANTS            EXERCISE PRICE
    OUTSTANDING              PER SHARE           EXPIRATION DATE
  -------------------------------------------------------------------------
        2,960,709                $0.15            October 29, 2004
        2,500,000                $0.10            December 22, 2004
        2,960,709                $0.15            December 31, 2004
       14,145,417                $0.20            December 31, 2004
          664,326                $0.15            June 30, 2005
           75,000                $1.25            June 30, 2006
        7,142,858                $0.07            October 26, 2007
        1,200,000                $0.91            August 29, 2010
          377,927                $1.00            April 24, 2011
            2,901                $1.03            April 30, 2011
  ---------------
       32,029,847
  ===============


The Company's Board of Directors has granted options to employees and Board members to purchase shares of Common Stock at prices that were at or above fair market value on the dates the options were granted. The option term and vesting schedule were established by the contracts under which the options were granted.

In April 2004, the Company's Board of Directors established and authorized the 2004-A Stock Compensation Plan for use in compensating employees, directors and consultants through the issuance of shares of Common Stock of the Company. There were 500,000 shares authorized under the Plan. As of June 30, 2004 and September 30, 2004 there were 90,727 and 140,727 (unaudited) shares, respectively, issued under the Plan.

Common Stock Option activity during the years ended June 30, 2004, 2003 and 2002 was as follows. No activity occurred during the three months ended September 30, 2004.

                                                OPTIONS        EXERCISE PRICE
                                              OUTSTANDING        PER SHARE
                                             ---------------------------------
Outstanding at June 30, 2001                   4,886,667        $0.50-$5.00
    Granted                                    4,505,318       $0.165-$0.70
    Cancelled or expired                      (4,101,500)       $0.40-$5.00
                                              -----------------------------
Outstanding at June 30, 2002                   5,290,485       $0.165-$5.00
     Cancelled or expired                     (2,383,000)       $0.40-$5.00
                                              -----------------------------
Outstanding at June 30, 2003                   2,907,485       $0.165-$2.50
     Granted                                     300,000              $0.30
     Exercised                                  (223,862)            $0.165
     Cancelled or expired                     (1,086,151)      $0.165-$2.50
                                              -----------------------------
Outstanding at June 30, 2004 and
  September 30, 2004 (Unaudited)               1,897,472       $0.165-$2.00
                                              =============================


The following table shows exercise prices and the weighted average remaining contractual life for options outstanding as of June 30, 2004. All Common Stock Options outstanding as of June 30, 2004 were exercisable

                             USA TECHNOLOGIES, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  JUNE 30, 2004


13. COMMON STOCK WARRANTS AND OPTIONS (CONTINUED)

except for the options granted at an exercise price of $.30 per share, none of which were exercisable as of June 30, 2004.


   OPTIONS               EXERCISE PRICE         WEIGHTED AVERAGE REMAINING
 OUTSTANDING              PER SHARE             CONTRACTUAL LIFE (YEARS)
--------------------------------------------------------------------------------
  1,465,805                $0.165                          2.92
    300,000                $ 0.30                          2.96
    125,000                $ 1.00                          1.67
      6,667                $ 2.00                          2.00
  ---------
  1,897,472
  =========

The following table shows exercise prices and the weighted average remaining contractual life for options outstanding as of September 30, 2004. All Common Stock Options outstanding as of September 30, 2004 were exercisable except for the options granted at an exercise price of $.30 per share, 37,500 of which were exercisable as of September 30, 2004.


   OPTIONS               EXERCISE PRICE         WEIGHTED AVERAGE REMAINING
 OUTSTANDING              PER SHARE             CONTRACTUAL LIFE (YEARS)
--------------------------------------------------------------------------------
  1,465,805                $0.165                          2.67
    300,000                $ 0.30                          2.71
    125,000                $ 1.00                          1.42
      6,667                $ 2.00                          1.75
  ---------
  1,897,472
  =========

As there were no stock options granted during the year ended June 30, 2003 and all options granted through June 30, 2002 were vested as of that date, pro-forma net loss and pro-forma net loss per common share under FAS 123 for the year ended June 30, 2003 would be the same as reported by the Company under APB 25.

During the year ended June 30, 2004, stock options were granted to one individual to purchase 300,000 shares of Common Stock of the Company at $0.30 per share. The pro-forma disclosures required by FAS 123 have not been included for June 30, 2004 or September 30, 2004 as the fair value of options granted for the year ended June 30, 2004 were not considered to be material. There was no pro-forma compensation expense for the three months ended September 30, 2003. The fair value of the stock options granted, $0.16, was estimated on the date of the grant using the Black-Scholes option-pricing model with the following assumptions.


Dividend yield                                       0%
Expected stock price volatility                  0.971
Risk-free interest rate                            4.0%
Expected life, in years                              3


The effect of applying FAS 123 for the year ended June 30, 2002 would have resulted in a loss applicable to common shares and loss per common share as follows:

                             USA TECHNOLOGIES, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  JUNE 30, 2004


13. COMMON STOCK WARRANTS AND OPTIONS (CONTINUED)


Loss applicable to common shares as reported                  $(18,137,368)
Stock option expense under FAS 123                                (985,046)
                                                              ------------
Pro forma loss applicable to common shares                    $(19,122,414)
                                                              ============

Loss per common share as reported                             $      (0.50)
                                                              ============
Pro forma net loss per common share                           $      (0.53)
                                                              ============

The fair value of stock options was estimated using the Black-Scholes option pricing model with the following weighted-average assumptions for the year ended June 30, 2002:


Dividend yield                                      0%
Expected stock price volatility                 .85 to .95
Risk-free interest rate                        4.5% to 5.5%
Expected life, in years                              2


14. TERMINATION OF KODAK VENDING PLACEMENT AGREEMENT

The Company's wholly owned subsidiary, Stitch, entered into a vending placement agreement whereby Stitch agreed to purchase film and cameras directly from Eastman Kodak Company and vending machines from a supplier. Stitch placed the vending machines at numerous locations throughout the United States under agreements negotiated with the location owners and derived revenues amounting to $358,484, $1,092,167, $209,196, $0 (unaudited) and $207,195 (unaudited) for the years ended June 30, 2004, 2003 and 2002 and the three months ended September 30, 2004 and 2003, respectfully.

During 2003, Stitch alleged that the supplier and another party to the vending agreement breached the vending agreement and the supplier and the other party to the vending agreement alleged that Stitch had breached the vending agreement. Effective December 31, 2003, the parties finalized a settlement of this matter which resulted in the termination of the vending agreement. Under the settlement agreement, the Company received a payment from Kodak of approximately $675,000. The agreement also provides for the Company to receive payments of $300 per vending machine from the supplier of the vending machines, as the machines are pulled from service at the supplier's sole cost and expense. Upon receipt of the $300 per machine, title to the vending machine transfers from Stitch to the supplier. Through June 30, 2004, the Company has received approximately $41,400 for these machines. The agreement also provided that the supplier cancel a $124,000 obligation of Stitch for the purchase of vending machines.

This termination agreement resulted in a gain of $429,204 during the year ended June 30, 2004 and is reflected as Other income in the June 30, 2004 Consolidated Statement of Operations. This gain is comprised of the payment from Kodak of approximately $675,000 plus the cancellation of Stitch's obligation to the supplier of the vending machines of approximately $124,000 less a write-down of the carrying value of vending machines of approximately $367,000 and a net write-off of amounts due to and from Kodak of $3,000. The remaining vending machines are reported as assets held for sale in the June 30, 2004 and September 30, 2004 Consolidated Balance Sheets, as it was determined that the plan of sale criteria in FAS 144 was met in the termination agreement, at which time depreciation of these assets ceased.

                             USA TECHNOLOGIES, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  JUNE 30, 2004


15. RETIREMENT PLAN

The Company's Savings and Retirement Plan (the "Plan") allows employees who have attained the age of 21 and have completed six months of service to make voluntary contributions up to a maximum of 15% of their annual compensation, as defined in the Plan. Through June 30, 2000, the Plan did not provide for any matching contribution by the Company, however, starting at the beginning of fiscal year 2001, the Company has amended the Plan to include a Company matching contribution up to 10% of an employee's compensation. Effective January 1, 2003, the matching contribution changed to a dollar-for-dollar matching contribution on salary deferrals up to 3% of the employee's compensation then a fifty-cents on the dollar matching contribution on salary deferrals from 3% to 5%. The Company's contribution for the years ended June 30, 2004, 2003 and 2002 was approximately $78,000, $67,000 and $48,000, respectively, and for the three months ended September 30, 2004 and 2003, was approximately $29,000 (unaudited) and $17,000 (unaudited), respectively.

16. LEASE COMMITMENTS

The Company conducts its operations from various facilities under operating leases. In March 2003, the Company entered into a lease for 12,864 square feet of space located in Malvern, Pennsylvania for its principal executive office and used for general administrative functions, sales activities, and product development. The lease term extends through December 31, 2008 and provides for escalating rent payments and a period of free rent prior to the commencement of the monthly lease payment in January 2004 of approximately $25,000 per month.

In connection with the acquisition of the energy conservation product line in July 2003 from Bayview Technology Group, LLC, the Company assumed leases for 6,384 square feet of space located in Denver, CO used for administrative functions, sales activities and product warehousing associated with our Miser products. The lease terms extend through June 30, 2005 and provide for escalating rent payments currently at $8,200 per month. The lease provides for additional rent for a prorated share of operating costs for the entire facility.

Rent expense under operating leases was approximately $450,000, $292,000 and $220,000 during the years ended June 30, 2004, 2003 and 2002, respectively, and $115,000 (unaudited) and $113,000 (unaudited) for the three months ended September 30, 2004 and 2003, respectively. Future minimum lease payments subsequent to June 30, 2004 under capital and noncancellable operating leases are as follows:



                                                      CAPITAL        OPERATING
                                                       LEASES          LEASES
                                                     ---------------------------
2005                                                  $ 5,622        $  462,000
2006                                                    1,060           339,000
2007                                                       --           313,000
2008                                                       --           319,000
2009 and thereafter                                        --           161,000
                                                     ---------------------------
Total minimum lease payments                            6,682        $1,594,000
                                                     ===========================
Less amount representing interest                         134
                                                     ---------
Present value of net minimum lease payments             6,548
Less current obligations under capital leases           5,491
                                                     ---------
Obligations under capital leases, less
 current portion                                      $ 1,057
                                                     =========

                             USA TECHNOLOGIES, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  JUNE 30, 2004


17. CONTINGENCIES

Various legal actions and claims occurring in the normal course of business are pending or may be instituted or asserted in the future against the Company. The Company does not believe that the resolution of these matters will have a material effect on the financial position or results of operations of the Company.

18. SUBSEQUENT EVENTS (UNAUDITED)


From October 1, 2004 to December 13, 2004, the Company issued an additional 17,896,797 shares of Common Stock under the Common Stock Agreement (Note 12) for total gross proceeds of $1,720,166.


Senior Notes outstanding, which are scheduled to mature on December 31, 2004, have an aggregate face amount of $451,152 and are convertible into shares of Common Stock at $0.40 per share. In October 2004, the holders of these Senior Notes were granted the option, through December 31, 2004, to extend the maturity of the Senior Notes to December 31, 2006 in exchange for reducing the conversion rate to $0.15 per share.

Through June 30, 2004, the Company issued warrants to purchase approximately 3,700,000 shares of Common Stock to holders of the Senior Notes who chose to receive quarterly interest on their Notes in shares of Common Stock, in lieu of cash payment of interest ("Original Interest Warrants"). These warrants were exercisable at $0.20 per share through August 30, 2004. In June 2004, the Company issued additional warrants to the Senior Note holders who chose to receive interest in shares of Common Stock ("Additional Interest Warrants"). One additional warrant was issued for each warrant previously issued with an exercise price of $0.20 per share through December 31, 2004.


The Company reduced the exercise price of the Original Interest Warrants to $0.15 per share and extended their expiration through October 29, 2004. In addition, for each Original Interest Warrant exercised through October 4, 2004, the expiration date of one Additional Interest Warrant was extended to June 30, 2005 from December 31, 2004 and the exercise price was reduced to $0.15 per share through June 30, 2005. The Company also reduced the exercise price of the Additional Interest Warrants to $0.15 per share through November 30, 2004 and then retroactively to $0.10 per share through December 31, 2004. Investors who exercised Original Interest Warrants and Additional Interest Warrants at $0.15 per share will be refunded the equivalent of $0.05 per share in recognition of the reduction to $0.10 per share in the exercise price that occurred after the warrants were exercised. Such refunds amount to $37,568. Through December 13, 2004, Original Interest Warrants and Additional Interest Warrants were exercised to purchase approximately 769,000 shares of Common Stock. Such exercises generated gross proceeds of approximately $77,000.

As of October 25, 2004, the Company reduced the exercise price of the Common Stock warrants issued in conjunction with the 2004-A Private Placement Offering of Common Stock to $0.10 per share, from $0.20 per share, through November 30, 2004. On December 13, 2004, the exercise price of $0.10 per share was retroactively extended to December 31, 2004. Through December 13, 2004, the Company received $442,500 upon the exercise of 4,425,000 of these Common Stock warrants at an exercise price of $0.10 per share.


On October 29, 2004, the Board of Directors approved the 2004-B Stock Compensation Plan to allow up to 500,000 shares of Common Stock to be available for issuance to future or current employees, directors or consultants of the Company.


On November 3, 2004, the Company authorized the issuance of up to $2,500,000 of Senior Notes convertible into shares of Common Stock at $0.10 per share and maturing on June 30, 2007 (2004-B Senior Notes). Interest is payable quarterly at a rate of 10% per annum. Participation in the Senior Note offering will be offered to the holders of the Additional Interest Warrants, holders of the warrants issued in conjunction with the 2004-A Private Placement Offering, and to an accredited investor and current warrant holder. As of November 3, 2004, these warrants were for the purchase of approximately 18,800,000 shares of Common Stock. If any of the warrant holders participate in the Senior Note offering, all of their above-mentioned warrants will be cancelled. If a warrant holder does not participate in the Senior Note offering, their warrants will remain in full force and effect in accordance with their terms. Through December 13, 2004, the Company received $752,195 in gross proceeds from this Senior Note offering and 1,004,892 shares underlying warrants have been cancelled.

               PART II INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following is an itemized statement of the estimated amounts of all expenses payable by the Registrant in connection with the registration of the common stock, other than underwriting discounts and commissions.



Securities and Exchange Commission - Registration Fee ....  $     0.00
Printing and Engraving Expenses ..........................  $ 2,500.00
Accounting Fees and Expenses .............................  $20,000.00
Legal Fees and Expenses ..................................  $12,500.00
                                                            ----------
             Total .......................................  $35,000.00
                                                            ==========


ITEM 14. INDEMNIFICATION OF OFFICERS AND DIRECTORS.

Section 1746 of the Pennsylvania Business Corporation Law of 1988, as amended ("BCL"), authorizes a Pennsylvania corporation to indemnify its officers, directors, employees and agents under certain circumstances against expenses and liabilities incurred in legal proceedings involving such persons because of their holding or having held such positions with the corporation and to purchase and maintain insurance of such indemnification. Our By-laws substantively provide that we will indemnify our officers, directors, employees and agents to the fullest extent provided by Section 1746 of the BCL.

Section 1713 of the BCL permits a Pennsylvania corporation, by so providing in its By-laws, to eliminate the personal liability of a director for monetary damages for any action taken unless the director has breached or failed to perform the duties of his office and the breach or failure constitutes self-dealing, willful misconduct or recklessness. In addition, no such limitation of liability is available with respect to the responsibility or liability of a director pursuant to any criminal statute or for the payment of taxes pursuant to Federal, state or local law. Our By-laws eliminate the personal liability of the directors to the fullest extent permitted by Section 1713 of the BCL.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

During the three years immediately preceding the date of the filing of this registration statement, the following securities were issued by USA without registration under the Securities Act of 1933, as amended ("Act"):

PRIVATE PLACEMENTS

During the period from November 2001 through June 30, 2002, the Company sold $4,814,593 principal amount of 12% Convertible Senior Notes due December 31, 2004. Each Senior Note is convertible into shares of common stock at $.40 per share anytime through maturity. The notes were sold to 230 accredited investors and the offer and sale thereof did not involve any general advertising or solicitation and the offer and sale was therefore exempt from registration under Rule 506 of the Regulation D promulgated under the Act.

In January 2002, the Company issued shares of common stock to the following executive officers as a bonus: George R. Jensen, Jr.- 320,000 shares; Stephen P. Herbert- 300,000 shares; H. Brock Kolls-200,000 shares; Leland Maxwell-130,000 shares; and Michael Lawlor- 130,000 shares. The issuance of the shares was exempt from registration under Section 4(2) of the Act. All of these investors are accredited and we obtained appropriate investment representations and the securities contained appropriate restrictive legends under the Act.

In May 2002, we acquired Stitch Networks Corporation. Pursuant to the transaction, Stitch become our wholly-owned subsidiary. In exchange for their Stitch stock, the Stitch stockholders received an aggregate of 22,762,341 of our shares of common stock and warrants to purchase up to 8,000,000 of our shares of common stock at $.40 per share at any time through June 30, 2002. We also issued to the former option holders of Stitch options to purchase up to 2,475,318 shares at $.165 per share at any time for five years following closing. The offer and sale of the shares, warrants, and options was exempt from registration under Section 4(2) of the Act.

The Stitch stockholders acquiring our shares and warrants are all accredited investors and we obtained appropriate investment representations and the securities contained appropriate restrictive legends under the Act. The thirty-three former option holders of Stitch receiving our options consisted of directors, officers or key employees of Stitch, all of whom were sophisticated investors. In connection with the issuance of the options, we obtained appropriate investment representations and the securities contained appropriate restrictive legends under the Act.

In April 2002, the Company agreed to issue 400,000 shares of Common Stock to Alex Consulting, Inc., a consultant to the Company. The offer and sale of the shares was exempt from registration under Section 4(2) of the Act. The investor is an accredited investor and we obtained appropriate investment representation and the securities contained appropriate restrictive legends under the Act.

In April 2002, the Company agreed to issue 90,000 shares of Common Stock to Larry Gershman, a consultant to the Company. The offer and sale of the shares was exempt from registration under Section 4(2) of the Act. The investor is an accredited investor and we obtained appropriate investment representation and the securities contained appropriate restrictive legends under the Act.

In April 2002, the Company agreed to issue to Technology Partners (Holdings) LLC, our investment banker, a total of 150,000 shares of Common Stock. The shares are to be issued at the rate of 25,000 per month under the six month extension of their consultant agreement. The offer and sale of the shares was exempt from registration under Section 4(2) of the Act. The investor is an accredited investor and we obtained appropriate investment representation and the securities contained appropriate restrictive legends under the Act.

During September 2002, the Company sold 2,000,000 shares of restricted Common Stock at $.12 per share for aggregate proceeds of $240,000 to an investor. In addition, in October 2002, the Company granted to the investor warrants to purchase up to 2,000,000 shares at $.10 per share through November 30, 2002 (later extended to March 31, 2003), and if all of these warrants are exercised, the investor has been granted another identical warrant for 2,000,000 shares exercisable at any time through March 31, 2003. The offer and sale of the shares was exempt from registration under Section 4(2) of the Act. The investor is an accredited investor and we obtained appropriate investment representation and the securities contained appropriate restrictive legends under the Act.

Commencing during June 2002 and through October 2002, the Company sold to 186 accredited investors $4,144,008 principal amount of 12% Senior Notes due December 31, 2005 and 8,288,016 shares of Common Stock. For each $10,000 invested, the subscriber received a $10,000 note and 20,000 shares of Common Stock. The Company has received signed subscription documents for the 2002-A Private Placement of Senior Notes for $4,114,008, of which $2,585,000 has been deposited and the remainder for services. The notes were sold to accredited investors and the offer and sale thereof did not involve any general advertising or solicitation and the offer and sale was therefore exempt from registration under Rule 506 of the Regulation D promulgated under the Act.

La Jolla Cove Investors converted Debentures and exercised warrants. The investor utilized previously remitted funds to the Company which was reflected as a deposit in the June 30, 2002 consolidated financial statements. Specifically, from inception through June 30, 2003, La Jolla converted $325,000 of 9 3/4 percent Convertible Debentures, for which the Company issued 2,800,903 shares of stock, and exercised 10,543,673 warrants to purchase Common Stock at an average price of $.16 per share. The Company had previously executed a Securities Purchase Agreement with La Jolla for the purchase of $225,000 (increased by $100,000 on June 18, 2002) of Convertible Debentures bearing 9 3/4 percent interest with a maturity date of August 3, 2003 (extended to August 2, 2004 on June 18, 2002). Interest is payable by the Company monthly in arrears. The Debenture is convertible at any time after the earlier of the effectiveness of the registration statement or 90 days following issuance, at the lower of $1.00 per share or 80% (later lowered to 72%) of the lowest closing bid price of the Common Stock during the 30 days preceding exercise. The offer and sale of the shares was exempt from registration under Section 4(2) of the Act.

In July 2002 the Company agreed to issue an aggregate of 234,600 shares to employees as part of those employees` severance payments at the time of and as part of the employee`s termination of employment. The offer and sale of the shares was exempt from registration under Section 4(2) of the Act. All of these eight former employees were sophisticated and were afforded access to all public filings as well as to any other information reasonably obtainable by USA. We received investment representations from all of these investors and all the securities contained appropriate restrictive legends under the Act.

In July 2002, the Company agreed to issue to Karl Mynyk, a former employee, an aggregate of 125,000 shares in settlement of litigation between he and the Company. The shares were valued at $.20 per share. The offer and sale of the shares was exempt from registration under Section 4(2) of the Act. Mr. Mynyk is a sophisticated investor, was afforded access to all public filings as well as to any other information reasonably obtainable by USA. We received investment representations from him and the securities contained appropriate restrictive legends under the Act.

In October 2002 and January 2003, the Company issued 529,324 and 593,634 shares, respectively, (valued at $.20 per share) to the holders of the senior notes in lieu of the cash quarterly interest payments due for the quarters ended September 2002 and December 2002, respectively. In addition, for these two quarters the Company granted warrants to purchase up to 1,122,958 shares at $.20 per share at any time prior to June 30, 2004. The offer and sale of the shares and warrants was exempt from registration under Rule 506 promulgated under the Act. All of these securities were sold to accredited investors and the offer and sale did not involve any general advertising or solicitation.

In October 2002, the Company issued to Edwin P. Boynton 50,000 shares in lieu of the 100,000 options granted to him in April 2002. The offer and sale of the shares was exempt from registration under Section 4(2) of the Act. Mr. Boyton is an accredited investor and a Director of the Company, we obtained investment representations from him and the securities contained appropriate restrictive legends under the Act.

In October 2002, the Company sold to an investor, Kazi Management VI, Inc. 3,571,429 shares of Common Stock at $.07 per share and issued the following warrants: (1) warrants to purchase up to 7,142,858 shares of Common Stock at $.07 at any time for a five year period; and (2) warrants to purchase up to 7,142,858 shares at $.07 per share and up to 5,000,000 shares at $.10 per share, exercisable over a one year period. The offer and sale of the shares was exempt from registration under Section 4(2) of the Act. The investor is an accredited investor and we obtained appropriate investment representations from the investor and the securities contained appropriate restrictive legends under the Act.

In October 2002, the Company sold to an investor, Alpha Capital
Aktiengesellscharft, 1,500,000 shares at $.10 per share and granted warrants to purchase up to 750,000 shares at $.15 per share at any time for five years.

Within seven days following the effectiveness of the registration statement covering these shares, and provided that a Non-Registration Event (as defined in our agreement with Alpha) has not occurred, the Company has agreed to sell to the investor an additional 1,500,000 shares at $.10 per share and grant warrants to purchase up to 750,000 shares at the then closing price per share at any time for five years. The securities were sold to an accredited investor and the offer and sale thereof did not involve any general advertising or solicitation and the offer and sale was therefore exempt from registration under Rule 506 of the Regulation D promulgated under the Act.

In October 2002, the Company granted to the holders of the 12% senior notes warrants to purchase that number of shares equal to 75% of the dollar amount of the notes held by such holder. The total number of warrants issued was 10,360,025 and are exercisable at any time prior to October 31, 2003. If the holder exercises all of such holder`s warrants, the holder shall receive another identical warrant exercisable at any time prior to October 31, 2003. From November 2002 through June 30, 2003, 14,025,804 of these warrants were exercised at $.10 per share for a total of $1,402,851. The offer and sale of the warrants and these shares was exempt from registration under Rule 506 promulgated under the Act. All of the noteholders are accredited investors and already the holders of our notes. The warrants and the shares all contained appropriate restrictive legends under the Act.

On October 31, 2002, eight employees of and two consultants to USA entered into subscription agreements with USA to receive an aggregate of 1,480,000 shares for services to be rendered to USA. The shares were valued at $.125 per share and were exempt from registration under Section 4(2) of the Act. All of the employees and consultants were sophisticated investors, made appropriate investment representations, were afforded access to all public filings and all other information that USA could reasonably obtain, and the securities contained appropriate restrictive legends under the Act.

During the 2003 fiscal year and through August 7, 2003, the Company issued an aggregate of 85,601,130 shares to 398 accredited investors at $.10 per share for an aggregate of $8,560,113. Of the $8,560,130, $8,345,674 were for cash proceeds and $214,439 were for services rendered or to be rendered. The offer and sales of the shares was exempt from registration under Rule 506 promulgated under
Section 4(2) of the Act. All of the investors were either pre-existing security holders or business associates. The offer and sale thereof did not involve any general advertising or solicitation and the securities contained appropriate restrictive legends under the Act. In connection with the offering, we paid $64,000 to Sloan Securities, Inc., a broker-dealer, in connection with the 8,000,000 shares sold by Sloan on our behalf. We have agreed to use our best efforts to register all of these shares for resale under the Act for a period of one year.

In February, 2003, Jubilee Investment Trust, PLC ("Jubilee"), a United Kingdom investment trust made an equity investment in USA Technologies at U.S.$0.20 per share. Jubilee is a newly established investment trust set up to invest in securities traded on a range of public markets, primarily in the United Kingdom. USA Technologies issued to Jubilee 15,000,000 shares of Common Stock of USA Technologies at a price per share of U.S.$0.20 with an aggregate value of U.S.$2,850,000. In full payment for the shares of USA Technologies, Jubilee issued to USA Technologies an equivalent of their shares (1,870,091 shares of Jubilee at a price per share valued at One British Pound which was the initial public offering price per share for the Jubilee shares). The exchange rate used by the parties for the transaction was One British Pound equals U.S.$1.6042. The shares to be issued to Jubilee by USA Technologies will not be registered under the Securities Act of 1933, as amended. Jubilee has agreed not to sell USA Technologies` shares for a period of two (2) years from the date of issuance unless USA Technologies agrees otherwise. The shares were issued to Jubilee by USA pursuant to the exemption from registration set forth in Section 4(2) of the Act.

In March 2003, we issued a warrant to La Jolla Cove Investors, Inc. to purchase up to 9,000,000 shares at $.10 per share. The warrants expire as follows:
3,000,000 on the three month anniversary of the date of this prospectus; 3,000,000 on the 6 month anniversary of the date of this prospectus; and 3,000,000 on the 9 month anniversary of the date of this prospectus. The warrants may not be exercised without our consent on any date on which the closing price of our shares is less than $.40. We have agreed to register the shares underlying the warrants for resale under the Act for a period of one year. The warrants were offered and sold to La Jolla pursuant to the exemption from registration set forth in Section 4(2) of the Act. During October 2003, these warrants were rescinded and cancelled by agreement of USA and La Jolla.

In April 2003, we issued 530,818 shares and warrants to purchase up to 530,818 shares to the holders of our senior notes who elected to receive these securities in lieu of the cash interest payment due for the quarter ended March 31, 2003. The shares were purchased at the rate of $.20 per share and the warrants are exercisable at $.20 per share at any time through June 30, 2004. We have agreed to register the shares and the shares underlying the warrants under the Act for resale for a period of 2 years. The securities were offered and sold under the exemption from registration set forth in Rule 506 promulgated under the Act. All of the noteholders are accredited investors and existing security holders of USA and there was no general solicitation or advertising.

During April 2003, we agreed to issue to Steve Illes, an existing shareholder, an aggregate of 1,000,000 shares for $.10 per share and agreed to issue to him warrants to purchase up to 4,000,000 shares at $.10 per share at any time through August 31, 2003. The offer and sale of the shares and warrants was exempt from registration under Section 4(2) of the Act. Mr. Illes is an accredited investor, made appropriate investment representations, was afforded access to all public filings and all other information that USA could reasonably obtain, and the securities contained appropriate restrictive legends under the Act. We have agreed to register the shares and the shares underlying the warrants for resale under the Act for a period of one year.

During May 2003, we issued to Providence Investment Management, an accredited investor, an aggregate of 2,500,000 shares for $.10 per share. The offer and sale of the shares was exempt from registration under Section 4(2) of the Act. Providence Investment Management is an accredited investor, made appropriate investment representations, was afforded access to all public filings and all other information that USA could reasonably obtain, and the securities contained appropriate restrictive legends under the Act. Providence approached us about the investment and we did not solicit Providence. We have agreed to register the shares for resale under the Act for a period of one year.

During July 2003, we issued an aggregate of 10,500,000 shares to George R. Jensen, Jr., our Chairman and Chief Executive Officer, as part of the amendment to his employment agreement. The offer and sale of the shares was exempt from registration under Section 4(2) of the Act. Mr. Jensen is an accredited investor, made appropriate investment representations, was afforded access to all public filings and all other information that USA could reasonably obtain, and the securities contained appropriate restrictive legends under the Act. Mr. Jensen has entered into a lock up agreement pursuant to which he shall not sell 2,500,000 of the shares for a one year period and 8,000,000 of the shares for a two year period.

In July 2003, we issued 661,224 shares and warrants to purchase up to 661,224 shares to the holders of our senior notes who elected to receive these securities in lieu of the cash interest payment due for the quarter ended June 30, 2003. The shares were purchased at the rate of $.20 per share and the warrants are exercisable at $.20 per share at any time through June 30, 2004. We have agreed to register the shares and the shares underlying the warrants under the Act for resale for a period of 2 years. The securities were offered and sold under the exemption from registration set forth in Rule 506 promulgated under the Act. All of the noteholders are accredited investors and existing security holders of USA, and there was no general solicitation or advertising.

On July 11, 2003, we issued 20,000,000 shares to Bayview, as part of our purchase of substantially all of the assets of Bayview. The securities were offered and sold under the exemption from registration set forth in Rule 506 promulgated under the Act. Bayview was introduced to us through our consultant Robert McGarrah, and there was no general solicitation or advertising. Bayview has agreed not to sell any of the shares until July 11, 2004, at which time Bayview shall be permitted to sell during each calendar month thereafter (on a non-cumulative basis) the greater of (i) 250,000 shares of the Stock, or (ii) that number of shares of the Stock equal to five percent (5%) of the immediately prior calendar month's trading volume of the shares of Common Stock of USA. USA has agreed to use its best efforts to register all of the shares for resale by Bayview under the Securities Act of 1933, as amended, for a period of one year (from July 11, 2004 through July 11, 2005).

During September 2003, we issued to Wellington Management Company, LLP, on behalf of several of its clients, an aggregate of 18,000,000 shares for $.25 per share. The offer and sale of the shares was exempt from registration under
Section 4(2) of the Act. All of these clients are accredited investors. This investor approached us regarding this investment and we did not solicit this investor. We have agreed to register the shares for resale under the Act for a period of one year.

During September 2003, we issued to George O'Connell, an accredited investor and existing shareholder, an aggregate of 1,000,000 shares for $.25 per share. The offer and sale of the shares was exempt from registration under Section 4(2) of the Act. We have agreed to register the shares for resale under the Act for a period of one year.

During September 2003, we issued to Prophecy Asset Management, an accredited investor, an aggregate of 750,000 shares for $.25 per share. The offer and sale of the shares was exempt from registration under Section 4(2) of the Act. This investor approached us regarding this investment and we did not solicit this investor. We have agreed to register the shares for resale under the Act for a period of one year.

During September 2003, we issued to Fulcrum Global Partners, LLC, an accredited investor, an aggregate of 260,000 shares for $.25 per share. The offer and sale of the shares was exempt from registration under Section 4(2) of the Act. This investor approached us regarding this investment and we did not solicit this investor. We have agreed to register the shares for resale under the Act for a period of one year.

In October 2003, we issued 577,457 shares and 577,457 warrants to purchase up to shares to the holders of our senior notes who elected to receive these securities in lieu of the cash interest payment due for the quarter ended September 30, 2003. The shares were purchased at the rate of $.20 per share and the warrants are exercisable at $.20 per share at any time through June 30, 2004. We have agreed to register the shares and the shares underlying the warrants under the Act for resale for a period of 2 years. The securities were offered and sold under the exemption from registration set forth in Rule 506 promulgated under the Act. All of the noteholders are accredited investors and existing security holders, and there was no general solicitation or advertising.

In October 2003, we issued to Alpha Capital Atkiengesellschaft, a current shareholder, an aggregate of 500,000 shares due to Alpha as a result of the occurrence of a Non-Registration Event as defined under our agreement with Alpha because we failed to register within 120 days of issuance the securities issued to Alpha in November 2002. The securities were sold to an accredited investor and the offer and sale thereof did not involve any general advertising or solicitation and the offer and sale was therefore exempt from registration under
Section 4(2) under the Act.

During the quarter ended June 30, 2003, the Company issued an aggregate of 8,497,819 shares to 464 holders of warrants at $0.10 per share for an aggregate of $849,783. The offer and sales of the shares was exempt from the registration requirements of the Act under Rule 506 promulgated thereunder. In this regard, the offer and sale thereof did not involve any general advertising or solicitation and the securities contained appropriate restrictive legends under the Act. The Company agreed to use its best efforts to register the shares for resale under the Act.

During the quarter ended June 30, 2003, the Company issued an aggregate of 4,462,918 shares to 13 holders of its Convertible Senior Notes at the rate of $0.20 per share for aggregate conversions of $892,584. The offer and sales of the shares was exempt from the registration requirements of the Act under Rule 506 promulgated thereunder. In this regard, the offer and sale thereof was to existing security holders and did not involve any general advertising or solicitation and the securities contained appropriate restrictive legends under the Act.

During the quarter ended June 30, 2003, 50 holders of $2,196,000 principal amount of the Senior Notes maturing in December 2003 elected to extend these notes until December 31, 2006 and to have the conversion rate reduced from $1.25 per share to $0.20 per share. The note exchange was exempt from the registration requirements of the Act pursuant to Section 3(a)(9) thereof.

During the quarter ended June 30, 2003, 56 holders of $1,296,397 principal amount of the Senior Notes maturing in December 2004 elected to extend these notes until December 31, 2007 and to have the conversion rate reduced from $0.40 per share to $0.20 per share. The shares were issued solely in exchange for our securities and we paid no commissions in connection with the transaction. The note exchange was exempt from the registration requirements of the Act pursuant to Section 3(a)(9) thereof.

During the quarter ended June 30, 2003, the Company issued 3,340 shares of Common Stock upon the conversion of 3,340 shares of Series A Preferred Stock and issued 4,008 shares of Common Stock upon the conversion of $40,080 of cumulative dividends accrued and unpaid on these shares of Preferred Stock. The shares were issued solely in exchange for our securities and we paid no commissions in connection with the transaction. The shares of Common Stock were issued pursuant to the exemption from registration set forth in Section 3(a)(9) of the Act.

During the quarter ended September 30, 2003, the Company issued an aggregate of 535,258 shares of Common Stock to 7 holders of warrants at $0.10 per share for an aggregate of $53,526. The Company issued 105,000 shares for consulting services rendered or to be rendered to the Company, to the following warrants holders upon exercise of their warrants: Rachel Glicksman- 72,000 shares; Charlotte Given-30,000 shares; and Gary Nash- 3,000 shares. These warrants were exercised at $.10 per share and no cash payment was required in connection with their exercise. The shares issued for services were recorded at the market price on the date of grant. The offer and sales of the shares was exempt from the registration requirements of the Act under Rule 506 promulgated thereunder. In this regard, the offer and sale thereof was to existing security holders and did not involve any general advertising or solicitation and the securities contained appropriate restrictive legends under the Act. The Company agreed to use its best efforts to register the shares for resale under the Act.

During the quarter ended September 30, 2003, the Company issued an aggregate of 7,500,834 shares of Common Stock to 31 holders of its Convertible Senior Notes upon their conversion at the rate of $0.20 per share for an aggregate of $1,500,167. The offer and sales of the shares was exempt from the registration requirements of the Act under Rule 506 promulgated thereunder. In this regard, the offer and sale thereof was to existing security holders and did not involve any general advertising or solicitation and the securities contained appropriate restrictive legends under the Act.

During the quarter ended September 30, 2003, 54 holders of $1,116,000 principal amount of the Senior Notes maturing in December 2003 elected to extend these notes until December 31, 2006 and to have the conversion rate reduced from $1.25 per share to $0.20 per share. The note exchange was exempt from the registration requirements of the Act pursuant to Section 3(a)(9) thereof.

During the quarter ended September 30, 2003, 23 holders of $708,096 principal amount of the Senior Notes maturing in December 2004 elected to extend these notes until December 31, 2007 and to have the conversion rate reduced from $0.40 per share to $0.20 per share. The note exchange was exempt form the registration requirements of the Act pursuant to Section 3(a)(9) thereof.

From February through June 2004, the Company sold 28,290,833 shares of Common Stock to 34 accredited investors at $.15 per share for an aggregate of $4,243,625. During June 2004, the Company granted to each investor in the offering a warrant to purchase one-half of a share for each share subscribed for by such investor in the offering. The Company issued warrants to purchase a total of 14,145,417 shares. The warrants are exercisable at $.20 per share at any time through December 31, 2004. We have agreed to register the shares and the shares underlying the warrants under the Act for resale for a period of two years. The offer and sales of the shares was exempt from registration under Rule 506 promulgated under Section 4(2) of the Act. All of the investors were either pre-existing security holders or business associates. The offer and sale thereof did not involve any general advertising or solicitation and the securities contained appropriate restrictive legends under the Act.

In January 2004, we issued 542,592 shares and 542,592 warrants to purchase up to shares to the holders of our senior notes who elected to receive these securities in lieu of the cash interest payment due for the quarter ended December 31, 2003. The shares were purchased at the rate of $.20 per share and the warrants are exercisable at $.20 per share at any time through June 30, 2004. We have agreed to register the shares and the shares underlying the warrants under the Act for resale for a period of 2 years. The securities were offered and sold under the exemption from registration set forth in Rule 506 promulgated under the Act. All of the noteholders are accredited investors and existing security holders, and there was no general solicitation or advertising.

In June 2004, we issued warrants to purchase up to 3,716,496 shares of Common Stock to the holders of our senior notes who elected to receive warrants in lieu of the cash interest payment due for the quarters ended June 30, 2002, September 30, 2002, December 31, 2002, March 31, 2003, June 30, 2003, September 30, 2003
and December 31, 2003. The warrants are exercisable at $.20 per share at any time through December 31, 2004. We have agreed to register the shares underlying the warrants under the Act for resale for a period of 2 years. The securities were offered and sold under the exemption from registration set forth in Rule 506 promulgated under the Act. All of the noteholders are accredited investors and existing security holders of USA, and there was no general solicitation or advertising.

In January 2004, we issued to CEOCAST, Inc. a total of 150,000 shares for services to be rendered to the Company. The offer and sale of the shares were exempt from registration under Section 4(2) of the Act. The Company agreed to use its best efforts to register the shares for resale under the Act.

On June 18, 2004, we entered into a Common Stock Purchase Agreement with Steve Illes. During the one year period following the effectiveness of a registration statement covering the shares, Illes has agreed to purchase from USA shares of Common Stock, provided that the aggregate purchase price can not exceed $7,500,000. Under the Agreement, Illes is permitted to purchase Common Stock from USA at any time at the price per share of $.30. In addition, USA has the right at any time to require Illes to purchase Common Stock from USA at the lower of: (i) $.30; or (ii) 90% of the closing bid price per share on the date prior to the date of the delivery by USA to Illes of notice of his obligation to purchase. USA can require Illes to purchase shares under the Agreement only if the shares have been registered by the Company for resale by Illes under the Act. During any calendar month, Illes is not permitted to purchase and can not be required by USA to purchase Common Stock for an aggregate purchase price in excess of $700,000. We have agreed to register for resale the shares purchased by Illes under the Agreement for a period of one year from the date of the effectiveness of the initial registration statement covering the shares to be purchased by Illes. We have agreed to pay to Illes a due diligence fee of $45,000. The securities were offered and sold to Illes under the exemption from registration set forth under Rule 506 promulgated under the Act. Mr. Illes is an existing shareholder and an accredited investor, and there was no general solicitation or advertising.

In July 2004, the Staff of the Securities and Exchange Commission indicated that because of the discretion given to Mr. Illes under the Agreement to purchase the shares at any time for $.30 per share, it was not appropriate to register the shares unless this discretion was eliminated. On August 6, 2004 the Company and Mr. Illes entered into a subsequent agreement which superceded the prior agreement and gave the Company the right to require Mr. Illes to purchase the shares but did not give Mr. Illes any discretion to purchase shares. During the one year period following the date of effectiveness of a registration statement covering the shares, Illes has agreed to purchase from USA shares of Common Stock, provided that the aggregate purchase price can not exceed $7,500,000. Under the Agreement, USA has the right at any time to require Illes to purchase Common Stock from USA at the lower of: (i) $.30; or (ii) 90% of the closing bid price per share on the date prior to the date of the delivery by USA to Illes of notice of his obligation to purchase. USA can require Illes to purchase shares under the Agreement only if the shares have been registered by the Company for resale by Illes under the Act. During any calendar month, Illes is not permitted to purchase and can not be required by USA to purchase Common Stock for an aggregate purchase price in excess of $700,000.


On November 3, 2004, the Company authorized the issuance of up to $2,500,000 of Senior Notes convertible into shares of Common Stock at $0.10 per share and maturing on June 30, 2007. Interest is payable quarterly at a rate of 10% per annum. Participation in the Senior Note offering will initially be offered to the holders of the warrants issued in lieu of the cash interest payments on the existing senior notes, holders of the warrants issued in conjunction with the 2004-A Private Placement Offering, and to an accredited investor and current warrant holder. As of November 3, 2004, the warrants were for the purchase of approximately 18,800,000 shares of Common Stock. If any of the warrant holders participate in the Senior Note offering, all of their above-mentioned warrants will be cancelled. If a warrant holder does not participate in the Senior Note offering, their warrants will remain in full force and effect in accordance with their terms. The securities are being offered and sold under the exemption from registration set forth in Rule 506 promulgated under Section 4(2) of the Act. All of the purchasers of the notes will be accredited investors, will be either pre-existing security holders or business associates and there will be no general solicitation or advertising. We have agreed to use our best efforts to have the shares underlying the senior notes registered for resale under the Act through June 30, 2007. As of December 13, 2004, the Company has sold $752,195 of these notes and 1,004,892 shares underlying the warrants referred to above have been cancelled.

STOCK OPTIONS

In November 2001, the Company authorized issuance of 1,080,000 fully vested options to purchase its Common Stock to its Executive Officers, provided that they were employed by the Company as of January 2, 2002. The amounts of options authorized were: George R. Jensen, Jr. - 320,000 options; Stephen P. Herbert - 300,000 options; Haven Brock Kolls 200,000 options; Leland Maxwell - 130,000 options; and Michael Lawlor - 130,000 options. Each option is exercisable at $.40 per share at any time and on or before June 30, 2003. These options vested during March, 2002.

In November 2001, the Company issued the following fully vested options to purchase an aggregate of 650,000 shares: Gary Oakland - 100,000 options; Adele Hepburn - 300,000 options; and Frances Young - 250,000 options. These options vested during March, 2002.

In April 2002, the Company granted to H. Brock Kolls an aggregate of fully vested options to purchase up to 50,000 shares exercisable at $.40 per share for a three year period following issuance.

On April 28, 2004 the Company issued to Mary West Young options to purchase 300,000 shares of Common Stock for $.30 per share which vest ratably over a two year period.

The issuance of all of the foregoing options was made in reliance upon the exemption provided by Section 4(2) of the Act as all of the options were issued to officers, directors, employees or consultants of USA, each of such issuances were separate transactions not part of any plan, and none of the issuances involved any general solicitation or advertising.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

EXHIBITS



EXHIBIT
NUMBER         DESCRIPTION
--------------------------------------------------------------------------------

2.1 Asset Purchase Agreement dated July 11, 2003 by and between USA and Bayview Technology Group LLC (Incorporated by reference to
               Exhibit 2.1 to Form 8-K filed July 14, 2003)

3.1 Amended and Restated Articles of Incorporation of USA filed January 26, 2004 (Incorporated by reference to Exhibit 3.1.19 to Form 10-QSB filed on February 12, 2004).

3.2 By-Laws of USA (Incorporated by reference to Exhibit 3.2 to Form SB-2 Registration Statement No. 33-70992).

4.1 Form of 12% Senior Note (Incorporated by reference to Exhibit 4.6 to Form SB-2 Registration Statement No. 333-81591).

4.2 Registration Rights Agreement dated August 3, 2001 by and between the Company and La Jolla Cove Investors, Inc. (Incorporated by reference to Exhibit 4.9 to Form 10-KSB filed on October 1,
               2001).

4.3 Securities Purchase Agreement dated August 3, 2001 between the Company and La Jolla Cove Investors, Inc. (Incorporated by reference to Exhibit 4.10 to Form 10-KSB filed on October 1,
               2001).

4.4 Form of Conversion Warrants to be issued by the Company to La Jolla Cove Investors, Inc. (Incorporated by reference to Exhibit
               4.11 to Form 10-KSB filed on October 1, 2001).

4.4.1 Addendum to Warrant to Purchase Common Stock dated April 21, 2004, between the Company and La Jolla Cove Investors, Inc. (Incorporated by reference to Exhibit 4.1 to Form 10-QSB filed on May 17, 2004).

4.4.2 Addendum to Warrant to Purchase Common Stock dated May 11, 2004, between the Company and La Jolla Cove Investors, Inc. (Incorporated by reference to Exhibit 4.2 to Form 10-QSB filed on May 17, 2004).

4.5 August 2, 2001 letter from La Jolla Cove Investors, Inc. to the Company (Incorporated by reference to Exhibit 4.14 to Form 10-KSB filed on October 1, 2001).

4.6 Stock Purchase Agreement dated October 26, 2002 by and between the Company and Kazi Management VI, Inc. (Incorporated by reference to Exhibit 4.17 to Form SB-2 Registration Statement No. 333-101032).

4.7 Warrant Certificate (no. 189) dated October 26, 2002 in favor of Kazi Management VI, Inc. (Incorporated by reference to Exhibit
               4.18 to Form SB-2 Registration Statement No. 333-101032).

4.8 Registration Rights Agreement dated October 26, 2002 by and between the Company and Kazi Management, Inc. (Incorporated by reference to Exhibit 4.19 to Form SB-2 Registration Statement No. 333-101032).

4.9 Warrant Certificate (no. 190) dated October 26, 2002 in favor of Kazi Management VI, Inc. (Incorporated by reference to Exhibit
               4.20 to Form SB-2 Registration Statement No. 333-101032).

4.10 Subscription Agreement dated November 4, 2002 by and between the Company and Alpha Capital Aktiengesellschaft (Incorporated by reference to Exhibit 4.21 to Form SB-2 Registration Statement No. 333-101032).

4.11 Form of Common Stock Purchase Warrant dated November 4, 2002 in favor of Alpha Capital Aktiengesellschaft (Incorporated by reference to Exhibit 4.22 to Form SB-2 Registration Statement No. 333-101032).

4.12           Form of 2004 Senior Note (Incorporated by reference to Exhibit
               4.24 to Form SB-2 Registration Statement No. 333-101032).

4.13           Form of 2005 Senior Note (Incorporated by reference to Exhibit
               4.25 to Form SB-2 Registration Statement No. 333-101032).

4.14           Addendum to 2006 Senior Note. (Incorporated by reference to
               Exhibit 4.30 to Form 10-KSB filed on September 28, 2004).

4.15           Addendum to 2007 Senior Note. (Incorporated by reference to
               Exhibit 4.30 to Form 10-KSB filed on September 28, 2003).

4.16 Stock Purchase Agreement dated May 2, 2003 by and between USA and Providence Investment Management (Incorporated by reference to
               Exhibit 4.26 to Form SB-2 Registration Statement No. 333-101032).

4.17 Stock Purchase Agreement dated March, 2003 by and between USA and Steve Illes (Incorporated by reference to Exhibit 4.27 to Form SB-2 Registration Statement No. 333-101032).

4.18 Stock Purchase Agreement dated September 23, 2003 by and between USA and Wellington Management Company, LLC. (Incorporated by reference to Exhibit 4.28 to Form 10-KSB filed on October 14,
               2003).

4.19 Stock Purchase Agreement dated September 26, 2003 by and between USA and George O'Connell. (Incorporated by reference to Exhibit
               4.29 to Form 10-KSB filed on October 14, 2003).

4.20 Stock Purchase Agreement dated September 24, 2003 by and between USA and Fulcrum Global Partners, LLC. (Incorporated by reference to Exhibit 4.30 to Form 10-KSB filed on October 14, 2003).

4.21 Stock Purchase Agreement dated September 2003 by and between USA and Prophecy Asset Management, Inc. (Incorporated by reference to
               Exhibit 4.31 to Form 10-KSB filed on October 14, 2003).

4.22 Letter Agreement between USA and La Jolla Cove Investors dated October 9, 2003. (Incorporated by reference to Exhibit 4.32 to Form SB-2 Registration Statement No. 333-101032).

4.23 Letter Agreement between USA and Alpha Capital Atkiengesellschaft dated October 3, 2003. (Incorporated by reference to Exhibit 4.33 to Form SB-2 Registration Statement No. 333-101032).

4.24 Form of Subscription Agreement for 2004-A Offering. (Incorporated by reference to Exhibit 4.3 to Form 10-QSB filed on May 17,
               2004).

4.25           Form of 2004-A Warrant Certificate. (Incorporated by reference to
               Exhibit 4.34 to Form SB-2 Registration Statement No. 333-116977).

4.26 Common Stock Purchase Agreement between the Company and Steve Illes dated June 18, 2004. (Incorporated by reference to Exhibit
               4.35 to Form SB-2 Registration Statement No. 333-116977).

4.27 Common Stock Purchase Agreement between the Company and Steve Illes dated August 6, 2004 (Incorporated by reference to Exhibit
               4.35 to Form S-2 Registration Statement No. 333-118072).


**4.28         Form of 2004-B Senior Note.

5.1            Opinion of Lurio & Associates, P.C.


10.1 Employment and Non-Competition Agreement between USA and Adele Hepburn dated as of January 1, 1993 (Incorporated by reference to Exhibit 10.7 to Form SB-2 Registration Statement No. 33-70992).

10.1.1 First Amendment to Employment and Non-Competition Agreement between USA and Adele Hepburn dated as of February 4, 2004. (Incorporated by reference to Exhibit 10.1.1 to Form 10-QSB filed on February 12, 2004).

10.2 Certificate of Appointment of American Stock Transfer & Trust Company as Transfer Agent and Registrar dated October 8, 1993 (Incorporated by reference to Exhibit 10.23 to Form SB-2 Registration Statement No. 33-70992).

10.3 Employment and Non-Competition Agreement between USA and H. Brock Kolls dated as of May 1, 1994 (Incorporated by reference to Exhibit 10.32 to Form SB-2 Registration Statement No. 33-70992).

10.3.1 First Amendment to Employment and Non-Competition Agreement between USA and H. Brock Kolls dated as of May 1, 1994 (Incorporated by reference to Exhibit 10.13.1 to Form SB-2 Registration Statement No. 333-09465).

10.3.2 Third Amendment to Employment and Non-Competition Agreement between USA and H. Brock Kolls dated February 22, 2000 (Incorporated by reference to Exhibit 10.3 to Form S-8 Registration Statement No. 333-341006).

10.3.3 Fourth Amendment to Employment and Non-Competition Agreement between USA and H. Brock Kolls dated April 15, 2002. (Incorporated by reference to Exhibit 10.4.3 to Form 10-QSB filed on February 12, 2004).

10.3.4 Fifth Amendment to Employment and Non-Competition Agreement between USA and H. Brock Kolls dated April 20, 2004 (Incorporated by reference to Exhibit 10.4 to Form SB-2 Registration Statement No. 333-116977).

10.4 H. Brock Kolls Common Stock Options dated as of May 1, 1994 (Incorporated by reference to Exhibit 10.42 to Form SB-2 Registration Statement No. 33-70992).

10.4.1 H. Brock Kolls Common Stock Options dated as of March 20, 1996 (Incorporated by reference to Exhibit 10.19 to Form SB-2 Registration Statement No. 33-70992)

10.5           Employment and Non-Competition Agreement between USA and Stephen
               P. Herbert dated April 4, 1996 (Incorporated by reference to
               Exhibit 10.30 to Form SB-2 Registration Statement No. 333-09465).

10.5.1 First Amendment to Employment and Non-Competition Agreement between USA and Stephen P. Herbert dated February 22, 2000 (Incorporated by reference to Exhibit 10.2 to Form S-8 Registration Statement No. 333-34106).

10.5.2 Second Amendment to Employment and Non-Competition Agreement between Stephen P. Herbert and the Company dated April 15, 2002 (Incorporated by reference to Exhibit 10.9.2 to Form SB-2 Registration Statement No. 333-101032).

10.5.3 Third Amendment to Employment and Non-Competition Agreement between Stephen P. Herbert and USA dated July 25, 2003 (Incorporated by reference to Exhibit 10.9.3 to Form SB-2 Registration Statement No. 333-101032).

10.5.4 Fourth Amendment to Employment and Non-Competition Agreement between USA and Stephen P. Herbert dated February 4, 2004. (Incorporated by reference to Exhibit 10.9.4 to Form 10-QSB filed on February 12, 2004).

10.6           Employment and Non-competition Agreement between USA and George
               R. Jensen, Jr. dated November 20, 1997 (Incorporated by reference to Exhibit 10.1 to Form 8-K filed on November 26, 1997).

10.6.1 First Amendment to Employment and Non-Competition Agreement between USA and George R. Jensen, Jr., dated as of June 17, 1999. (Incorporated by reference to Exhibit 4.21.1 to Form SB-2 Registration Statement No. 333-94917)

00.6.2 Second Amendment to Employment and Non-Competition Agreement between USA and George R. Jensen, Jr. dated February 22, 2000 (Incorporated by reference to Exhibit 10.1 to Form S-8 Registration Statement No. 333-34106).

10.6.3 Third Amendment to Employment and Non-Competition Agreement between USA and George R. Jensen, Jr. dated January 16, 2002 (Incorporated by reference to Exhibit 10.21.3 to Form SB-2 Registration Statement No. 333-101032).

10.6.4 Fourth Amendment to Employment and Non-Competition Agreement between USA and George R. Jensen, Jr., dated April 15, 2002 (Incorporated by reference to Exhibit 10.21.4 to Form SB-2 Registration Statement No. 333-101032).

10.6.5 Fifth Amendment to Employment and Non-Competition Agreement between USA and George R. Jensen, Jr., dated July 16, 2003 (Incorporated by reference to Exhibit 10.21.5 to Form SB-2 Registration Statement No. 333-101032).

10.6.6 Sixth Amendment to Employment and Non-Competition Agreement between USA and George R. Jensen, Jr. dated February 4, 2004. (Incorporated by reference to Exhibit 10.21.6 to Form 10-QSB filed on February 12, 2004).

10.6.7 Letter agreement between USA and George R. Jensen, Jr. dated July 16, 2003 (Incorporated by reference to Exhibit 10.21.7 to Form 10-QSB filed on November 19, 2003).

10.6.8 Lock-Up Agreement dated July 16, 2003 by George R. Jensen, Jr. in favor of USA (Incorporated by reference to Exhibit 10.21.6 to Form SB-2 Registration Statement No. 333-101032).

10.7 Agreement between USA and PNC Merchant Services dated July 18, 1997 (Incorporated by reference to Exhibit 10.51 to Form SB-2 Registration Statement No. 333-38593, filed on February 4, 1998).

10.8 Investment Agreement between USA and Swartz Private Equity, LLC dated September 15, 2000 (incorporated by reference to Exhibit
               10.1 to Form 8-K dated September 21, 2000).

10.9 Commitment Warrant issued to Swartz Private Equity LLC dated August 23, 2000 (incorporated by reference to Exhibit 10.2 to Form 8-K dated September 21, 2000).

10.10 Warrant Anti-Dilution Agreement between USA and Swartz Private Equity, LLC dated September 15, 2000 (incorporated by reference to Exhibit 10.3 to Form 8-K dated September 21, 2000).

10.11 Registration Rights Agreement between USA and Swartz Private Equity dated September 15, 2000 (incorporated by reference to
               Exhibit 10.4 to Form 8-K dated September 21, 2000).

10.12 Agreement and Plan of Merger dated April 10, 2002, by and among the Company, USA Acquisitions, Inc., Stitch Networks Corporation, David H. Goodman, Pennsylvania Early Stage Partners, L.P., and Maytag Holdings, Inc. (Incorporated by reference to Exhibit 2.1 to Form 10-QSB for the quarter ended March 31, 2002).

10.13 Agreement between USA and Mars Electronics, Inc. dated March 8, 2002 (Incorporated by reference to Exhibit 10.38 to Form SB-2 Registration Statement No. 333-101032).

10.14 Strategic Alliance Agreement between USA and ZiLOG Corporation dated October 15, 2002 (Incorporated by reference to Exhibit
               10.39 to Form SB-2 Registration Statement No. 333-101032).

10.15 Vending Placement, Supply and Distribution Agreement between Stitch Networks Corporation, Eastman Kodak Company, Maytag Corporation and Dixie-Narco, Inc. dated December 2000 (Incorporated by reference to Exhibit 10.40 to Form SB-2 Registration Statement No. 333-101032).

10.16 Design and Manufacturing Agreement between USA and RadiSys dated June 27, 2000 (Incorporated by reference to Exhibit 10.41 to Form SB-2 Registration Statement No. 333-101032).

10.17 Loan Agreement between Stitch Networks Corporation and US Bancorp dated May 22, 2001 (Incorporated by reference to Exhibit 10.42 to Form SB-2 Registration Statement No. 333-101032).

10.18 Termination Agreement dated December 31, 2003 by and between Eastman Kodak Company, Maytag Corporation, Dixie-Narco, Inc. and Stitch Networks Corporation. (Incorporated by reference to
               Exhibit 10.6 to Form 10-QSB filed on February 12, 2004).

10.19 Option Certificate (No. 198) dated April 28, 2004 in favor of Mary West Young. (Incorporated by reference to Exhibit 10.45 to Form SB-2 Registration Statement No. 333-116977)

10.20 Employment and Non-Competition Agreement between USA and Mary West Young dated April 28, 2004. (Incorporated by reference to
               Exhibit 10.46 to Form SB-2 Registration Statement No.
               333-116977).

10.21 Agreement of Lease between Pennswood Spring Mill Associates, as landlord, and the Company, as tenant, dated September 2002, and the Rider thereto (Incorporated by reference to Exhibit 10.21 to Form 10-KSB filed on September 28, 2004).

10.22 Agreement of Lease between Deerfield Corporate Center 1 Associates LP, as landlord, and the Company, as tenant, dated March 2003 (Incorporated by reference to Exhibit 10.22 to Form 10-KSB filed on September 28, 2004).

10.23 Adele Hepburn Common Stock Options dated as of July 1, 1993 (Incorporated by reference to Exhibit 10.12 to Form SB-2 Registration Statement No. 33-70992).

10.24 Co-Marketing Agreement between Honeywell D.M.C. Services, LLC and the Company dated July 13, 2004 (Incorporated by reference to Exhibit 99.1 to Form 8-K filed on September 29, 2004).

14.1 Code of Business Conduct and Ethics. (Incorporated by reference to Exhibit 14.1 to Form 10-KSB filed on September 28, 2004).

**23.1         Consent of Ernst & Young LLP.

-------------
** Filed herewith

ITEM 16(B). FINANCIAL STATEMENT SCHEDULES

                                   SCHEDULE II

                             USA TECHNOLOGIES, INC.
                        VALUATION AND QUALIFYING ACCOUNTS
                    YEARS ENDED JUNE 30, 2004, 2003 AND 2002



--------------------------------------------------------------------------------
ACCOUNTS RECEIVABLE                                     DEDUCTIONS
                                                       UNCOLLECTIBLE
                           BALANCE AT      ADDITIONS    RECEIVABLES      BALANCE
                          BEGINNING OF    CHARGED TO  WRITTEN OFF, NET   AT END
                            PERIOD         EARNINGS    OF RECOVERIES   OF PERIOD
--------------------------------------------------------------------------------
June 30, 2004              $ 65,000        194,000         19,000       $240,000
--------------------------------------------------------------------------------
June 30, 2003              $ 37,000         30,000          2,000       $ 65,000
--------------------------------------------------------------------------------
June 30, 2002              $ 28,000         39,000         30,000       $ 37,000
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
INVENTORY                 Balance at      Additions      Deductions     Balance
                         beginning of    charged to    shrinkage and     at end
                            period        earnings      obsolescence   of period
--------------------------------------------------------------------------------
June 30, 2004              $ 63,000        190,000         24,000       $229,000
--------------------------------------------------------------------------------
June 30, 2003              $244,000         76,000        257,000       $ 63,000
--------------------------------------------------------------------------------
June 30, 2002              $198,000        129,000         83,000       $244,000
--------------------------------------------------------------------------------



ITEM 17. UNDERTAKINGS.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement. Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or
Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

For purposes of determining any liability under the Securities Act of 1933, each filing of the registrant`s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Amendment No. 1 to Form S-1 and has duly caused this Amendment No. 1 to Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in Malvern, Pennsylvania, on December 20, 2004.


                                     USA TECHNOLOGIES, INC.


                                     By: /s/ George R. Jensen, Jr.
                                       -------------------------------
                                       George R. Jensen, Jr., Chairman
                                       and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to Registration Statement has been duly signed below by the following persons in the capacities and dates indicated.


SIGNATURES                                TITLE                              DATE
-------------------------       -----------------------------------       -----------------
/s/ George R. Jensen, Jr.       Chairman of the Board of Directors,       December 20, 2004
-------------------------        Chief Executive Officer
George R. Jensen, Jr.           (Principal Executive Officer)


/s/ Mary West Young             Chief Financial Officer (Principal        December 20, 2004
--------------------------       Accounting Officer)
Mary West Young


/s/ Stephen P. Herbert          Director                                  December 20, 2004
--------------------------
Stephen P. Herbert


    *                           Director                                  December 20, 2004
--------------------------
William W. Sellers


    *                           Director                                  December 20, 2004
----------------------------
William L. Van Alen, Jr.


    *                           Director                                  December 20, 2004
--------------------------
Douglas M. Lurio


    *                           Director                                  December 20, 2004
--------------------------
Steven Katz



* Attorney-in-fact pursuant to the Power of Attorney previously provided as part of the Registration Statement.

EXHIBIT INDEX


EXHIBIT
NUMBER         DESCRIPTION
-----------------------------------------------------------------------------

4.28           Form of 2004-B Senior Note


23.1           Consent of Ernst & Young, LLP